As Filed with the Securities and Exchange Commission on December 4, 2006

                                                     Registration No. 333-123097

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                   POST-EFFECTIVE AMENDMENT NO. 3 TO FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            NEW FRONTIER ENERGY, INC.
                            -------------------------
                 (Name of small business issuer in its charter)

       Colorado                       1311                         84-1530098
   ------------------       ---------------------------            ----------
(State or jurisdiction      (Primary Standard Industrial        I.R.S. Employer
 of incorporation or        Classification Code Number)       Identification No.
     organization)
                             1789 W. Littleton Blvd
                               Littleton, Colorado
                                 (303) 730-9994
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                                  Paul G. Laird
                                    President
                            New Frontier Energy, Inc.
                             1789 W. Littleton Blvd
                               Littleton, Colorado
                                 (303) 730-9994
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Henry F. Schlueter, Esq.
                              Dave Stefanski, Esq.
                          Schlueter & Associates, P.C.
                            1050 17th St., Suite 1750
                             Denver, Colorado 80265
                                 (303) 292-3883
                              (303) 296-8880 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

        PURSUANT TO RULE 429 THE REGISTRATION STATEMENT IS BEING COMBINED
                        WITH REGISTRATION NO. 333-128603



                        CALCULATION OF REGISTRATION FEE
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
     Title of Securities to be        Amount to be    Proposed maximum offering Proposed maximum aggregate       Amount of
           Registered (1)              registered          price per share               offering              registration
                                                                                       price (US $)               Fee (2)

--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Common  stock $0.001  par value
issuable  upon conversion  of           5,829,615              $0.825                   $4,809,432                $566.07
Preferred  Stock to be Offered
for resale by Selling
Shareholders (3)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Warrants to Purchase Shares of          4,730,380                (5)                        (5)                     (5)
Common Stock(4)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Common stock issuable upon the
exercise of common stock
purchase warrants (4)                   5,595,000               $1.50                   $8,392,500                $987.80
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Common stock $0.001 par value           2,587,565               $2.35                   $6,080,777.75             $715.71
to be Offered for resale  by
Selling Shareholders (6)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Warrants to Purchase Shares of          1,265,000                (5)                        (5)                     (5)
Common Stock(7)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Common stock issuable upon the          1,265,000               $2.00                   $2,530,000                $297.79
exercise of common stock
purchase warrants (8)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Warrants to Purchase Shares of            230,000                 (5)                        (5)                     (5)
Common Stock(9)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Common stock  issuable upon the           230,000               $1.20                     $276,000                 $32.49
exercise  of common stock
purchase warrants (10)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Warrants to Purchase Shares of            486,520                 (5)                        (5)                     (5)
Common Stock(11)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Common stock issuable upon the            486,520               $1.38                    $671,397.60               $79.03
exercise of common stock
purchase warrants (12)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Warrants to Purchase Shares of             75,000                 (5)                        (5)                     (5)
Common Stock(13)
--------------------------------- ------------------ -------------------------- -------------------------- --------------------
Common stock issuable upon the             75,000               $1.50                     $112,500                 $13.25
exercise of options (14)
--------------------------------- ------------------------------------------------------------------------ --------------------
       Total Registration Fee                                                                                 $  2,692.14 (15)
--------------------------------- ------------------------------------------------------------------------ --------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our Common Stock on the OTC Bulletin Board on February 23, 2005 for Registration Statement File No. 333-123097 and on September 19, 2005 for Registration Statement File No. 333-128-603.
(3) Total represents: (i) 384,615 shares of Common Stock into which the Company's Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") were converted for resale, that was issued in March 2004 and automatically converted on March 1, 2006, (ii) 4,950,000 shares of Common Stock into which the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 ("Series B Preferred Stock") that were issued in connection with an offering of investment units in the Company between December 2004 and February 2005 (the "Units") may be converted for resale, and (iii) 495,000 shares of Common Stock into which the Company's Series B Preferred Stock may be converted for resale, which shares are issuable upon exercise of a warrant (the "Placement Agent Warrant") issued to Westminster Securities Corp. (the "Placement Agent") that was issued in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004.

(4) Total represents: (i) 75,000 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the lender of a Bridge Loan Agreement with the Company, (ii) 75,000 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the former holder of our Series A Preferred Stock, (iii) 4,160,380 shares of Common Stock to be offered by certain of the Selling Shareholders issuable upon the exercise of warrants issued to the holders of Units, and (iii) 495,000 shares of Common Stock to be offered by the Placement Agent upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units. Originally, 4,950,000 shares of Common Stock were to be offered by certain of the Selling Shareholders issuable upon the exercise of warrants issued to the holders of Units and an additional 430,433 warrants were issued to the holders of the Units as a result of the antidilution provisions discussed in footnote 11 below. As of October 31, 2006, 1,220,053 of the Series B Warrants had been exercised.
(5) Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the Common Stock issuable upon the exercise of Common Stock purchase warrants offered pursuant thereto.
(6) Total represents: (i) 2,300,000 shares of Common Stock into which the principal amount of the 2.5% Convertible Debentures (the "Debentures") issued by the Company in July 2005 may be converted for resale, (ii) 117,565 shares of Common Stock into which the interest on the Debentures may be converted for resale, (iii) 170,000 shares of Common Stock issued to Westminster Securities Corp. (the "Placement Agent") or its designees in connection with the Placement Agent Agreement dated June 28, 2005.
(7) Total represents: (i) 1,150,00 warrants to purchase shares of Common Stock at a price of $2.00 per share issued to the holders of the Debentures, and
     (ii) 115,000 warrants to acquire shares of Common Stock at a price of $2.00 per share to be offered by the Placement Agent or its designees upon exercise of warrants issued to the Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005. Originally, 1,150,000 warrants to purchase shares of Common Stock at a price of $2.00 per share issued to the holders of the Debentures. As October 31, 2006, 12,500 of these warrants had been exercised.
(8) Represents 1,265,000 shares of Common Stock underlying the warrants set forth under footnote 7 above. (9) Represents 230,000 warrants to purchase shares of Common Stock at a price of $1.20 per share issued to Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005. (10) Represents 230,000 shares of Common Stock underlying warrants at a price of $1.20 per share issued to the Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005. (11) Total represents 6,522 warrants to purchase shares of Common Stock issued to holders of the Company's
     Series A 18% Convertible Preferred Stock, 6,522 warrants to purchase shares of the Company's Common Stock issued to the lender of a Bridge Loan Agreement, 430,433 warrants to purchase shares of the Company's Common Stock issued to the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 and (iv) 43,043 shares of Common Stock to be offered by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units. These warrants are being issued in connection with the issuance of the Debentures which have triggered the anti-dilution clauses of these warrants.
(12) Represents 486,520 shares of Common Stock underlying the warrants set forth under footnote 11 above that are exercisable at a price of $1.38 per share.
(13) Represents 75,000 warrants to purchase shares of Common Stock at a price of $1.50 per share issued to a consultant. As of October 31, 2006, 37,500 warrants had been exercised.
(14) Represents 75,000 shares of Common Stock underlying the warrants set forth under footnote 13 above that are exercisable at a price of $1.50 per share.
(15) $1,553.87 of the registration fee has been previously paid with SEC File No. 333-123097 and $1,138.27 was previously paid with SEC File No. 333 - 128603.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________
The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
________________________________________________________________________________




                  SUBJECT TO COMPLETION, DATED DECEMBER 4, 2006

                            NEW FRONTIER ENERGY, INC.
 RELATING TO 8,026,519 WARRANTS TO PURCHASE SHARES OF NEW FRONTIER ENERGY, INC. COMMON STOCK, THE RESALE OF UP TO 15,089,883 SHARES OF NEW FRONTIER ENERGY, INC.
           COMMON STOCK AND THE ISSUANCE OF UP TO 7,862,565 SHARES OF
                     NEW FRONTIER ENERGY, INC. COMMON STOCK



     This Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to register:

     o the resale of up to 15,926,583shares of our $0.001 common stock ("Common Stock");

     o    6,393,965 warrants to purchased shares of our Common Stock;

     o The issuance of 6,393,965 shares of common stock upon exercise of the warrants by holders other than the original holders of the warrants;

     o The issuance of 5,445,000 (this is the original amount, the unconverted is 4,524,615) shares of common stock upon conversion of the Series B Preferred stock.

     o The issuance of 2,300,000 shares of common stock upon conversion of the Debentures. (Original shares 121,000 have been converted to date)

     o The issuance of 117,565 shares of common stock upon conversion of the accrued interest on the Debentures to common stock (original amount 791 have been converted).

     The holders of the shares of Common Stock or the securities which may be converted into shares of our Common Stock are collectively referred to as the "Selling Shareholders."

     The Selling Shareholders, Westminster Securities Corp. and any underwriter, broker-dealer or agent that participates in the sale of the Common Stock, Warrants or shares of Common Stock issuable upon exercise of the Warrants may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.

     Our Common Stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "NFEI.OB". On November 27, 2006, the closing bid price of our Common Stock was $1.50.

     Consider carefully the risk factors beginning on page 6 of this Prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is _______, 2006

     The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.


                                TABLE OF CONTENTS
                                                                     PAGE NUMBER
PROSPECTUS SUMMARY                                                       1
RISK FACTORS                                                            12
RISKS RELATING TO OUR BUSINESS                                          12
RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK                     19
FORWARD-LOOKING STATEMENTS                                              23
USE OF PROCEEDS                                                         24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                24
DIVIDEND POLICY                                                         25
MANAGEMENT'S DISCUSSION AND ANALYSIS                                    26
DESCRIPTION OF BUSINESS                                                 42
LEGAL PROCEEDINGS                                                       58
DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES                        58
EXECUTIVE COMPENSATION                                                  61
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT          65
DESCRIPTION OF COMMON STOCK                                             68
PLAN OF DISTRIBUTION                                                    69
SELLING SHAREHOLDERS                                                    71
LEGAL MATTERS                                                           82
EXPERTS                                                                 82
INTEREST OF NAMED EXPERTS                                               83
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES                                                       83
WHERE YOU CAN FIND MORE INFORMATION                                     83
FINANCIAL STATEMENTS                                                    F-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS                               84
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                             84
RECENT SALES OF UNREGISTERED SECURITIES                                 84
EXHIBITS                                                                89
UNDERTAKINGS                                                            89
SIGNATURES                                                              91

     About this Prospectus

     This Prospectus relates to shares of Common Stock of the Company and warrants to acquire shares of Common Stock of the Company. The shares of Common Stock are being offered by the selling shareholders ("Selling Shareholders") who may sell some or all of their shares in transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this Prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporated by reference in this Prospectus is accurate only as of the date of the documents containing the information. As used in this Prospectus, the terms "we," "us," "our," the "Company," and "New Frontier" mean New Frontier Energy, Inc. and our former wholly-owned subsidiary, Skyline Resources, Inc. unless otherwise indicated. All dollar amounts refer to United States dollars unless otherwise indicated.







                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Background

     We were incorporated as Storagefinders.com under the laws of the State of Colorado on January 7, 2000. In March 2001, we changed our name to New Frontier Energy, Inc. ("New Frontier" and the "Company") and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. ("Skyline"). Skyline was operated as our subsidiary through the close of business on February 28, 2005, at which time it was merged into New Frontier.

     In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of New Frontier Energy, Inc. Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over-The- Counter Bulletin Board in May 2004 under the symbol "NFEI.OB." Effective February 28, 2005, we merged Skyline Resources, our wholly owned subsidiary, into the Company in a tax-free merger.

     As of July 31, 2006, the Company owns 82.76% of the limited partnership interests (the "Limited Partnership Interests") of Slater Dome Gathering, LLLP ("SDG"). SDG owns the 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Prospect to the Questar transportation line in Baggs, Wyoming. SDG is considered a variable interest entity under FIN 46R, and has been consolidated effective March 31, 2005.

     Effective November 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Cedar Ridge Agreement") with Cedar Ridge, LLC. ("Cedar Ridge"), whereby the Company will acquire Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Prospect located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. After the transaction is completed the Company will own a 66.66667% working interest in the field. In the transaction, the Company will acquire estimated proved reserves of 8,214,000 MCF of natural gas. The purchase price for Cedar Ridge's interest is $8,000,000. On November 30, 2006, the Company closed on the Cedar Ridge Agreement in escrow, pending receipt by Cedar Ridge of the purchase price for its interest and satisfactory evidence of bonding. On December 4, 2006, the Company paid the purchase price for Cedar Ridge's interest. Pursuant to the terms of a closing agreement entered into on November 30, 2006, the Company must provide the satisfactory evidence of bonding on or before December 6, 2006. The closing of this transaction is contingent upon the satisfaction of the conditions described above and as set forth in the Agreement and, therefore, the Company cannot predict with any certainty whether the transaction memorialized in the Agreement will close.

     Please note that unless otherwise noted herein, the words "we," "our," "us" or the "Company" refer to New Frontier and Slater Dome Gathering, LLLP ("SDG"), in the fiscal year ended February 28, 2006, and includes our wholly-owned subsidiary, Skyline, in the fiscal year ended February 28, 2005.

Our Business

     We explore for, produce and gather oil and natural gas. We have an interest in three principal properties, the Slater Dome Prospect, located in northwest Colorado and south central Wyoming (the "Slater Dome Prospect"), the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect") and the Nucla Prospect, located in western Colorado (the "Nucla Prospect"). Two of these properties, the Flattops Prospect and the Nucla Prospect, are undeveloped, which means they do not currently produce any oil or natural gas. The Slater Dome Prospect is operated by Cedar Ridge, LLC ("Cedar Ridge"), an independent third party. We operate the Flattops Prospect, and the Nucla Prospect is essentially dormant. We also own certain royalty interests in certain wells in the state of Wyoming other than in the Slater Dome Prospect.

     SDG owns the 18-mile gas gathering pipeline (the "Gas Gathering Pipeline") that transports the Company's natural gas from the Slater Dome Prospect to the Questar transportation line in Baggs, Wyoming. The Flattops Prospect is relatively close to the Gas Gathering Pipeline. The Nucla Prospect is owned with a number of independent third parties who have combined their acreage positions in this area in order to share costs and provide marketing skills in an effort to sell the acreage to one or more third parties. In December 2004, we and the other working interest owners in the Nucla Prospect granted a two-year option to an independent third party who intends to evaluate the prospect and conduct a seismic program. The consideration, net of costs, for the option was $15,171 to our interest, and the grantee will pay all lease rental obligations during the option period.

     Our executive offices are located at 1789 W. Littleton Blvd., Littleton, Colorado 80120 and our telephone number is (303) 730-9994.

The Offering

     The Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain securities issued by the Company. Accordingly, the Prospectus and the registration statement cover:

     o 5,334,615 shares of Common Stock into which the Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") has now converted and our 12% Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") may be converted for resale;

     o 3,804,947 warrants issued to the former holders of the Series A Preferred Stock and the Series B Preferred Stock (not including the 430,433 Series B Anti-dilution warrants set forth below), the "Series A Warrants" and "Series B Warrants," respectively, for resale;
     o The resale by certain Selling Shareholders of the 3,804,947 shares of common stock issuable upon the exercise of the Series A Warrants and Series B Warrants;
     o The issuance of 3,804,947 shares of common stock upon exercise of the Series A Warrants and Series B Warrants by holders other than the original holders of the Series A Warrants and Series B Warrants;
     o 495,000 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, for resale;
     o The resale by the Placement Agent or its affiliates of 495,000 shares of common stock issuable upon the exercise of the Placement Agent Warrant;
     o The issuance of 495,000 shares of common stock upon exercise of the Placement Agent Warrant by holders other than the original holders of the Placement Agent Warrant;
     o 75,000 warrants issued to a the lender pursuant to a Bridge Loan Agreement with the Company (the "Bridge Loan Warrants");
     o The resale by a Selling Shareholder of 75,000 shares of Common Stock that may be acquired upon the exercise of the Bridge Loan Warrants; and
     o The issuance of 75,000 shares of common stock upon exercise of the Bridge Loan Warrant by holders other than the original holder of the Bridge Loan Warrant.
     o 2,300,000 shares of Common Stock into which the principal amount of the 2.5% Convertible Debentures (the "Debentures") issued by the Company in July 2005 may be converted for resale;
     o 117,565 shares of Common Stock into which the interest on the Debentures may be converted for resale (the "Debenture Interest Shares");
     o 170,000 shares of Common Stock issued to the Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005;
     o 1,150,000 warrants issued to the holders of the Debentures (the "Debenture Warrants"); o The resale by certain Selling Shareholders of the 1,150,000 shares of common stock issuable upon exercise of the Debenture Warrants;
     o The issuance of 1,150,000 shares of common stock upon exercise of the Debenture Warrants by holders other than the original holders of the Debenture Warrants;
     o 115,000 warrants issued to the Placement Agent or its designees (the "Placement Agent Debenture Warrants") that are exercisable at a price of $1.20 per share;
     o The resale by the Placement Agent or its designees of 115,000 shares of common stock issuable upon exercise of the Placement Agent Debenture Warrants;

     o The issuance of 115,000 shares of common stock upon exercise of the Placement Agent Debenture Warrants by holders other than the original holders of the Placement Agent or its designees;
     o 230,000 warrants issued to the Placement Agent or its designees (the "Placement Agent Debenture Warrant Coverage Warrants") that are exercisable at a price of $2.00 per share;
     o The resale by the Placement Agent or its designees of 230,000 shares of common stock issuable upon exercise of the Placement Agent Debenture Warrant Coverage Warrants;
     o The issuance of 230,000 shares of common stock upon exercise of the Placement Agent Debenture Warrant Coverage Warrants by holders other than the original holders of the Placement Agent or its designees;
     o 486,520 additional warrants to purchase shares of Common Stock issued to the former holders of the Company's Series A 18% Convertible Preferred Stock, the lender of a Bridge Loan Agreement with the Company, the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 and by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units that were issued as a result of the triggering of certain anti-dilution provisions of these warrants (collectively the "Anti-Dilution Warrants").
     o The resale by certain Selling Shareholders of the 486,520 shares of common stock issuable upon exercise of the Anti-Dilution Warrants;
     o The issuance of 486,520 shares of common stock upon exercise of the Anti-Dilution Warrants by holders other than the original holders of these warrants;
     o 37,500 warrants issued to a consultant (the "Consultant Warrants") that are exercisable at a price of $1.50 per share;
     o The resale by a consultant of 75,000 shares of common stock issuable upon exercise of the Consultant Warrants;
     o The issuance of 75,000 shares of common stock upon exercise of the Consultant Warrants by holders other than the original holder of the Consultant Warrants.

     The Selling Shareholders or their permitted transferees or other successors in interest may, but are not required to, sell their Common Stock in a number of different ways and at varying prices. See "Plan of Distribution" for a further description of how the Selling Shareholders may dispose of the securities covered by this Prospectus. The Series A Warrants, the Series B Warrants, the Bridge Loan Warrants, the Placement Agent Warrant, the Debenture Warrants, the Placement Agent Debenture Warrants, the Placement Agent Debenture Warrant Coverage Warrants, the Anti-Dilution Warrants and the Consultant Warrants are collectively referred to herein as the "Warrants."

Series A Preferred Stock

     On March 1, 2004, we issued 50,000 shares of Series A Preferred Stock. Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock would rank in pari passu to the Series B Preferred Stock for payment of dividends, redemption, and liquidation. The Series A Preferred Stock paid a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year, payable monthly in arrears. Pursuant to the terms of the Series A Preferred Stock, the holders of the Series A Preferred Stock could convert any or all of the shares into shares of our Common Stock at the rate of $0.65 per share and unless previously concerted, all of the Series A Preferred Stock will automatically convert into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. On March 1, 2006, the Series A Preferred Stock automatically converted into 384,615 shares of the Company's Common Stock.

     As of the date of this Prospectus, there are no shares of the Series A Preferred Stock outstanding.

Series B Preferred Stock

     The following summary of the Series B Preferred Stock is qualified in its entirety by the detailed information appearing in the Series B Preferred Stock Certificate of Designation filed with the Commission as Exhibit 3.2 to Form SB-2 filed on March 2, 2005.

     The stated value and issue price of the Series B Preferred stock is $100.00 per share. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2005. The dividends are cumulative and payable in cash. Each 130 shares of Series B Preferred Stock is convertible into 20,000 shares of Common Stock of the Company at the rate of $0.65 per share.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     In the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock. The Company may not call the Series B Preferred Stock unless at least two years have passed from the final closing.

     As of October 31, 2006, there were 29,410 shares of the Series B Preferred Stock outstanding.

The Series A Warrants, Series B Warrants, Bridge Loan and the Anti-Dilution Warrants

     The Series A Warrants, Series B Warrants, the Bridge Loan Warrants and the Anti-Dilution Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.38. Each Warrant expires February 1, 2008.

     Originally, 75,000 warrants were issued to the holders of the Series A Preferred Stock, 75,000 warrants were issued to the lender of a Bridge Loan Agreement and 5,445,000 warrants were issued to the holders of the Series B Preferred Stock and the Placement Agent and had an exercise price of $1.50 per share. These warrants and the shares of Common Stock underlying these warrants were registered on a Form SB-2 registration statement that was declared effective by the Securities and Exchange Commission on April 14, 2005. The Anti-Dilution Warrants were issued in connection with the issuance of the Debentures which triggered the anti-dilution clauses of these warrants by having a conversion price less than $1.50. The Anti-Dilution Warrants and the shares of Common Stock underlying these warrants were registered on a Form SB-2 registration statement that was declared effective by the Securities and Exchange Commission on December 16, 2005.

     The Series A Warrants, Series B Warrants, the Bridge Loan Warrants and the Anti-Dilution Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.38 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Series A Warrants, Series B Warrants, the Bridge Loan Warrants and the Anti-Dilution Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

     As of October 31, 2006, 1,220,053 of the Series B Warrants had been exercised and none of the Series A Warrants, the Bridge Loan Warrants or the Antidilution Warrants had been exercised.

Placement Agent Warrant

     In connection with the offer and sale of our Series B Preferred Stock, we granted to Westminster Securities Corp. a warrant to purchase 24.75 Units in the Company at a purchase price of $13,000 per Unit (the "Placement Agent Warrant"). The Placement Agent Warrant expires on February 1, 2008. This Prospectus includes the shares of Common Stock issuable to Westminster Securities Corp. upon its exercise of the Placement Agent Warrant and upon conversion of Series B Preferred Stock issuable upon exercise of the Placement Agent Warrant and the shares of Common Stock issuable upon exercise of the Placement Agent Common Stock Warrant.

     As of October 31, 2006, the Placement Agent Warrant had not been exercised.

2.5% Convertible Debentures

     The following summary of the Debentures is qualified in its entirety by the detailed information appearing in the Debentures, the form of which was filed with the Commission as Exhibit 10.1 to Form SB-2 filed on March 2, 2005.

     Capitalized terms used in this section but not defined herein are defined in the Debenture. Each $30,000 of 2.5% two-year Convertible Debentures is convertible into 25,000 shares of the Common Stock at the rate of $1.20 per share. Holders of the Debentures shall be entitled to interest on the aggregate unconverted and then outstanding principal amount of the Debentures at an annual percentage rate of 2.5%, accrued daily and compounded quarterly, payable upon the earlier of the Conversion Date or the Maturity Date with respect to the principal amount converted or maturing on such date, as applicable, in either cash or in shares of Common Stock, at the Company's option. If the Company elects to make payment in stock, such shares (the "Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due.

     All overdue accrued and unpaid interest to be paid on the Debenture shall entail a late fee at the rate of 12% per annum. The Company may not prepay any portion of the principal amount of the Debenture without the prior written consent of the Holder.

     Anti-dilution

     The Debentures have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.20 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Negative Covenants

     The Debentures contain negative covenants pursuant to which the Company will not: (i) amend it certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder, (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents; or enter into any agreement with respect to any of the foregoing.

     Events of Default

     Each of the following shall be an event of default under the Debentures:

     i. any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 3 Trading Days;

     ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder) upon conversion, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder and (B)10 Trading Days after the Company shall become aware of such failure;

     iii. a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents other than the Debentures, or (B) any other material agreement, lease, document or instrument to which the Company is bound, except where such event of default will not have a material adverse effect upon the Company;

     iv. any representation or warranty made herein, in any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made, except where such event of default will not have a material adverse effect upon the Company;

     v. (i) the Company shall commence, or there shall be commenced against the Company, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company thereof or (ii) there is commenced against the Company thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Company thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company thereof makes a general assignment for the benefit of creditors; or
          (vi) the Company shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company thereof for the purpose of effecting any of the foregoing;

     vi. the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     vii. the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

     viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of the Debenture); or

     ix. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with the Debenture or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof.

     Acceleration

     If any Event of Default occurs, 110% of the full principal amount of the Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's written election, immediately due and payable in cash.

     As of October 31, 2006, there were $2,614,800 principal amount of the Debentures issued and outstanding.

The Debenture Warrants

     The Debenture Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $2.00. Each Debenture Warrant expires July 22, 2008.

     The Debenture Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Debenture Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Debenture Warrants at a redemption price of $0.01 per Warrant Share.

     As of October 31, 2006, none of the Debentures Warrants had been exercised.

Placement Agent Shares, Placement Agent Debenture Warrants and the Placement Agent Debenture Warrant Coverage Warrants

     For acting as the placement agent for the sale of the Debentures and the Debenture Warrants, the Placement Agent or its designees received 170,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold to investors of Westminster (the "Placement Agent Shares"). Further, the Placement Agent or its designees received warrants (the "Placement Agent Debenture Warrant Coverage Warrants") to purchase 230,000 shares of the Company's Common Stock at a price of $1.20 per share and warrants (the "Placement Agent Warrants") to purchase 115,000 shares of the Company's Common Stock at a price of $2.00 per share. This Prospectus includes the Placement Agent Shares and the shares of Common Stock underlying the Placement Agent Debenture Warrant Coverage Warrants and Placement Agent Warrants.

     As of October 31, 2006, none of the Placement Agent Warrants had been exercised.

The Consultant Warrants

     The Consultant Warrants were issued to a consultant on July 5, 2005 and provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.50. The Consultant Warrant expires on July 5, 2008.

     The Consultant Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Consultant Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.50 (subject to adjustment), the Company may redeem the Consultant Warrants upon 30 days' written notice to the holders of the Consultant Warrants at a redemption price of $0.01 per Warrant Share.

     As of October 31, 2006, 37,500 of the Consultant Warrants had been exercised.

Number of Shares Outstanding

     As of October 31, 2006, there were 5,896,988 shares of our Common Stock issued and outstanding and 29,410 shares of our Series B Preferred Stock issued and outstanding. If all of the remaining Series B Preferred Stock are converted into shares of our Common Stock 4,524,615), the remaining unconverted principal amount of the Debentures are converted into shares of our Common Stock (2,179,000) and interest is paid in shares of Common Stock (69,549 through October 31, 2006) and the remaining unexercised Series B Warrants, are fully exercised (3,729,947), the Placement Agent exercises the Placement Agent Warrant and converts the Series B and exercises the warrant underlying the Placement Agent Warrant into shares of our Common Stock (1,033,040), the holders of the Debenture Warrants are fully exercised (1,150,000) and the Placement Agent exercises its Placement Agent Debenture Warrant Coverage Warrants (230,000) and the Placement Agent Warrants (115,000), the holder of a 2.5% Convertible Debenture converts the debenture and the interest thereunder into shares of Common Stock (324,218) and the Holder of the Series A Warrants (75,000), the Bridge Loan Warrant (75,000), the remaining unexercised Consultant Warrants (37,500), the Antidilution Warrants are exercised (486,520) and the officers and directors of the Company exercise each of their unexercised stock options (578,000), an entity granted a warrant exercises its warrant (100,000), a shareholder granted a warrant exercises his warrant (200,000) there will be 20,761,334 shares of our Common Stock issued and outstanding.

Use of Proceeds

     We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the Selling Shareholders who hold the shares of Common Stock that previously were underlying the Series A Preferred Stock, the Common Stock underlying the Series B Preferred Stock, the Debentures, the Debenture Interest Shares or from the sale of the Common Stock underlying the Warrants. We may, however, receive cash consideration in connection with the exercise of the Warrants or the Placement Agent Warrant for cash. If all of the Warrants are fully exercised for cash, we would realize proceeds, before expenses, in the amount of $9,836,571, subject to any adjustment due to the anti-dilution provisions of the Warrants. We will incur all costs associated with this Prospectus and related registration statement.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

     We are a new entrant into the oil and gas industry, with a limited operating history.

     We were formally organized in January 2000 and did not commence operation in the oil and gas industry until February 2001. Since that date, our activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a very limited number of properties. As a result, there is no history of production or generating revenue against which to compare our revenues during the year ended February 28, 2006.

     The Slater Dome Prospect is the primary oil and gas property where most of our capital resources have been employed.

     Our plan of operation includes efforts to further develop the Slater Dome Field through drilling additional producing wells, drilling two exploratory wells on the Flattops Prospect and selling a majority of our interest in the Nucla Prospect. As such, it is not our desire to expend funds, which we believe necessary, to properly explore the Nucla Prospect. If the development of the Slater Dome Prospect is not successful, we will be forced to seek additional opportunities. Substantially all of our current capital investment has been spent on the development of the Slater Dome Prospect. We are dependent on further development efforts to prove additional reserves at the Slater Dome Prospect in order to generate additional cash flow and to achieve economies of scale when dewatering the existing and future wells. If we are unable to further develop this prospect, we will be forced to seek additional investments. Investigating and locating suitable properties for acquisition is expensive and time-consuming. Even if we are successful in identifying one or more additional properties for acquisition, there is no assurance that we can obtain such properties at reasonable prices or that sufficient working capital will be available to finance the acquisitions. Our substantial dependence on a single prospect property for cash flow increases the risk of our future success.

     We have a history of losses from operations and negative cash flow that is likely to continue unless we economically produce oil or natural gas.

     We have a history of losses from operations and negative cash flow that is likely to continue unless we economically produce oil or natural gas. A significant portion of our cash flow since inception has come from short-term loans, equity investments, contributions from our former corporate parent and the sale of oil and gas properties. Unless we economically produce oil and gas in the future, these losses will continue. If we continue to experience losses from operations and negative cash flow as we have in the past, the price of our Common Stock may be adversely affected.

     No assurance of the accuracy of the estimates of oil and gas reserves.

     We have obtained a report on the estimated reserves on our leases on the Slater Dome Prospect. Reserve estimates are based upon various assumptions, including assumptions relating to oil and gas prices, drilling and operating expenses, production levels, capital expenditures, taxes and availability of funds. No one can measure underground accumulations of oil and natural gas in an exact way. As a result, estimated quantities of proved reserves, projections of future production rates and the timing of development expenditures may be incorrect. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery and estimates of the future net cash flows.

     Further, the present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil and natural gas reserves. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

     o    Actual prices we receive for oil and natural gas;

     o    The amount and timing of actual production;

     o    Supply of, and demand for, oil and natural gas; and

     o    Changes in governmental regulations or taxation.

     The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimates, and any significant variance could have a material adverse effect on our future results from operations.

     Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

     Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

     We are dependent upon the operation of the Gas Gathering Pipeline to transport our natural gas from the Slater Dome Prospect to a Questar transportation line in Baggs, Wyoming.

     We are entirely dependent upon the operation of the Gas Gathering Pipeline to transport gas produced at the Slater Dome Prospect to the Questar transportation line. If a Gas Gathering Pipeline is not available for any reason to transport gas produced at the Slater Dome Prospect, it would have a material adverse effect upon the Company and our results from operations.

     We are dependent upon transportation and storage services provided by third parties.

     We are dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of FERC or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates can hinder our processing and marketing operations and/or affect our sales margins, which would have a material adverse effect upon our results from operations.

     We may be required to take write-downs of the carrying values of our oil and natural gas properties.

     Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken.

     Natural gas is governed by a number of federal, state and local laws and regulations, including environmental regulations, which are beyond our control.

     Many aspects of gathering, processing, marketing and transporting of natural gas are subject to federal, state and local laws and regulations, which can have a significant impact upon overall operations. Both transportation and storage of natural gas by interstate pipelines and the rates charged for such services are subject to the jurisdiction of FERC or state regulatory agencies. The construction and operation of gathering lines, plants and other facilities are subject to environmental laws and regulations that could affect the financial position or results of operations and may be subject to FERC.

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions, and we are unable to predict the ultimate cost of compliance. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations or non-compliance could have a material adverse effect upon our operations and financial condition.

     As the operator of Slater Dome Prospect, Cedar Ridge will be responsible for obtaining all permits and government permission necessary to operate the property and to obtain permits for any new wells that are drilled. SDG will be responsible for maintaining easements or other arrangements with owners of the land over which the Gas Gathering Pipeline is built, as well as operating and maintaining the Gas Gathering Pipeline. While we do not expect that such permits or other regulations will be a material impediment to the operation of our business, there can be no assurance that Cedar Ridge or SDG, as applicable, will obtain the necessary permits and easements. The failure to do so would have a material adverse effect upon our operations and financial condition.

     Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.

     Our operations are affected by future oil and natural gas prices that fluctuate widely, and low prices could have a material adverse effect on our operations. Our success is dependent largely on the prices received for natural gas and oil production. Prices received also affect the amount of future cash flow available for capital expenditures and may affect the ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired. Further, it could affect the amount of natural gas that is transported through the Gas Gathering Pipeline constructed by SDG, in which we own 82.76% of the Limited Partnership Interests. Prices for natural gas and oil fluctuate widely. For example, natural gas and oil prices declined significantly in 1998 and 2001, and, for an extended period of time, remained below prices obtained in previous years. Factors that can cause price fluctuations include, but are not limited to:

     o    The level of consumer product demand;

     o    Weather conditions;

     o    Domestic and foreign governmental regulations;

     o    The price and availability of alternative fuels;

     o    Political conditions in natural gas and oil-producing regions;

     o    The domestic and foreign supply of natural gas and oil;

     o    The price of foreign imports; and

     o    Overall economic conditions.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the capacity of the gas transportation systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels, each of which could have a material adverse effect upon our results of operations.

     The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.

     The oil and natural gas business involves a variety of operating risks, including:

     o    Fires;

     o    Explosions;

     o    Blow-outs and surface cratering;

     o Uncontrollable flows of underground natural gas, oil or formation water;

     o    Natural disasters;

     o    Pipe and cement failures;

     o    Casing collapses;

     o    Embedded oilfield drilling and service tools;

     o    Abnormal pressure formations; and

     o Environmental hazards such as natural gas leaks, oil spills, pipeline ruptures or discharges of toxic gases.

     If any of these events occur, we could incur substantial losses as a result of:

     o    Injury or loss of life;

     o Severe damage to and destruction of property, natural resources or equipment;

     o    Pollution and other environmental damage;

     o    Clean-up responsibilities;

     o    Regulatory investigation and penalties;

     o    Suspension of our operations; and

     o    Repairs necessary to resume operations.

     If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $1 million of liability insurance. However, for some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

     We are substantially dependent upon only one property, which causes our risk to be concentrated.

     Substantially all of our investment is in the Slater Dome Prospect and SDG, which owns the Gas Gathering Pipeline that services the Slater Dome Prospect. Our plan of operation includes efforts to sell a majority of our interest in the Nucla Prospect, and this prospect is primarily exploratory in nature. As such, it is not our desire to expend funds, which we believe necessary, to properly explore the Nucla Prospect. If the Slater Dome Prospect is not productive of oil or natural gas, we will be forced to seek additional opportunities. Substantially all of our current capital investment has been spent on the development of the Slater Dome Prospect. Since this prospect is under development, we are dependent on further drilling efforts to prove additional reserves at the Slater Dome Prospect for additional cash flow. If we are unable to prove that this prospect can be economically productive of oil and natural gas, we will be forced to seek additional investments. Investigating and locating suitable properties for acquisition is expensive and time consuming. Even if we are successful in identifying one or more additional properties for acquisition, there is no assurance that we can obtain such properties at reasonable prices or that sufficient working capital will be available to finance the acquisitions. Our substantial dependence on a single prospect property for cash flow increases the risk of our future success.

     There can be no assurance that any of our wells will become profitable.

     Our wells may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the wells. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The failure of our wells as a result of these or other events that impair the production of gas will have a material adverse effect upon our results of operations.

     Our competitors may have greater resources than we have, and we may not have the resources necessary to successfully compete with them.

     Our competitors include major oil companies and other independent operators, most of which have financial resources, staffs and facilities substantially greater than ours. Competition in the oil and gas industry is intense. We also face intense competition in obtaining capital for drilling and acquisitions and are at a competitive disadvantage compared with larger companies.

     We rely on Cedar Ridge, a third party, to operate the Slater Dome Prospect.

     Decisions by Cedar Ridge, the current operator of the Slater Dome Prospect, may affect our capital requirements and subject us to financial penalties for failure to comply. The Slater Dome Prospect is subject to an operating agreement with Cedar Ridge, the owner of a 36.67% interest in the field. As the operator of that property, Cedar Ridge has control over the management of operations on the prospect and makes decisions regarding development of the field. These decisions may affect our capital requirements. Under the terms of the operating agreement, we have the option to participate in drilling on a well-by-well basis, for up to as many as 13 wells at one time. If we elect to participate in drilling, we are obligated to contribute 30% of the costs, and if we are unable to make such payments, we will be subject to a 450% penalty for our pro rata share of the costs. Failure to make such payments may result in our losing revenues from the wells drilled, if successful, until the 450% of costs are recouped by the operator, which would have an adverse effect upon the Company and its shareholders.

     No assurance we will acquire Cedar Ridge's Interest in the Slater Dome
Field.

     Effective November 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Cedar Ridge Agreement") with Cedar Ridge, LLC. ("Cedar Ridge"), whereby the Company will acquire Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Prospect located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. After the transaction is completed the Company will own a 66.66667% working interest in the field. In the transaction, the Company will acquire estimated proved reserves of 8,214,000 MCF of natural gas. The purchase price for Cedar Ridge's interest is $8,000,000. On November 30, 2006, the Company closed on the Cedar Ridge Agreement in escrow, pending receipt by Cedar Ridge of the purchase price for its interest and satisfactory evidence of bonding. On December 4, 2006, the Company paid the purchase price for Cedar Ridges interest. Pursuant to the terms of a closing agreement entered into on November 30, 2006, the Company must provide the satisfactory evidence of bonding on or before December 6, 2006. The closing of this transaction is contingent upon the satisfaction of the conditions described above and as set forth in the Agreement and, therefore, the Company cannot predict with any certainty whether the transaction memorialized in the Agreement will close.

     We may be unable to retain key employees or recruit additional qualified personnel.

     Our extremely limited number of employees means that we could be required to spend significant sums of money to locate and train new employees if any of our employees resigns or departs for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of our existing officers, Paul G. Laird and Les Bates. Each of these individuals has significant experience in the oil and gas industry. We do not carry key man life insurance on either Mr. Laird or Mr. Bates. We may not have the financial resources to hire a replacement if one or both of our officers were unavailable for any reason. The loss of service of either of these individuals could, therefore, significantly and adversely affect our operations.

     Our officers may be subject to conflicts of interest.

     Our officers devote such time as each officer deems necessary to perform his duties to the Company and are subject to conflicts of interest. Each officer devotes other time to other business endeavors, including consulting relationships with other oil and gas entities, and has responsibilities to these other entities. Because of these relationships, such individuals will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. As an example of these potential conflicts, our President, Paul G. Laird, is affiliated with a company called NRG. He is a general partner of NRGG, the general partner in SDG and an officer and director of New Frontier, all of which creates a potential conflict with regard to his duties to each entity. SDG is the partnership organized for the construction and operation of the Gas Gathering Pipeline from the Slater Dome Prospect, and we hold 82.76% of SDG's Limited Partnership Interests. Each of our officers and directors has agreed that any business opportunity that comes to their attention in the future shall first be presented to the Company. Nonetheless, these relationships present conflicts, which may exist for the foreseeable future.

     Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

     Colorado law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

               RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

     Sales of a substantial number of shares of our Common Stock into the public market may result in significant downward pressure on the price of our Common Stock and could affect the ability of our stockholders to realize the current trading price of our Common Stock.

     Sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the market price of our Common Stock. As of October 31, 2006, there were 5,896,988 shares of our Common Stock issued and outstanding and 29,410 shares of our Series B Preferred Stock issued and outstanding. If all of the remaining Series B Preferred Stock are converted into shares of our Common Stock 4,524,615), the remaining unconverted principal amount of the Debentures are converted into shares of our Common Stock (2,179,000) and interest is paid in shares of Common Stock (69,549 through October 31, 2006) and the remaining unexercised Series B Warrants, are fully exercised (3,729,947), the Placement Agent exercises the Placement Agent Warrant and converts the Series B and exercises the warrant underlying the Placement Agent Warrant into shares of our Common Stock (1,033,040), the holders of the Debenture Warrants are fully exercised (1,150,000) and the Placement Agent exercises its Placement Agent Debenture Warrant Coverage Warrants (230,000) and the Placement Agent Warrants (115,000), the holder of a 2.5% Convertible Debenture converts the debenture and the interest thereunder into shares of Common Stock (324,218) and the Holder of the Series A Warrants (75,000), the Bridge Loan Warrant (75,000), the remaining unexercised Consultant Warrants (37,500), the Antidilution Warrants are exercised (486,520) and the officers and directors of the Company exercise each of their unexercised stock options (578,000), an entity granted a warrant exercises its warrant (100,000), a shareholder granted a warrant exercises his warrant (200,000) there will be 20,761,334 shares of our Common Stock issued and outstanding.

As of October 31, 2006, there were 93,169 outstanding shares of our Common Stock, not held by our officers, directors, or their affiliates, by John McKey and Candace McKey, that are restricted securities, as that term is defined in Rule 144 under the Securities Act, and that have not been included on a registration statement pursuant to which the securities may be resold. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions.

     Further, as of October 31, 2006 there was an aggregate of 578,000 options to purchase shares of our Common Stock (included in the paragraph set forth above), and another 25,000 shares of Common Stock reserved for issuance under our Stock Option and Stock Grant Plan but not yet granted. On November 10, 2006, the Company granted an aggregate of 3,950,000 options to purchase shares of the Company's common stock, which shares are subject to a vesting schedule. See "Recent Sales of Unregistered Securities."

     As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock.

     The trading price of our Common Stock on the Over-The-Counter Bulletin Board has fluctuated, and may continue to fluctuate significantly.

     Since June 4, 2004, our Common Stock has traded as low as $0.47 and as high as $3.25. In addition to the volatility associated with Over-The-Counter Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our Common Stock:

     o    Changes in the world wide price for oil or natural gas;

     o    Disappointing results from our discovery or development efforts;

     o    Failure to meet our revenue or profit goals or operating budget;

     o    Decline in demand for our Common Stock;

     o Downward revisions in securities analysts' estimates or changes in general market conditions;

     o    Technological innovations by competitors or in competing technologies;

     o    Lack of funding generated for operations;

     o    Investor perception of our industry or our prospects; or

     o    General economic trends.

     In addition, stock markets have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

     We may require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.


     We have historically needed to raise capital to fund our operating losses and may continue to incur operating losses until there are sufficient wells at the Slater Dome Prospect to provide economies of scale in production of the coal-bed methane gas at this prospect. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares will cause dilution to your investment and could also cause the market price of our Common Stock to decline.

     Issuances of additional shares of our stock in the future could dilute existing shareholders' holdings and may adversely affect the market price of our Common Stock. We have the authority to issue, without stockholder approval, up to 50,000,000, shares of Common Stock (of which, as of October 31, 2006,

5,896,988 shares were outstanding) and 25,000,000 shares of preferred stock (of which, as of October 31, 2006, 29,410 shares of our Series B Preferred Stock were outstanding) and to issue options and warrants to purchase shares of our Common Stock. Because our Common Stock is traded on the Over-The-Counter Bulletin Board and is not listed on an exchange, we are not required to solicit shareholder approval prior to issuing large blocks of our stock. These future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. The issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

     Our Common Stock is classified as a "penny stock" under SEC rules which limits the market for our Common Stock.

     Since inception of trading in June 2004, our Common Stock has not traded at $5 or more per share. Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, if the market price of the Common Stock is less than $5 per share, the Common Stock is classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny-stock transactions because of the extra requirements imposed on those transactions. Application of the penny-stock rules to our Common Stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our Common Stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

     In addition to the shares of our Common Stock underlying shares of our Series B Preferred Stock and Convertible Debentures, as well as warrants that have been issued by the Company, we have a large number of shares eligible for future sale.

     As of October 31, 2006, we had reserved 625,000 shares of Common Stock for issuance upon the exercise of options which have been, or may be, granted pursuant to the Plan, of which options to purchase 578,000 shares were outstanding (the "Plan Options"). Our officers and directors beneficially own 735,551 shares of our Common Stock, or 11.5% of our currently outstanding shares of Common Stock, which may be sold pursuant to Rule 144. Sales of Common Stock underlying Plan Options or by the certain directors may adversely affect the price of the Common Stock.


     The Series B Convertible Preferred Stock that we have issued adversely affects the right of the Common Stockholders.

     Our Series B Preferred Stock pays cumulative preferred dividends equal to 12% per year, provides a preference in payment of dividends, redemption and liquidation over the Common Stock and will, upon conversion, have all of the rights of our Common Stock. Our Board of Directors has the authority to issue additional preferred stock, which could discourage potential takeover attempts or could delay or prevent a change in control through a merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Two of our shareholders have voting control of 10% of our outstanding Common Stock and two of our shareholders that are controlled by the same individual collectively have beneficial ownership of approximately 24% of our Common Stock.

     As of October 31, 2006, The Apollo Trust and Echo's Voice LLC had beneficial ownership of our common stock of 16.73% and 12.08%, respectively. Helen De Bove, Trustee of the Apollo Trust and manager of Echo's Voice LLC exercises voting and dipositive power of the securities owned by these entities and has beneficial ownership of approximately 24.40%. Further, John McKey and his wife Candace McKey collectively own 781,618 shares of our Common Stock, or 13.25% of shares outstanding. Further, Mr. and Mrs. McKey collectively hold warrants to acquire 363,044 additional shares of our Common Stock. Mr. and Mrs. McKey, and the Apollo Trust and Echo's Voice LLC, if they convert and exercise the securities they own into shares of our Common Stock, may be able to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders.



                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this Prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this Prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                 USE OF PROCEEDS

     The Company is not selling any shares of Common Stock under this Prospectus and will not receive any of the proceeds from (i) the conversion of the shares of Series B Preferred Stock into shares of the Company's Common Stock, (ii) the sale of Common Stock, or (iii) the shares underlying the Warrants by the Selling Shareholders named in this Prospectus. As a result, all proceeds from the sales of the Common Stock and the shares underlying the Warrants will go to the Selling Shareholders. We will, however, incur all costs associated with this Prospectus and related registration statement. We may, however, receive cash consideration in connection with the exercise of the Warrants and the Placement Agent Warrant for cash. If the Warrants and the Placement Agent Warrant are exercised in full for cash, we would realize proceeds, before expenses, in the amount of $9,836,571, subject to any adjustment to the exercise price and the number of shares due to the anti-dilution provisions of the warrants. Any proceeds realized upon the exercise of the Warrants and the Placement Agent Warrant will first be allocated to working capital and development of the Slater Dome Prospect.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of our Common Stock are traded on the Over-the-Counter Bulletin Board under the symbol "NFEI.OB." Our Common Stock was accepted for quotation on the "Bulletin Board" maintained by the National Association of Securities Dealers on May 26, 2004, and quotations began on June 4, 2004. Accordingly, no pricing information is available prior to this date.

     The market for our Common Stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to our Common Stock for the last two years on a quarterly basis, as quoted by NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, markdown or commissions and may not reflect actual transactions.

          Quarter Ended                    High Bid       Low Bid

          August 31, 2006                  $   2.25       $  1.20
          May 31, 2006                     $   2.52       $  1.85
          February 28, 2006                $   2.64       $  2.27
          November 30, 2005                $   2.86       $  2.40
          August 31, 2005                  $   1.80       $  1.42
          May 31, 2005                     $   1.28       $  1.01
          February 28, 2005                $   1.20       $  0.75
          November 30, 2004                $   0.81       $  0.43

     On November 13, 2006, the closing bid price of our Common Stock was $1.39. As of October 31, 2006, we had approximately 1,865 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that as of October 31, 2006, there are approximately 2,183 beneficial owners of our Common Stock.

Dividend Policy

     We have not declared or paid cash dividends on our Common Stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.

Securities Authorized For Issuance Under Compensation Plans

     The table set forth below presents the securities authorized for issuance with respect to the Plan under which equity securities are authorized for issuance as of February 28, 2006.

     Equity Compensation Plan Information
     ---------------------- ------------------------ ------------------------ --------------------------
                                                                              Number of securities
                                                                              remaining available for
                            Number of securities                              future issuance under
                            to be issued upon        Weighted-average         equity compensation plans
                            exercise of              exercise price of        (excluding securities
                            outstanding options,     outstanding options,     reflected in first
     Plan Category          warrants and rights      warrants and rights      column)
     ---------------------- ------------------------ ------------------------ --------------------------
     Equity Compensation    588,000                  $0.87                    25,000
     Plans approved by
     security holders
     ---------------------- ------------------------ ------------------------ --------------------------
     Equity Compensation    0                        0                        0
     Plans not
     approved by
     security holders
     ---------------------- ------------------------ ------------------------ --------------------------
     Total                  588,000                  $0.87                    25,000
     ---------------------- ------------------------ ------------------------ --------------------------

Stock Option and Stock Grant Plan

     On June 6, 2003, we adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan (defined above as the "Plan"). The Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to our employees, consultants, directors and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by our Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares of Common Stock or options.

     Incentive stock options may be granted only to statutory employees. Non-qualified options and stock grants may be made to employees, consultants, directors and other individuals or entities determined by the committee. Incentive and non-qualified options may be granted to the same individual, in the discretion of the committee. The terms of the options or the grants, including the number of shares covered by the option or award, the exercise price, vesting schedule and term, are determined in the sole discretion of the committee, except that incentive options must satisfy the requirements of the Internal Revenue Code applicable to incentive options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013.

     As of October 31, 2006, we had granted 600,000 options to acquire shares of our Common Stock pursuant to the Plan and 22,000 options to acquire shares of our Common Stock had been exercised. We have 25,000 options to acquire shares of our Common Stock available for grant under the Plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this Registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Registration statement, particularly in the section entitled "Risk Factors." Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

     The following discussion and analysis covers our plan of operation for the next twelve months. It discusses our financial condition at February 28, 2006, and changes in our financial condition since February 28, 2005, the end of the prior fiscal year. It also covers our results of operation for the fiscal years ended February 28, 2006, and February 28, 2005. The following discussion and analysis should be read in conjunction with the financial statements and the related notes included elsewhere in this Registration statement.

     The notable items that occurred during the fiscal year ended February 28, 2006, were that SDG completed the construction of an 18-mile Gas Gathering Pipeline from the Slater Dome Prospect to the Questar transmission hub in Baggs, Wyoming, that allowed us to start producing and dewatering the existing wells in the Slater Dome Prospect. We acquired 82.76% of the Limited Partnership Interests in SDG, and we successfully drilled and completed three coal-bed methane wells in the Slater Dome Prospect.

     Plan of Operation

     We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently own an interest in three oil and gas prospects, two of which are undeveloped. The Slater Dome Prospect, in which we own a 30% working interest, consists of 61,488 gross acres, 31,638 net acres, held by mineral leases, and is located along the Colorado-Wyoming border in Moffat County, Colorado, and Carbon County, Wyoming. The Slater Dome Prospect targets coal-bed methane gas located at relatively shallow depths by industry drilling standards. The Flattops Prospect consists of 3,258 gross acres, 2,806 net acres, of which we own 100% of the working interest. The Nucla Prospect consists of approximately 38,997 gross acres on 25 different oil and gas leases in Montrose County, Colorado. We own varying interests in this property (20% to 30% on a lease-by-lease basis), subject to a marketing agreement with several third parties. For a complete description of our properties and our business operations, see "Our Business."

     Our plan of operation is to develop the Slater Dome Prospect by drilling 6 wells adjacent or near our existing wells in the southeast section of the prospect and to develop the Flattops Prospect by drilling two wells in the summer/fall of 2006 on that prospect. We also plan to evaluate opportunities to acquire other interests in oil and gas properties. We do not intend to develop the Nucla Prospect and have granted a two-year seismic option to an independent third party, which expires in December 2006.

Prospect Acquisition and Sale Philosophy

     We anticipate undertaking investigation to acquire other interests in oil and gas properties in the fiscal year ending February 28, 2007. Our objective will be to acquire properties with immediate development potential or existing producing properties. Due to our relatively small size and competitive position in the industry, we do not anticipate acquiring a large inventory of properties to hold for future development. Rather, one or a small number of properties will be targeted with immediate development potential.

Summary of Financial Data

     The following selected financial data should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this Registration statement. The selected financial data as of August 31, 2006 (unaudited) and February 28, 2006, and for the quarter ended August 31, 2005 (unaudited) and the fiscal year ended February 28, 2006, have been derived from our financial statements which have been audited by our independent auditors and included elsewhere in this Registration statement. The selected financial data provided below is not necessarily indicative of our future results of operations or financial performance.

                                                  Three Months Ended       Year Ended
                                                   August 31, 2006        February 28,
               Statement of Operations Data:          (unaudited)             2006
           -------------------------------------  ------------------      -------------
           Revenue                                    $   79,118          $    159,452
           (Loss) from operations                     $ (587,733)         $ (2,438,109)
           Other income (expense), net                $ (238,812)         $   (602,006)
           Net loss attributable to common            $ (915,569)
           shareholders                                                   $ (3,430,136)
           Basic and diluted net loss per share       $    (0.16)         $      (0.94)
           Weighted average shares outstanding         5,758,018             3,667,947



                    Balance Sheet Data:            As of August 31,      As of February
                                                   2006 (unaudited)         28, 2006
           -------------------------------------  ------------------      -------------
           Working capital                           $ (2,549,593)       $    (109,622)
           Current assets                            $    665,524        $     828,384
           Total assets                              $  8,098,443        $   7,324,927
           Current liabilities                       $  3,215,117        $     938,006
           Long-term liabilities                     $    649,193        $   1,502,999
           Total liabilities                         $  3,864,310        $   2,441,005
           Total Shareholders' equity                $  3,866,439        $   3,884,578

Results of Operation

     Results of Operation: Three months ended August 31, 2006 compared to the three months ended August 31, 2005

     For the three months ended August 31, 2006 we reported a net loss attributable to common shareholders of $915,569 or $0.16 per share, on revenue of $79,118. This compares to a net loss attributable to common shareholders of $680,734, or $0.19 per share, on revenue of $35,315, for the comparable period of the previous fiscal year. We expect to incur losses until such time as we complete the dewatering process of our wells and stabilize production of the coalbed methane gas from the Slater Dome Prospect.

     Revenues for the three months ended August 31, 2006 were $79,118 compared with $35,315 for the three months ended August 31, 2005, an increase of $43,803 or 124.04%. Oil and gas revenues were $51,496 this quarter compared with $33,991, an increase of $17,505 or 51.50%. The principal reason for the change is increased production of approximately 2,100 MCF compared to the previous quarter of 2005. SDG revenues from the gathering pipeline were $27,622 for the three months ended June 30, 2006 compared with $1,324 for its quarter ended June 30, 2006, an increase of $26,298 or 1,986.25%. The increase relates principally to the contractual arrangement with the Slater Dome Field producers whereby the producers have agreed to guarantee two-thirds of the aggregate construction costs, or $1,739,894 through the producers' payment of gathering fees commencing June 1, 2006. The shortfall increase amounted to $17,868 and the balance is accounted for by the increased volume of gas transported during the three months ended June 30, 2006 as compared with the same period in the previous quarter of 2005.

     Exploration costs for the three months ended August 31, 2006 were $26,865 compared with $48,835 in the three months ended August 31, 2005, a decrease of $21,970 or 45.0%. The reason for the decrease is a decrease in seismic consulting in the three months ended August 31, 2006 compared with the same period in the previous quarter of 2005.

     Lease operating expenses for the three months ended August 31, 2006 were $167,546 compared with $150,305 in the three months ended August 31, 2005, an increase of $17,241 or 11.47% summarized as follows.

                                                            Increase
                                       2006        2005    (Decrease)
                                   -----------------------------------
          New wells and surface    $   73,090   $     --   $  73,0900
           discharge facility
          Existing wells               87,514    111,875      (24,361)
          Rework expense                6,942     38,430      (31,488)
                                   -----------------------------------
                                   $  167,546   $150,305   $   17,241
                                   ===================================

     The fluctuations in lease operating expenses relate to the changes in activities in the three months ended August 31, 2006 as compared to the same quarter in 2005. We started dewatering 4 additional wells resulting in an increase of $73,090 and shut in three wells awaiting drilling 1 or 2 additional wells , which are needed to start the dewatering process at that pod. We incurred $6,942 in rework expenses in the three months ended August 31, 2006 versus $38,430 for the same three months ending in 2005 because we were reworking the conventional well in 2005 and it has been converted to a water disposal well in 2006.

     The costs of gas gathering amounted to $685 during the three months ended August 31, 2006 as compared to $784 for the same quarter in 2005, a decrease of $99 or 12.63%. The decrease is considered normal in the ordinary course of business.

     General and administrative expenses for the three months ended August 31, 2006 were $373,854 compared with $272,273 in the three months ended August 31, 2005, an increase of $101,581 or 37.31%. The following table summarizes the major components of the fluctuations:

                                                               Increase
                                        2006        2005      (Decrease)
                                     -----------------------------------
       Employee compensation         $ 176,136   $ 129,807   $   46,329
       Financial public relations       87,662      33,003       54,659
       Travel                           22,373      18,877        3,496
       Professional fees                15,200      28,084      (12,884)
       Payroll taxes                    12,459       7,252        5,207
       Management fees SDG               6,525       1,700        4,825
       Rent                              8,000       5,760        2,240
       Landman fees and expenses         1,811       9,000       (7,189)
       Miscellaneous other              43,688      38,790        4,898
                                     -----------------------------------
                                     $ 373,854   $ 272,273   $  101,581
                                     ===================================


     Employee compensation increased $46,329 in the quarter ended August 31, 2006 compared with the quarter ended August 31, 2005 because bonuses increased by $10,000 and the contract land man was hired as an employee rather than an independent contractor. The costs associated with increased financial public relations are the result of the Company's retaining a financial public relations firm, together with the related travel and associated costs of presenting the Company to the financial community during the full quarter ended August 31, 2006. In the previous quarter ended August 31, 2005, the Company employed a financial public relations firm only during the month of August 2005. Travel expenses increased by $3,496 and such fluctuation is considered normal in the ordinary course of business. Professional fees decreased by $12,884 in the three months ended August 31, 2004 as compared to the comparable quarter ending in 2005 and was as a result of decreased legal and accounting fees associated with the a private placement in 2005. The increase in payroll taxes of $5,207 directly relates to the increase in compensation expenses. Management fees incurred by SDG increased by $4,875 because the managers were compensated for a full three months for the quarter ended August 31, 2006 as compared to one month in the corresponding quarter ended in 2005. Rent increased $2,240 in the quarter ended August 31, 2006 compared with the quarter ended August 31, 2005 because the Company relocated its office and increase the size of its facilities in January 2006 and accordingly, costs were greater for the quarter ended August 31, 2006. Contract land man fees and land expenses decreased $7,189 because the Company hired the land man whose compensation is reflected in salaries. Miscellaneous other non-specified costs increased $4,898 and such change is considered normal in the ordinary course of business.

         Issuance of common stock warrants was $0 during the three months ended August 31, 2006, as compared with $54,642 during the three months ended August 31, 2005. The warrant compensation is the result of the issuance of 75,000 common stock warrants to a financial public relations firm during the three months ended August 31, 2005.

     Depreciation, depletion and amortization for the three months ended August 31, 2006 was $97,901 compared with $19,181 during the three months ended August 31, 2006, an increase of $78,720 or 410.41%. The components of the increase are summarized in the following table:

                                                                   Increase
                                          2006        2005        (Decrease)
                                       -------------------------------------
     Depletion, producing properties   $  45,441     $  8,181     $  37,260
     Depreciation SDG                     36,623       10,300        26,323
     Depreciation                         15,837          700        15,137
                                       -------------------------------------
                                       $  97,901     $ 19,181     $  78,720
                                       =====================================

     The increase in depletion on producing properties is attributable to the increased production from the Slater Dome Prospect for the three months ended August 31, 2006 compared with the corresponding prior quarter in 2005. The increase attributable to SDG is because the gathering line was placed in service June 5, 2005 and accordingly, only had one month of depreciation for the period ended June 30, 2005 as compared with a full three months for the period ended June 30, Other depreciation increased $15,137 for the three months ended August 31, 2006 as compared with the three months ended August 31, 2005 because the Company added additional property and equipment and accordingly, depreciation increased.

     Interest income for the three months ended August 31, 2006 was $10,692 compared with $1,239 in the three months ended August 31, 2005, an increase of $9,453 or 762.94%. Such increase is a result of a larger cash balance held in our bank account.

     Interest expense for the three months ended August 31, 2006 was $20,309 compared with $16,321 in the three months ended August 31, 2005, an increase of $3,988 or 24.43%. The increase is primarily the result of an increase in interest in the amount of $13,315 associated with the Company's 2.5% convertible debentures (the "Debentures") because the debenture closed on July 26, 2005 and accordingly, the interest expense was less than that computed for a full three months for the period ended August 31, 2006. The increase is offset by a decrease in interest paid on a loan from a shareholder and a bank loan in the amount of $9,329.

     Debt issuance costs for the three months ended August 31, 2006 was $229,195 as compared with $52,158 for the three months ended August 31, 2005, an increase of $177,037 or 339.42%. This change primarily arises from calculating the amortization of the costs of issuance of the Debentures for a full three months in 2006 versus 34 days in 2005.

     The minority interest in the loss of the subsidiary for the three months ended August 31, 2006 was $1,786 as compared with $3,762 for the three months ended August 31, 2005. This fluctuation relates to the change in activity in SDG for the respective periods.

     During the three months ended August 31, 2006, the Company charged dividends on the Series B Convertible Preferred Stock in the amount of $89,877 together with distributions to the SDG minority interests in the amount of $933 to the loss attributable to common shares compared with $106,551 during the three months ended August 31, 2005, a decrease of $15,741 or 14.77%. The decrease in dividends in the amount of $14,808 is primarily attributable to reduction in dividends for the Series A Preferred Stock, which was converted to common stock on March 1, 2006. The increase in distributions to the SDG minority interests in the amount of $933 is because SDG did not make distributions to minority interest owners in the three months ended August 31, 2005.

     As a result of the above, we generated a net loss attributable to common shareholders of $915,569 during the three months ended August 31, 2006 as compared to a net loss of $680,734 during the three months ended August 31, 2005.

Results of Operation: Six months ended August 31, 2006 compared to the six months ended August 31, 2005

     For the six months ended August 31, 2006, we reported a net loss attributable to common shareholders of. $1,773,683 or $0.34 per share, on revenue of $129,376. This compares to a net loss attributable to common shareholders of $1,331,905, or $0.39 per share, on revenue of $42,896, for the comparable period of the previous fiscal year. We expect to incur losses until such time as we complete the dewatering process and stabilize production of the coal bed methane gas from the Slater Dome Prospect.

     Revenues for the six months ended August 31, 2006 were $129,376 compared with $42,896 during the six months ended August 31, 2005, an increase of $86,480 or 201.60%. Oil and gas revenues were $92,902 during this period compared with $41,572, an increase of $51,330 or 123.47%. The principal reason for the increase is from the Slater Dome Prospect which accounted for $50,822 of the increase because the wells at Slater Dome were connected to the pipeline and started producing revenues in June 2005 (only three months out of the six months ended August 31, 2005); whereas, in the six months ended August 31, 2006, the wells were producing for the full period. Increased crude prices on our royalty interests accounted for $508 of the increase. SDG revenues from the gathering pipeline were $36,474 for the six months ended June 30, 2006 compared with $1,324 for the six months ended June 30, 2005, an increase of $35,150 or 2,654.83% The reasons for the increase is because the gathering line was not placed in service until June of 2005 and accordingly, there were only three months of revenue in 2005, the increase for the three full months for the six month ended August 31, 2005 amounted to $17,464. The Slater Dome Field producers have agreed to guarantee two-thirds of the aggregate construction costs, or $1,739,894 through a producers' payment of shortfall gathering fees commencing June 1, 2006 which amounted to an additional $17,868 in the six months ended August 31, 2006.

     Exploration costs for the six months ended August 31, 2006 were $43,397 compared with $65,399 during the six months ended August 31, 200, a decrease of $22,002 or 33.64%. The principal reason for the decrease is decreased geophysical consulting in connection with exploration efforts at the Slater Dome Prospect together with related maps and supplies in the amount of $26,102 offset by an increase in delay rentals at Slater Dome of $4,100.

     Lease operating expenses for the six months ended August 31, 2006 were $347,608 compared with $265,758 during the six months ended August 31, 2005, an increase of $81,850 or 30.80%. The following table summarizes the changes in the components of lease operating expenses.

                                                                            Increase
                                                     2006        2005      (Decrease)
                                                 ------------------------------------
      Initial productive wells                    $ 208,150   $ 180,680   $   27,470
      New wells and surface discharge facility       59,299          --       59,299
      Rework expense                                 77,109      82,181       (5,072)
      Production taxes                                3,050       2,897          153
                                                 ------------------------------------
                                                  $ 347,608   $ 265,758   $   81,850
                                                 ====================================

     The operating costs associated with the original producing wells increased $27,470 which primarily arises from costs associated with a full six months of producing them in the period ended August 31, 2006 compared with the same period in 2005 when the wells started producing in June 2005. The increase in operating expenses of $59,299 on 4 wells that were put into production and the decrease in well reworking expenses of $5,072 in the six months ended August 31, 2006 compared with the same period in 2005, is considered reasonable in the ordinary course of business

     The costs of gas gathering amounted to $1,495 for the six months ended August 31, 2006 as compared to $784 for the six months ended August 31, 2005, an increase of $711 or 90.69%. The costs were not present during five of the six months ended August 31, 2005 because the gathering line was not placed in service until June of 2005. Accordingly, such fluctuation is considered normal in the ordinary course of business.

     General and administrative expenses for the period ended August 31, 2006 were $681,225 compared with $435,881 during the six months ended August 31, 2005, an increase of $245,344 or 56.29%. The following table summarizes the major components of the fluctuations:

                                                              Increase
                                       2006        2005      (Decrease)
                                    ------------------------------------
      Financial public relations    $ 146,551   $   38,392  $   108,159
      Employee compensation           248,220      194,992       53,228
      Reserve engineering costs        39,361           --       39,361
      Insurance                        66,631       35,340       31,291
      Management fees  SDG             11,488        1,700        9,788
      Rent                             16,000       11,520        4,480
      Professional fees                58,747       65,830       (7,083)
      Miscellaneous other              94,227       88,107        6,120
                                    ------------------------------------
                                    $ 681,225   $ 435,881   $   245,344
                                    ====================================

     The increased costs in the amount of $108,159 associated with increased financial public relations are the result of the Company's retaining a financial public relations firm, together with the related travel and associated costs of presenting the Company to the financial community during the full six months ended August 31, 2006. In the previous six months ended August 31, 2005, the Company employed a financial public relations firm only during the month of August 2005. Employee compensation increased $53,228 in the six months ended August 31, 2006 compared with the six months ended August 31, 2005 because bonuses increased by $10,000 and the contract land man was hired as an employee rather than an independent contractor. Reserve engineering cost increased $39,361 because the Company employed an independent reservoir engineer to evaluate the Company's producing oil and gas properties at February 28, 2006, the Company's fiscal year end; such costs were not present in the six months ended August 31, 2005 because the Company's properties did not start producing until June 5, 2005 and accordingly, engineered reserve reports could not be prepared. Insurance costs increased by $31,291 for the six months ended August 31, 2005 as compared with the previous period ending in 2005 because the Company incurred six months of health insurance premiums as compared with three months for the comparable period ending in 2005. Management fees incurred by SDG increased by $9,788 for the six months ended June 30, 2006 compared with the comparable period ended in 2005 because there was six months of management fees in 2006 versus one month in 2005. Rent increased $4,480 in the six months ended August 31, 2006 compared with the six months ended August 31, 2005 because the Company relocated its office and increase the size of its facilities in January 2006 and accordingly, costs were greater for the period ended August 31, 2006. Professional fees decreased by $7,083 in the six months ended August 31, 2004 as compared to the comparable period ending in 2005 and was as a result of decreased legal and accounting fees associated with the a private placement in 2005. Miscellaneous other non-specified costs increased $6,120 and such change is considered normal in the ordinary course of business.

     There were no restricted stock awards during the six months ended August 31, 2006 and there was restricted stock award compensation in the amount of $234,000 as a result of the issuance of 200,000 shares of common stock issued to our executive officers for the six months ended August 31, 2005.

     There were no common stock warrants awarded in the six months ended August 31, 2006. The Company issued a 3 year stock purchase warrant to a financial public relations consultant valued at $54,642 in the six months ended August 31, 2005.

     Depreciation, depletion and amortization for the six months ended August 31, 2006 was $171,861 compared with $27,150 during the six months ended August 31, 2005, an increase of $144,711 or 533.01%. The components of the increase are summarized as follows.

                                                                    Increase
                                             2006        2005      (Decrease)
                                         ---------------------------------------
     Depletion, producing properties     $  78,241     $  15,430   $   62,811
     Depreciation SDG                       73,246        10,300       62,946
     Depreciation                           20,374         1,420       18,954
                                         ---------------------------------------
                                         $ 171,861     $  27,150   $  144,711
                                         =======================================

Producing property depreciation increased by $62,811 in the six months ended August 31, 2006 compared with the corresponding period in 2005 because the properties were producing for a full six months in 2006 versus three months in 2005. SDG's depreciation increased by $62,946 in the six months ended June 30, 2006 as compared with the corresponding period in 2005 because there was a full six months depreciation in 2006 versus one month in 2005 because the gathering line was not put in service until June 2005.

     Interest income for the six months ended August 31, 2006 was $12,968 compared with $2,676 in the six months ended August 31, 2005, an increase of $10,292 or 384.60%. Such increase is a result of a larger cash balance held in our bank account.

     Interest expense for the six months ended August 31, 2006 was $37,695 compared with $30,311 in the six months ended August 31, 2005, an increase of $7,384 or 24.36%. The increase is primarily the result of an increase in interest associated with the Company's 2.5% convertible debentures (the "Debentures") in the amount of $37,695 offset by a decrease in interest paid on a loan from a shareholder and a bank loan in the amount of $30,311.

     Debt issuance costs for the six months ended August 31, 2006 was $454,869 as compared with $52,158 for the six months ended August 31, 2005, an increase of $402,711 or 772.10%. This change primarily arises from charging the amortization of the costs of issuance of the Debentures for a full six months in 2006 versus 34 days in 2005.

     The minority interest in the net loss of the consolidated subsidiary for the six months ended August 31, 2006 was $11,071 compared to $3,762, an increase of $7,309 or 194.28%. The reason for the increase is that there was a full six months of operations in 2006 versus one month in 2005.

     The Company charged dividends on the Series A and B Convertible Preferred Stock to the loss attributable to common shares for the six months ended August 31, 2006 in the amount of $188,948 compared with $215,156 in 2005, a decrease of $26,208 or 12.18%. The Series A Preferred Stock was redeemed in March 2006 and is the principal reason for the decrease.

     As a result of the above, we generated a net loss attributable to common shareholders of $1,773,683 ($0.34) per share, during the six months ended August 31, 2006 as compared to a net loss of $1,331,905 ($0.39 per share) during the six months ended August 31, 2005.

     We expect to incur losses from operations until we can establish sufficient production from our oil and gas properties to generate revenue sufficient to cover our operating, general and administrative expenses. That objective, in turn, is dependent upon receipt of additional working capital. (See "Liquidity and Capital Resources").

     Year Ended February 28, 2006, Compared to the Year Ended February 28, 2005.

     For the year ended February 28, 2006, we realized a net loss attributable to Common Stockholders of $3,430,136, or $0.94 per share, on revenue of $159,452. This compares with a net loss attributable to common shareholders of $783,807, or $0.24 per share, on $28,132 of revenue for the fiscal year ended February 28, 2005. The loss increased by $2,646,329 ($0.70 per share) or 337%.

     Our revenues increased from $28,132 during the fiscal year ended February 28, 2005, to $159,452 during the fiscal year ended February 28, 2006, a net increase of $131,320 or 467%. The increase in oil and gas revenues is primarily attributable to commencing the sale of gas from the Slater Dome Prospect on June 3, 2005; prior to that date, the wells were shut in awaiting a gathering line to transport the gas to market. The second component of the increase is that our royalty interests revenue increased as a result of the increase in price of crude oil and natural gas. The following table summarizes the increases:


                                                                      Increase
                                   2006               2005           (Decrease)
                               ------------------------------------------------
     Slater Dome Prospect      $   108,973          $     --         $  108,973
     Royalty interests              35,880            28,132              7,748
                               ------------------------------------------------
                               $   144,853          $ 28,132         $  116,721
                               ================================================

     During the fiscal year ended February 28, 2006, SDG's gathering fees from the Gas Gathering Pipeline were $14,599. The Company did not have gathering fees during the fiscal year ended February 28, 2005, because the Gas Gathering Pipeline was not placed in service until June of 2005.

     Exploration costs were $132,551 during the fiscal year ended February 28, 2006, compared with $50,546 in the fiscal year ended February 28, 2005, an increase of $82,095, or 163%. The primary reason for the increase is the increased geologic consulting and geophysical consulting and map costs associated with the development of the Slater Dome Prospect, offset by decreased delay rental costs. The major components and the changes in exploration expenses are summarized as follows:

                                                                      Increase
                                  2006                 2005          (Decrease)
                               ------------------------------------------------
     Geological consulting     $    93,448          $ 12,000         $   81,448
     Geophysical and maps           30,599             8,599             22,000
     Delay rentals                   8,504            29,482            (20,978)
     Miscellaneous                      --               375               (375)
                               ------------------------------------------------
                               $   132,551          $ 50,456         $   82,095
                               ================================================

     Lease operating expenses were $668,788 during the fiscal year ended February 28, 2006, as compared to $180,105 during the fiscal year ended February 28, 2005, an increase of $488,683, or 271%. The operating costs increased as a result of the commencement of production at the Slater Dome Prospect, the dewatering of the wells at Slater Dome and the reworking of two existing wells. The major components and the changes in lease operating expenses are summarized as follows:

                                                                       Increase
                                            2006          2005        (Decrease)
                                        ----------------------------------------
     Slater Dome operating expenses     $   251,210    $ 153,468      $  97,741
     Rework costs                           216,507           --        216,507
     Compression and water disposal         196,957       23,798        173,159
     Other costs                              4,114        2,838          1,276
                                        ----------------------------------------
                                        $   668,788    $ 180,105      $ 488,683
                                        ========================================

     Gas gathering costs amounted to $2,427 during the fiscal year ended February 28, 2006. Such costs were not present during the fiscal year ended February 28, 2005, because the Gas Gathering Pipeline was not placed into service until June of 2005.

     General and administrative expenses were $892,338 during the fiscal year ended February 28, 2006 as compared to $458,941 during the fiscal year ended February 28, 2005, an increase of $433,397 or 94%. The major components and the changes in general and administrative expenses are summarized as follows:

                                                                      Increase
                                       2006             2005          (Decrease)
                                    --------------------------------------------
     Financial public relations     $   172,966     $   46,446       $   126,519
     Insurance and benefits              79,023          2,634            76,389
     Professional fees                  132,847         61,909            70,938
     Salaries                           333,481        254,988            78,493
     Travel                              66,920         25,973            40,947
     Landman expenses                    42,253          2,400            39,853
     Other                               64,848         64,590               258
                                   ---------------------------------------------
                                   $    892,338     $  458,941       $   433,397
                                   =============================================

     The costs associated with increased financial public relations are the result of the Company's retaining a financial public relations firm, together with the related travel and associated costs of presenting the Company to the financial community. Insurance and benefits increased because the Company obtained directors' and officers' liability insurance. The Company adopted an employee health plan in June 2005, and liability, workmen's compensation and other miscellaneous insurance costs increased. The principal reason for the increase in professional fees was the result of increased legal and accounting fees associated with the acquisition of our interest in SDG and general increases attributable to the increase in corporate activities. Salaries increased because bonuses in the aggregate amount of $60,000 was granted to the officers, together with adding a clerical position during the fiscal year ended February 28, 2006. Travel increased because of the increased costs associated with our financing efforts and the increased production activity at the Slater Dome Prospect. Landman expenses increased because we engaged a contract landman to evaluate and acquire oil and gas properties. The increase in other expenses in the amount of $258 in the aggregate is considered normal in the ordinary course of business.

     Restricted stock award compensation was $234,000 during the fiscal year ended February 28, 2006, as compared with $0 during the fiscal year ended February 28, 2005. The restricted stock award compensation is the result of the issuance of 200,000 shares of Common Stock to our executive officers during the fiscal year ended February 28, 2006.

     Issuance of Common Stock warrants was $478,452 during the fiscal year ended February 28, 2006, as compared with $0 during the fiscal year ended February 28, 2005. The value of the awards was calculated using the Black-Scholes model (see footnote 7 to the Consolidated Financial Statements). The amounts charged to operations were $172,842 in connection with the issuance of warrants for investor relations services and $305,700 in connection with the issuance of a warrant in settlement of a contractual dispute.

     Depreciation, depletion and amortization was $188,915 during the fiscal year ended February 28, 2006, as compared with $17,499 during the fiscal year ended February 28, 2005, an increase of $171,416, or 980%. Of the increase in depreciation, depletion and amortization, $65,246 is attributable to depletion associated with the Gas Gathering Pipeline, which entered service in June 2005, $109,445 is attributable to depletion associated with the increased production from the Slater Dome Prospect, and $4,269 is attributed to increased office equipment, all of which is offset by a decrease of $7,541 in depletion associated with our royalty interests.

     Interest income was $8,779 during the fiscal year ended February 28, 2006, as compared with $3,624 during the fiscal year ended February 28, 2005, an increase of $5,155, or 142%. The increase is the result of a larger cash balance held in our bank account.

     Gain or loss from sale of assets was $0 during the fiscal year ended February 28, 2006, as compared with a loss of $1,606 during the fiscal year ended February 28, 2005. The Company incurred a loss of $1,606 from the sale of the production payment receivable during the fiscal year ended February 28, 2005.

     Interest expense during the fiscal year ended February 28, 2006, was $68,767, as compared with $43,935 during the fiscal year ended February 28, 2005, an increase of $24,832, or 57%. The increase in interest expense is primarily the result of interest arising from the interest payable on the Convertible Debentures issued by the Company in July 2005 in the amount of $42,549, offset by a decrease in interest paid on a loan from a shareholder and a bank loan in the amount of $17,717.

     Debt issuance costs during the fiscal year ended February 28, 2006, were $542,018, as compared with $0 during the fiscal year ended February 28, 2005, and arose from the issuance of shares to the Placement Agent in connection with the issuance of the Convertible Debentures in July 2005.

     The minority interest in net loss of the consolidated subsidiary during the fiscal year ended February 28, 2006, was $28,560. The Company did not acquire the initial Limited Partnership Interests in SDG until May 2005, and, accordingly, there was no net loss of the consolidated subsidiary during the fiscal year ended February 28, 2005.

     Dividends on the Series A Preferred Stock and Series B Preferred Stock during the fiscal year ended February 28, 2006, were $418,580, as compared with $63,021 during the fiscal year ended February 28, 2005, an increase of $355,559, or 564%. The Series B Preferred Stock was issued in February 2005, and, accordingly, the increase is attributable to dividends paid on the Series B Preferred Stock during the fiscal year ended February 28, 2006, which were not present during the fiscal year ended February 28, 2005.

     As a result of the above, we generated a net loss of $3,011,556 during the fiscal year ended February 28, 2006, as compared to a net loss of $720,786 during the fiscal year ended February 28, 2005.

     We expect to incur losses from operations until we can establish sufficient production from our oil and gas properties to generate revenue sufficient to cover our operating, general and administrative expenses. That objective, in turn, is dependent upon receipt of additional working capital. (See "Liquidity and Capital Resources").

Liquidity and Capital Resources

     We have not generated positive cash flows from operating activities and used $1,057,533 in operating activities. The following summarizes the Company's capital resources at August 31, 2006 compared with February 28, 2006,

                                                                     Increase      Increase
                               August 31, 2006  February 28, 2006   (Decrease)    (Decrease)
                                      $                 $                $            %
         ------------------------------------------------------------------------------------
         Cash                        536,582           746,018        (209,436)      -28.07%
         Current assets              665,524           828,384        (162,860)      -19.66%
         Total Assets              8,098,443         7,324,927         773,516        10.56%
         Current liabilities       3,215,117           938,006       2,277,111       242.76%
         Working capital          (2,549,593)         (109,622)     (2,439,971)    -2225.80%

     The principal components of the changes in cash are summarized as follows:

         Purchase of property and equipment          $   (783,237)
         Preferred stock dividends                         (8,742)
         SDG minority interests                           (16,855)
         Operating activities                          (1,057,533)
         Proceeds from warrants exercised               1,656,931
                                                     ------------
                                                     $   (209,436)
                                                     =============

     The other components of the change in current assets are a decrease in accounts receivable of $23,313 arising from lower natural gas prices in the six months ended August 31, 2006 together with decreased production of approximately 6,300 MCF compared to the six months ended February 28, 2006. The average price paid for natural gas in the quarter ended February 28, 2006 was approximately $6.82 versus the average price in the six months ended August 31, 2006 of $4.87. Prepaid expenses increased by $23,263 because the Company amortized additional prepaid expenses that were not completely amortized as of February 28, 2006.

     The changes in current liabilities arises from an increase in accounts payable of $197,608 principally consisting of lease operating expenses, payments due on the purchase of seismic, and professional fees, an increase in dividends payable of $174,742 together with an increase in accrued expenses of $73,635 plus a reclassification of long term convertible debt to current liabilities of $1,824,603. These increases are considered normal and in the ordinary course of business.

     The decrease in working capital of $2,439,971 or 2225.80% is principally due to the reclassification of the convertible debentures and related accrued interest from long term to current together with utilizing working capital to invest in long-lived assets and funding ongoing operations.

     We expect that working capital requirements will be funded through a combination of our existing funds, cash flow from operations, issuance of debt, proceeds from the exercise of warrants and further issuances of securities. The existing working capital and anticipated cash flow is not expected to be adequate to fund our capital requirements, and we intend to solicit additional capital in the form of equity or debt to finance: (i) our share of the drilling of 4 wells anticipated at Slater Dome Prospect and two wells at the Flattops Prospect and (ii) to provide capital for other lease acquisitions. Management believes that current cash balances plus cash flow from operations will be sufficient to fund our capital and liquidity needs for at least the next three months.. Our working capital requirements are expected to increase in line with the growth of our business. We have no lines of credit or other bank financing arrangements.

MATERIAL COMMITMENTS

     We are obligated to pay Paul G. Laird and, Les Bates pursuant to their employment agreements. The employment agreements contain provisions under which we will be obligated to pay Mr. Laird and Mr. Bates all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control as defined in the agreements occur. The employment agreements calls for annual compensation of $155,000 and $150,000 per year for Messer's Laird and Bates respectively, subject to adjustment. See "Employment Agreements."

PURCHASE OF SIGNIFICANT EQUIPMENT

     We do not intend to purchase any significant equipment during the next twelve months, other than that required to participate in drilling six additional wells on the Slater Dome Prospect and two wells on the Flattops Prospect.

APPLICATION  OF CRITICAL ACCOUNTING POLICIES

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

     Critical Accounting Policies and Estimates

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

     Reserve Estimates.

     Estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data, as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. Many factors will affect actual net cash flows, including:

     The amount and timing of actual production;

     o    Supply and demand for natural gas;

     o    Curtailments or increases in consumptions by natural gas purchasers;
          and

     o    Changes in governmental regulation or taxation.

     Property, Equipment, and Depreciation.

     We follow the successful-efforts method of accounting for oil and gas properties. Under this method, all productive costs incurred in connection with the exploration for, and development of, oil and gas reserves are capitalized. These capitalized costs include lease acquisition, geological and geophysical work, delay rentals, and drilling, completing and equipping oil and gas wells, including salaries, benefits and other internal salary related costs directly attributable to these activities. Costs associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development also are capitalized to oil and gas properties. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized. As a result, we are required to estimate our proved reserves at the end of each quarter, which is subject to the uncertainties described in the previous section.

     Contractual Obligations

     The following table sets forth information with respect to our contractual obligations as of February 28, 2006.

     Payments Due By Period
                                         ---------   -------------  -------------- ----------
                                           Total     1 to 3 years   4 to 5 years    More than
                                                                                    5 years
     ---------------------------------   ---------   -------------  -------------- ----------
     Paul G. Laird Employment            $ 180,000   $ 180,000      $    -0-       $    -0-
     Contract(1)
     ---------------------------------   ---------   -------------  -------------- ----------
     Les Bates Employment Contract(1)    $ 180,000   $ 180,000      $    -0-       $    -0-
     ---------------------------------   ---------   -------------  -------------- ----------
     Spotswood Properties, LLC, office   $  90,678   $  90,678      $    -0-       $    -0-
     lease
     ---------------------------------   ---------   -------------  -------------- ----------

     (1) Calculated as of February 28, 2006. Messrs. Laird and Bates' employment agreements expire on February 29, 2008. See "Employment Agreements." Messer's Laird and Bates employment agreements were modified effective August 1, 2006 to reflect compensation of $155,000 and $150,000 respectively for the remaining term of the employment agreements. Effective August 1, 2006, the Messrs. Laird and Bates' employment agreements were modified to provided that Mr. Laird would receive base salary compensation in the amount of $155,000 per annum and Mr. Bates would receive base salary compensation in the amount of $150,000. See "Employment Agreements" below.


                                    BUSINESS

Overview

     We are a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. To date, our focus has been on leasing properties in proximity to proven producing reserves and selling a portion of the interest that we acquire to reduce our risks. Presently, we have no proved reserves.

     We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. in January of 2000. Shortly following our organization, we executed an agreement to acquire patented technology relating to an internet-enabled, remote access technology for the self-storage industry. During this time of the "dot-com" boom, we envisioned the organization and operation of an internet-enabled self-storage business. Toward that end, we agreed to acquire the patent and related technology from the inventor.

     Shortly after we were organized, the dot-com melt down began. We were unable to obtain financing for this self-storage venture. Consequently, we agreed to return the technology to the inventor in exchange for cancellation of the remaining payments. We were essentially dormant during the remainder of 2000.

     We acquired 100% of Skyline Resources in June 2001 in a share exchange in which we issued 1,579,000 shares of our Common Stock to the former shareholders of Skyline Resources in exchange for all of the outstanding stock of that entity. In February 2002, we were acquired by WYOG. In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 3,194,451 shares of New Frontier Energy, Inc. Common Stock to its shareholders.

Description of Properties

     All of our properties are located in the States of Colorado and Wyoming. At October 31, 2006, we had an interest in 92,793 gross, 91,042 net acres of undeveloped oil and gas properties of which we had a direct ownership in 24,356 gross, 23,221 net acres to our interest. We had a working interest in 11 gross coal bed methane gas wells and 3.3 net wells as of October 31, 2006.

     The following table summarizes the oil and gas properties in which to our interest at October 31, 2006:

     Proved developed oil and gas acres:     Gross         Net

              Wyoming                          80           24
              Colorado                        800          240


     Undeveloped oil and gas acres:          Gross         Net

              Wyoming                        9,004       7,309
              Colorado                      15,352      15,912


     Effective July 21, 2006, the Company entered into a Purchase Agreement (with Infinity Oil & Gas of Wyoming, Inc. ("Infinity"), whereby the Company acquired a 15% working interest (13.125% net revenue interest) in 15,049 gross acres in Routt County Colorado. The acreage includes all rights from the surface of the earth to the base of the Mesa Verde Formation. The purchase price for the acreage was $35,967.

     No properties are held in fee, as we hold all properties by leasehold interests.

      Effective November 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Cedar Ridge Agreement") with Cedar Ridge, LLC. ("Cedar Ridge"), whereby the Company will acquire Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Prospect located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. After the transaction is completed the Company will own a 66.66667% working interest in the field. In the transaction, the Company will acquire estimated proved reserves of 8,214,000 MCF of natural gas. The purchase price for Cedar Ridge's interest is $8,000,000. On November 30, 2006, the Company closed on the Cedar Ridge Agreement in escrow, pending receipt by Cedar Ridge of the purchase price for its interest and satisfactory evidence of bonding. On December 4, 2006, the Company paid the purchase price for Cedar Ridges interest. Pursuant to the terms of a closing agreement entered into on November 30, 2006, the Company must provide the satisfactory evidence of bonding on or before December 6, 2006. The closing of this transaction is contingent upon the satisfaction of the conditions described above and as set forth in the Agreement and, therefore, the Company cannot predict with any certainty whether the transaction memorialized in the Agreement will close.

     Slater Dome/Coal Bank Draw Prospect

     We acquired our interest in the Slater Dome Prospect in 2001, when we acquired Skyline. Skyline in turn, acquired its interest in the Slater Dome Prospect in November 1998 from Energy Investments, Inc., a privately held, independent third party ("EI"). Skyline drilled an exploratory well to test for gas in 1998 and participated in drilling six additional wells. During the period from 1998 to 2002, Skyline owned a 33.33% working interest in the Slater Dome Prospect. In 2002, Skyline acquired an additional 33.33% interest in the property, following which it owned a total approximately 66.67%. In an effort to diversify its holdings and obtain an operator experienced in coal-bed methane development and production, Skyline sold a 36.67% undivided working interest in the Slater Dome Prospect to Cedar Ridge. That transaction was completed with an effective date of February 28, 2003. Following this sale, Skyline retained a 30% interest in the property. The consideration received from the sale was $900,000, which consisted of $400,000 in cash and the credit by Cedar Ridge of the balance of $500,000 against our working interest for future costs incurred. The $500,000 credit was fully utilized in July 2004.

     Our interest in the Slater Dome Prospect is subject to an operating agreement dated February 28, 2003, between us, Cedar Ridge as the operator and Slaterdome Gas, Inc., the owner of the remaining 33% interest in the Slater Dome Prospect (the "Operating Agreement"). Pursuant to the Operating Agreement, Cedar Ridge makes substantially all decisions affecting the exploration, development and operation of the Slater Dome Prospect.

     The primary drilling objective in the Slater Dome Prospect is the Lower Iles coal-bearing formation of the Mesa Verde Group at depths ranging from 700 to 3,200 feet.

     A secondary objective consists of a group of sands that exist between the base of the Iles formation and the top of the Mancos shale. The Deep Creek Sand is the basal sand of this group. The Deep Creek Sand was productive in the Savery Field just north of the Slater Dome Prospect. However, there is no assurance that gas can be produced economically from the Deep Creek Sand.

     The Company currently has an interest in eleven coal-bed methane wells, six of which are producing and five of which are shut in. Of the shut-in wells, one is waiting on a completion rig, second is waiting on a pipeline connection to the Gas Gathering Pipeline and three are shut-in awaiting additional completion work along with drilling two or more additional wells in order to effectively dewater the Williams Fork Coals in those wells.

     The Company has also drilled and completed one water-disposal well. We currently have a temporary surface water discharge permit from the State of Colorado.

     At February 28, 2006, our estimated proved reserves totaled 6,006,000 MCF of gas to our interest. The Company participated in drilling three successful coal-bed methane development wells in fiscal 2006 on the Slater Dome Prospect with no dry holes.

     The Company completed electrifying the production and water-disposal facilities for nine of its producing wells during the quarter ended May 31, 2006.

     Flattops Prospect

     We acquired fee leases in the Flattops Prospect in fiscal 2006 from approximately 20 mineral interest owners. We own 100% of the working interest in approximately 3,257 gross acres, 2,806 net acres, in this prospect. We operate the Flattops Prospect.

     The Flattops Prospect is postulated around the Montgomery #1 well in Carbon County, Wyoming. Kirby Petroleum drilled this well in 1967 to test the Mesa Verde sands for oil production. Gas was encountered in the Fort Union, Lance and Almond sections of the Mesa Verde formation. Gas flowed to the surface on a drill stem test in the Almond section of the Mesa Verde formation at a rate of 147 MCF per day. This well was plugged and abandoned for lack of a gas transmission line in the region. We believe that additional gas potential exists in the Mesa Verde coals and sands (6,000'-6700'), the Lance coals and sands (2650'-3550') and the Fort Union coals (1825'-1910'), as well as the Fort Union Sands.

     The Company intends to drill the plug out of the Montgomery well and log and test this well using modern logs and testing. Further, we also intend to drill and test these same formations in an up-dip position approximately 1.5 miles due east of the re-entry well. The Gas Gathering Pipeline is less than one-half mile from the proposed wells, which would provide the ability to connect the wells into the Gas Gathering Pipeline.

     Nucla Prospect

     The Nucla Prospect consists of approximately 39,000 gross acres in the aggregate, of which we own approximately 8,000 net acres. The interests of all of the owners of this prospect have been combined in an effort to market and sell the property. The Nucla Prospect is located in Montrose County, Colorado, which is on the western edge of Colorado.

     The Nucla Prospect is essentially an exploration project. As such, we acquired our interest with the idea of selling a majority to a larger industry participant. Due to the substantial costs necessarily involved in exploring and possibly developing the property, we do not believe it is an appropriate prospect for us to develop. WYOG acquired the interest in the Nucla Prospect from NRG Resources, Inc. ("NRG") in April 2002 in an arms-length negotiated transaction in which WYOG issued 60,000 shares of WYOG's $0.001 par value common stock, valued at $2.00 per share. Paul G. Laird and Les Bates, both officers and directors of the Company, and Grant Gaeth, a director of the Company, were officers and directors of NRG and at the time of the transaction had no ownership in WYOG.

     We and the other interest owners in the Nucla Prospect have executed an agreement governing our interests in this property. Pursuant to the agreement, the interest owners created an area of mutual interest surrounding the property in which any owner must offer a right to participate to any other owner. The main purpose of the agreement is to market and sell a majority of the interests. To that end, each owner is attempting to obtain industry partners to further evaluate the Nucla Prospect by seismic surveying and/or drilling of one or more test wells. Our objective is to sell the Nucla Prospect for cash, subject to a retained overriding royalty interest, and possibly a carried or back-in working interest. In the event of the sale of the Nucla Prospect, each working interest holder in the Nucla Prospect will be reimbursed for individual lease costs and other reasonable and necessary expenses connected with the sale. Any remaining proceeds shall be divided in accordance with the parties' interest in the property. The parties have agreed that consent to sale of this property shall not be unreasonably withheld.

     We, together with the other working interest owners, granted a seismic option for two years to an independent third party in December 2004. The consideration, net of costs, for the option approximates $15,171 to the Company's interest, and the grantee will pay all lease rental obligations during the option period.

     Natural Gas Gathering Pipeline

     Prior to May 2005, there was no operating gathering pipeline available at the Slater Dome Prospect to transport our gas. However, SDG, an affiliate of Paul G. Laird, the Company's President and Chief Executive Officer, completed construction of the 18-mile Gas Gathering Pipeline to the Slater Dome Prospect in May 2005, and we commenced the sale of natural gas in June 2005. The Gas Gathering Pipeline transports the Company's natural gas from the Slater Dome Prospect to a Questar transportation line in Baggs, Wyoming.

     Management considers the ownership of the Gas Gathering Pipeline to be a strategic asset, because in addition to providing a market for gas produced from the Slater Dome Prospect, the Gas Gathering Pipeline provides an additional source of revenue from distributions paid to the holders of the Limited Partnership Interests in SDG. Gas produced from other owners and operators in the area around the Slater Dome Prospect may be transported through the Gas Gathering Pipeline for a fee, assuming the wells are connected to the Gas Gathering Pipeline. The attractiveness of the Gas Gathering Pipeline to other producers will depend on the amount of the fee and other alternatives for transporting gas to market.

     We and the other producers at the Slater Dome Prospect have entered into a ten-year gathering agreement and have agreed to pay SDG a fee of $0.50 per MCF, subject to annual escalations for cost recovery of gas transported through the line, until the costs of the Gas Gathering Pipeline are recovered and $0.25 thereafter and to dedicate our gas to the Gas Gathering Pipeline. The construction costs for the Gas Gathering Pipeline were $2,609,841. The producers have agreed to guarantee two-thirds of the aggregate construction costs, or $1,739,894 through the producers' payment of gathering fees. The fees may be increased to cover annual calculations of shortfalls from the minimum daily quantity ("MDQ"); the fee may be increased at the end of each of the first four years beginning June 3, 2005. If the total gathering revenue for the preceding year is less than two-thirds of the construction costs divided by five, SDG may increase the gathering fee for the year immediately following the year in which the shortfall occurs by the dollar amount per million British Thermal Units (MMBtu) necessary to make up the monetary equivalent of the annual shortfall. In the event that total gas gathering revenue for the preceding year is greater than two-thirds of the construction costs divided by five, SDG will credit such excess to the following year's comparison.

     The following table summarizes the MDQ requirements whereby each producer agrees to deliver a MDQ/MMBtu of gas during the first five years following the date the Gas Gathering Pipeline began transporting gas:

                           Year                  Minimum
                                          Producers' Aggregate
                                          MDQ/MMBtu Quantities
                             1                     1,500
                             2                     2,000
                             3                     4,000
                             5                     5,000
                             6                     6,000
                             7                     7,000
                             8                     8,000
                             9                     9,000
                            10                    10,000

     In March 2005, the Company advanced $1,000,000 to Natural Resource Group Gathering LLC, the general partner of SDG ("NRGG" or the "General Partner"). In May 2005, NRGG contributed the Gas Gathering Pipeline and the $1,000,000 obligation to the Company to SDG. Later in May 2005, the Company and SDG agreed to convert the $1,000,000 advance into Limited Partnership Interests in SDG. In June 2005, the Company advanced $85,000 to the General Partner for operating expenses. In July 2005, the Company agreed to convert the advance in the amount of $85,000 into Limited Partnership Interests and purchased an additional $515,000 of Limited Partnership Interests. As a result, at, February 28, 2006, the Company owned 59.97% of the Limited Partnership Interests and accordingly, 53.97% of SDG.

     On May 10, 2006, the Company increased its investment in SDG by acquiring additional Limited Partnership Interests, resulting in an additional 20.51% of SDG cash distributions until the limited partners in SDG have received cash distributions equal to their initial capital contributions and 17.10% of cash distributions thereafter, in exchange for a subordinated convertible debenture in the amount of $608,194 bearing 2.5% interest and due January 1, 2008. The debenture is convertible into shares of the Company's $0.001 par value common stock ("Common Stock") at a conversion price of $2.00 per share. The Company, as of May 10, 2006, owns 82.76% of the Limited Partnership Interests and, accordingly, 74.48% of SDG's cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter. The debenture has customary weighted-average anti-dilution rights with respect to any subsequent issuance of any shares of the company's Common Stock or Common Stock equivalents at a price less than $2.00 per share and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions. The $608,194 paid for the additional interests was the actual cost paid by NRGG for those limited partnership interests.

     The creditors of SDG do not have recourse to the general credit of the Company.

     In connection with the conversion of the $1,000,000 loan to Limited Partnership Interests, the Company executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). The Partnership Agreement provides that distributions will be allocated (i) first, to the General Partner in the amount of the Out-of-Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) second, 90% to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests, as defined in the Partnership Agreement) and 10% to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement) of all of the Limited Partners is reduced to zero; and
(iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion.

     Drilling Activity

     The results of our coal-bed methane gas drilling activity during the year ended February 28, 2006, is that we completed three wells of the three drilled at the Slater Dome Prospect.


                              February 28, 2006           February 28, 2005

                               Gross       Net             Gross       Net
     Development wells:        -----       ---             -----       ---
     Productive                3           0.9             1           0.3
     Dry                       --          --              --          --
     Total                     3           0.9             1           0.3

     Through October 31, 2006, the results of our drilling activity for the fiscal year ended February 28, 2007 was as follows:


                                                October 31, 2006
                                              Gross            Net
                                              -----            ---
                 Development wells:             0               0
                 Productive                     0               0
                 Dry                            0               0
                 Total                          0               0


     Productive wells

     As of October 31, 2006, we had working interests in 11 coal-bed methane wells (3.30 wells, net) and one water-disposal well (0.3 wells, net), each located at the Slater Dome Prospect. Nine of the coal-bed methane wells are producing wells (3.0 wells, net), one well (0.3 net) is shut in awaiting a gathering line connection to the Gas Gathering Pipeline and one well (0.3 net) is shut in awaiting completion.

     Gas production volumes and average sales price are as follows:

     During the fiscal year ended February 28, 2006, we entered into an agreement with Cedar Ridge, the operator of the Slater Dome Prospect, whereby they would market the gas produced from the Slater Dome Prospect and disburse royalty proceeds, overriding royalty or other interests, pursuant to Title 34 of the Colorado Revised Statutes, attributable to the Company's share of production during the term of the agreement. The marketing agreement further specifies that the price we receive for the gas will be no less than that received by Cedar Ridge. The agreement can be terminated at any time with 60 days' notice. The production from the Slater Dome Prospect was sold principally to one purchaser and is being sold on a month-to-month basis. The following summarizes the gas production in the Slater Dome Prospect during the fiscal years ended February 28, 2006 and 2005:

                                                 Fiscal Years Ended
                                                     February 28,

                                                    2006       2005

         Gas production in MCF                      14,731      --
         Average price per unit:                    $7.84      $-0-


     During the fiscal year February 28, 2006, the Company produced 25,564 MCF of gas, of which it used 10,833 MCF in operations and sold 14,731 MCF. The gas used in operations is expected to decrease, as the nine producing wells have been converted from gas-driven pumping units to electric pumping units during the quarter ended May 31, 2006.

     Oil and gas reserve information

     The estimated oil and gas reserves presented below were derived from reports prepared by Questa Engineering, Corp., an independent petroleum engineering firm. The reserve estimates are developed using geological and engineering data and interests and burdens information developed by the Company. Reserve estimates are inherently imprecise and are continually subject to revisions based on production history, results of additional exploration and development, prices of oil and gas and other factors.

     Estimated quantities of proved developed and proved undeveloped reserves (all of which are located within the United States at the Slater Dome Prospect) are 6,006,000 MCF of gas.

     The present value of estimated net revenues before income tax, discounted at 10%, is $6,873,700, using a current price of $5.32 per MCF, as summarized as follows:

                                                          February 28,
                                                     2006           2005
                                                  ------------------------
     Future cash inflows                          $ 31,953,800     $    --
                                                  ------------------------
     Deduct:
     Future production costs                       (11,496,300)         --
     Future development costs                       (4,502,800)         --
     Future income taxes                            (4,048,000)         --
                                                  ------------------------
                                                   (20,047,100)         --
                                                  ------------------------

     Future net cash flows                          11,906,700          --

     Less 10% discount amount                       (5,033,000)         --
                                                  ------------------------
                                                  $  6,873,700      $   --
                                                  ========================

     The data in the table above represents estimates only. Oil and natural gas reserve engineering is inherently a subjective process of estimating underground accumulations of oil and natural gas that cannot be exactly measured. The accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment. Accordingly, reserve estimates may vary from the quantities of oil and natural gas that are ultimately recovered. See "Risk Factors."

     Future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. The net future cash flows should not be construed as the current market value of the reserves. The 10% discount factor used to calculate present value is not necessarily the most appropriate discount rate. The present value, no matter what discount rate is used, is materially affected by assumptions as to timing of future production, which may prove to be inaccurate.

     Business Strategy

     Maximizing the value of our existing assets and locating new growth projects are the principle elements of our business strategy. Our primary focus in the next fiscal year is to increase our cash flow and oil and gas reserves by developing the Slater Dome Prospect and to commence exploratory drilling at the Flattops Prospect. The next objective is to internally develop and/or acquire other natural gas prospects capable of producing significant reserves. We also intend to work towards developing and marketing oil and gas prospects by attempting to obtain a promoted or carried working interest in the wells we plan to drill on the Flattops Prospect.

     Effective July 7, 2006, the Company entered into a Purchase Agreement (the "LRS Agreement") with LRS Group, LLC and R & R Exploration Fund, LLC (collectively "LRS"), whereby the Company acquired a 2D seismic data license from LRS identifying over 150 drill site locations in the Denver Julesberg Basin in Colorado. The purchase price for the 2D seismic data license from LRS is $650,000, payable $325,000 upon the execution of the LRS Agreement, $162,500 due on January 7, 2007 and $162,000 due July 7, 2007. The Company also granted LRS 5% of 8/8th overriding royalty interests for each 87.5% net revenue interest the Company acquires in the Area of Mutual Interest as defined in the LRS Agreement.

     The Company expects to use the seismic data to acquire properties for potential drill sites within the Area of Mutual Interest. Pursuant to the LRS Agreement, the Company must drill one initial test well within the first year of the LRS Agreement and two additional wells within the first three years of the LRS Agreement. Thereafter, the Company must either drill at least one additional well per year, shoot additional seismic, or acquire additional acreage within the Area of Mutual Agreement to keep the LRS Agreement in full force and effect.

     Any additional seismic data acquired in the Area of Mutual Agreement during the term of the LRS Agreement shall be the sole property of the Company.

     Coal-bed Methane Gas

     Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under normal geologic conditions. Methane is generally considered a cleaner form of energy than traditional coal and oil. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is coal-bed methane ("CBM"). Water permeates coal beds, and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven times as large as a conventional natural gas reservoir of equal rock volume. CBM is kept in place usually by the presence of water. Thus, the production of CBM in most cases requires the dewatering of the coal gas to be extracted. Therefore, in a coal-bed gas well, water is produced in large volumes, especially in the early stages of production. Since CBM at the Slater Dome Prospect, and potentially in the Flattops Prospect, is found at relatively shallow predictable depths, exploration and development costs are generally much lower than for deeper, more geologically complex, oil and gas exploration projects. The wells drilled and completed to extract CBM from these shallower coal seams are therefore much more cost effective to drill and complete. Operating costs, however, for these wells are usually higher than for conventional free-flowing gas wells due to the need to pump and dispose of water during the producing life of the well.

     The United States Geological Survey has estimated coal-bed gas resources of at least 700 trillion cubic feet. About 100 trillion cubic feet of that appears to be economically recoverable with existing technology. CBM gas currently accounts for about 7.5% of total natural gas production in the United States.

     Glossary of Terms

     Bcf:           Billion cubic feet.

     Bcfe:          Billion cubic feet equivalent.

     Gross acre:    An acre in which a working interest is owned, without regard to the size of the interest.

     Gross well:    An oil or gas well in which a working interest is owned,
                    without regard to the size of the interest.

     Leases: Full or partial leasehold interests in oil and gas prospects, authorizing the owner thereof to drill for, reduce to possession and produce and sell oil and gas, subject to the payment of rentals, bonuses and/or royalties.

     MCF:           Thousand cubic feet.

     MMBtu One million British Thermal Units. A British Thermal Unit is the amount of heat required to raise the temperature of a one-pound mass of water by one degree Fahrenheit.

     MMCF:          One million cubic feet.

     Net acres:     One net acre is deemed to exist when the sum of the
                    fractional working interests owned in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres.

     Net well:      One net well is deemed to exist when the sum of fractional working interests owned in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells.

     Proved         Reserves that are expected to be recovered through existing
     Developed      wells with existing equipment and operating methods.
     Reserves:

     Proved Oil     Estimated quantities of crude oil, natural gas and natural
     and Gas        gas liquids which geological and engineering data
     Reserves:      demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, (i.e., prices and costs as of the date the estimate is made.) Prices include consideration of changes in existing prices provided only by contractual arrangements but not on escalations based upon future conditions. For a complete definition of proved oil and gas reserves, see Rule 4-10(a)(2)(3)(4) of Regulation S-X, available on the SEC website at (http://www.sec.gov/divisions/corpfin/forms/regsx.htm#gas).

     Proved         Proved reserves that are expected to be recovered from new
     Undeveloped    wells on undrilled acreage or from existing wells where a
     Reserves:      relatively major expenditure is required for recompletion.

     PV-10 Value    The present value of estimated future gross revenue to be
                    generated from the production of estimated net proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income taxes or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

     Competition

     The oil and natural gas industry is intensely competitive. Our competition includes major natural resource companies that operate globally, as well as independent operators located throughout the world, including North America. Many of these companies have greater financial resources than we do. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger or integrated competitors may be able to absorb the burden of existing, and any changes to, federal, state, and local regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

     The three largest CBM producers in the lower 48 states are BP Amoco, Burlington Resources and Phillips Petroleum, all of which produce most of their CBM production from the San Juan Basin in northwest New Mexico and southwest Colorado.

     Devon Energy ranks fourth in production and is aggressively expanding CBM production in the Powder River Basin in Wyoming and Montana and the Raton Basin in south-central Colorado and northeastern New Mexico and has CBM production in the San Juan Basin and Wind River Basin in central Wyoming. Devon Energy has also acquired what is considered a "dominant" 250,000-acre position in the Powder River Basin in addition to 53,000 acres in the Wind River Basin and 150,000 acres in the Forest City/Cherokee Basin in Kansas.

     Anadarko Petroleum Corporation ("Anadarko") is an independent oil and gas exploration and production company with 1.5 billion barrels of oil equivalent of proved developed reserves and .925 billion barrels of oil equivalent proved undeveloped reserves as of December 31, 2005. Its major areas of operation in the United States are located primarily in Texas, Louisiana, the mid-continent region and the western states, Alaska and the Gulf of Mexico. It also has operations in Canada, Algeria and several other international markets. Anadarko actively markets natural gas, oil and natural gas liquids production and owns and operates gas-gathering systems in its core producing areas. In addition, it is engaged in the hard-minerals business through non-operated joint ventures and royalty arrangements in several coal and industrial mineral mines located on lands within and adjacent to its properties that include an 8,000,000-acre strip running through portions of Colorado, Wyoming and Utah.

     EOG Resources, Inc. ("EOG") explores, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, as well as in Canada, Trinidad and selected other international areas. EOG's operations are mainly natural gas and crude oil exploration and production. At December 31, 2005, EOG's total estimated net proved reserves were 6,194 Bcfe, of which 5,557 Bcf were natural gas reserves and 106 million barrels MMBbl, or 637 Bcfe, were crude oil, condensate and natural gas liquids reserves. As of December 31, 2005, approximately 56% of EOG's reserves (on a natural gas equivalent basis) were located in the United States, 22% in Canada, 21% in Trinidad and 1% in the United Kingdom North Sea.

     The following is a summary of the regional competitors that are active in the coal-bed methane segment of the industry:

     As of December 31, 2005, Double Eagle Petroleum Co. ("Double Eagle") owns interests in a total of 626 producing wells, with natural gas constituting approximately 82% of its production and oil constituting approximately 18%. Double Eagle's Eastern Washakie coal-bed natural gas project is a 40-mile-long trend located between the town of Baggs and Rawlins in south-central Wyoming. Double Eagle has acquired interests in 53,570 gross acres (30,387 net acres) and controls operations on over 260 undrilled locations on 80-acre spacing. Double Eagle owns other interests in acreage outside of the Atlantic Rim area.

     Galaxy Energy Corporation ("Galaxy") is in the business of acquiring and developing coal-bed methane and other unconventional and conventional natural gas properties in Wyoming, Texas, Europe and other areas where shallow coal beds offer attractive exploitation opportunities for natural gas. Galaxy has an interest in 235 completed wells, 71 of which are in various stages of completion and 77 of which are shut in as of March 9, 2006. Galaxy owns an interest in 294,367 gross acres and 85,828 net acres in the Powder River Basin in Wyoming and Montana.

     Clayton Williams Energy, Inc. ("Clayton Williams") is a private independent exploration and production company that develops and produces oil and natural gas. Clayton Williams has leased approximately 70,000 undeveloped acres adjacent to the southeast of the Slater Dome Prospect. Clayton Williams has indicated it intends to conduct tests in the exploration for natural gas on its leases during calendar 2006.

     Yates Petroleum Corporation, a private independent oil and gas company, leases approximately 80,000 acres along the Cherokee Ridge and Fort Union Coal Fairway adjacent to and southwest of the Slater Dome Prospect.

     Merit Energy Company ("Merit") is a private firm specializing in direct investments in oil and gas assets. Merit holds acreage in the Fort Union Coal production at South Baggs/West Side Canal directly west of the Slater Dome Prospect.

     Market for Oil and Gas

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the capacity of the gas transportation systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

     Government Regulation

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include drilling permits, discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on the company. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability.

     Oil & Gas Regulation

     The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows.

     Drilling and Production

     Our operations are subject to various types of regulation at federal, state and local levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties and municipalities in which we operate, also regulate one or more of the following:

     o    The location of wells;

     o    The method of drilling and casing wells;

     o    The rates of production or "allowables";

     o The surface use and restoration of properties upon which wells are drilled; and

     o The plugging and abandoning of wells; and notice to surface owners and other third parties.

     State laws regulate the size and shape of drilling and spacing units, or proration units, governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

     Natural Gas Sales Transportation

     Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

     FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule-makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory, basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

     Mineral Act

     The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

     Environmental Regulation

     Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities, including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

     Waste Disposal

     The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent, requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil, natural gas or geothermal energy constitute "solid wastes," which are regulated under the less-stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

     CERCLA

     The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course of operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

     Air Emissions

     Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

     Clean Water Act

     The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or its derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

     We believe that we are in substantial compliance with current applicable environmental laws and regulations.

     As the operator of Slater Dome Prospect, Cedar Ridge will be responsible for obtaining all permits and government permission necessary to operate the property and permits to drill wells. Likewise, we, as the operator of the Flattops Prospect, will be responsible for obtaining all permits and government permission necessary to operate and drill wells on that prospect. SDG is responsible for maintaining easements or other arrangements with owners of the land over which the Gas Gathering Pipeline is built, as well as operating and maintaining the Gas Gathering Pipeline.

     Research and Development Activities

     No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past two years.

     Employees

     We currently have five employees, including Paul G. Laird, our President and Chief Executive Officer, Les Bates, our Chief Financial Officer, Principal Accounting and Financial Officer, Secretary and Treasurer and Jubal S. Terry, our Manager of Exploration. Our executive officers devote such time, as each officer deems necessary to perform his duties to the Company and are subject to conflicts of interest.

     From time to time, we use the services of clerical and accounting personnel on a part-time basis and the services of geologists, engineers, landmen and other professionals on a contract basis as may be necessary for our oil and gas operations.

     Legal Proceedings

     We are not currently subject to any legal proceedings, and to the best of our knowledge, none other is threatened, the results of which would have a material impact on our properties, results of operation or financial condition. Neither, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

     All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

     Our directors and executive officers, their ages, positions held are as follows:

     Name                Age      Position with the Company
     ----                ---      -------------------------

     Paul G. Laird        50      President, CEO and Director

     Les Bates            63      Chief Financial Officer, Principal
                                  Accounting & Financial Officer,
                                  Secretary/Treasurer, and Director

     Grant I. Gaeth       74      Director


     The following information summarizes the business experience of our officers and directors, as well as the officers, directors and key employees:

     Paul G. Laird has been the President, Chief Executive Officer and a director of the Company since April 2003. Mr. Laird was previously a director of Skyline from June 2003 to February 2005. He is currently the president of NRG, a privately-held oil and gas exploration and development company, a position he has held since 1997. Prior to that, he was the vice president of land operations for Western Alliance Petroleum Corporation and land manager for Canterra Petroleum, Inc., both private oil and gas companies. During this time, he was active in oil and gas exploration and development in the states of Montana, North Dakota, Colorado, Nebraska, Wyoming and Utah. Mr. Laird was a founder of International Marketing Corporation of Colorado, a private company engaged in the restaurant business. He received a Bachelor of Science in business with an emphasis in petroleum, land and real estate management from the University of Colorado in 1980.

     Les Bates has been the Chief Financial Officer, Principal Accounting and Financial Officer, Secretary, Treasurer and a director of the Company since April 2003. Mr. Bates was previously the Secretary and a director of Skyline from June 2003 to February 2005. Mr. Bates established Les Bates & Associates, Inc. in 1974 after five years of working with two of what were then known as "Big 10" accounting firms. Les Bates & Associates, Inc. has provided a broad range of auditing, accounting and tax services to public and private corporations, consisting of oil and gas companies, oil and gas drilling and development programs, mining and mineral exploration entities, light manufacturing companies, real estate developers, contractors, alternative energy companies and private individuals. Mr. Bates has taught oil and gas accounting classes as an adjunct professor at the University of Colorado - Denver and for the American Institute of Bankers, Denver chapter.

     Grant I. Gaeth has been a director since April 2003 and has been involved in exploring for oil and gas since his graduation from Utah State University in 1953. He began his career with The Carter Oil Company and Humble Oil and Refining Company (Exxon), working as a field geologist in the Colorado Plateau, Basin and Range geological provinces. He worked on Exxon's geological efforts along the Colorado River, mapping structural leads throughout the Southern half of Utah. Mr. Gaeth has been self-employed as an independent consulting geologist for the last 37 years.

     There are no family relationships among directors, nor any arrangements or understandings between any director and any other person pursuant to which any director was elected as such. The present term of office of each director will expire at the next annual meeting of stockholders.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

     Currently, we do not have an audit committee and, as such, do not have a financial expert on our audit committee. We do not have a compensation or nominating committee of the Board of Directors.

Code of Ethics

     At this time, the Company has not adopted a formal Code of Ethics that applies to the Chief Executive Officer and Chief Financial Officer. The Company expects to adopt a formal Code of Ethics during the current fiscal year.

Involvement in Certain Legal Proceedings

     During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or has been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) been found by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Director Compensation

     We have not paid any cash compensation to our directors for their service on our Board of Directors. However, we intend to pay $100 per meeting to our directors for the foreseeable future.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended February 28, 2006, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met, except that (i) Paul G. Laird and Les Bates each filed two delinquent Form 4s disclosing one transaction on each form, (ii) Grant Gaeth filed one delinquent report on Form 4 disclosing one transaction and (iii) John D. McKey, Candace McKey, the Apollo Trust, Aviel Faliks and Helen De Bove have each failed to timely file a Form 3.

Executive Compensation

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the fiscal years ended February 28, 2006 and 2005 and February 29, 2004, of Paul G. Laird and Les Bates, the Company's most highly compensated executive officers. Messrs. Laird and Bates were appointed in April 2003.

                                                            Long Term Compensation
                          Annual Compensation
Name and                                                  Restricted    Securities
Principal        Fiscal   Salary        Bonuses  Other    Stock Award   Underlying
Position          Year                                                   Options
--------------   ------   -------       -------  -----    -----------   ----------
Paul G. Laird      2006   $84,996       $30,000    $0     $117,000(5)    75,000(4)
  Chief            2005   $84,996       $    --    $0     $     --      100,000(1)
Executive        2004(2)  $63,747       $    --    $0     $     --       25,000(3)
  Officer and
President
----------------------------------------------------------------------------------
Les Bates
 Principal         2006   $84,996       $30,000    $0     $117,000(5)    75,000(4)
Accounting and     2005   $84,996       $    --    $0     $     --      100,000(1)
Financial        2004(2)  $63,747       $    --    $0     $     --       25,000(3)
Officer,
----------------------------------------------------------------------------------

(1) Includes options to acquire 100,000 shares of Common Stock at an exercise price of $0.75 per share, exercisable until October 24, 2014.
(2)  From June 1, 2003, to February 29, 2004.
(3) Includes options to acquire 25,000 shares of Common Stock at an exercise price of $1.00 per share, exercisable until June 6, 2013.
(4) Includes options to acquire 75,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable until May 13, 2015.
(5) On May 19, 2005, the Company granted restricted stock awards, which vested on that date, of 100,000 shares of its Common Stock to its two executive officers as compensation for services. The Company's Common Stock closed at $1.17 on that day.

     Option/SAR Grants in Last Fiscal Year

     The following table sets forth information concerning options granted during the fiscal year ended February 28, 2006 to Messrs. Laird and Bates.

                     Number of         % of Total Options
                     Securities            Granted to        Exercise   Expiration
         Name    Underlying Options   Employees in Fiscal     Price        Date
                      Granted                 Year
------------------------------------- --------------------- ---------- ------------
Paul G. Laird          75,000                 50%             $1.15    May 13, 2015
------------------------------------- --------------------- ---------- ------------
Les Bates              75,000                 50%             $1.15    May 13, 2015
------------------------------------- --------------------- ---------- ------------

     Option Values

     The following table provides certain information concerning the fiscal year end value of unexercised options held by Messrs. Laird and Bates.

     ---------------------------------------------------------------------------------------------------------
                                       Aggregated Option Exercises in 2006 Fiscal Year
                                              and Fiscal Year End Option Values
     ---------------------------------------------------------------------------------------------------------
     Name          Shares
                   acquired   Value       Number of Unexercised Options     Value of Unexercised In-the-Money
                   exercise   realized    at Fiscal Year End                Options fiscal year end (1)
     ------------- ---------- ----------- ---------------- ---------------- ---------------- -----------------
                                            Exercisable    Unexerciseable      Exercisable    Unexerciseable
     ------------- ---------- ----------- ---------------- ---------------- ---------------- -----------------
     Paul G.           0          0          200,000             0            $251,750               0
      Laird
     ------------- ---------- ----------- ---------------- ---------------- ---------------- -----------------
     Les Bates         0          0          200,000             0            $251,750               0
     ------------- ---------- ----------- ---------------- ---------------- ---------------- -----------------

     (1) Value calculated by determining the difference between the closing sales price on May 15, 2005, of $2.19 per share and the exercise price of the options. Fair market value was not discounted for restricted nature of any stock purchased on exercise of these options.

 Employment Agreements

     We have written employment agreements with our executive officers, Paul G. Laird and Les Bates. Pursuant to their employment agreements, Messrs. Laird and Bates each devotes such time as he deems necessary to perform his duties to the Company and is subject to conflicts of interest. Effective August 1, 2006, the Messrs. Laird and Bates' employment agreements were modified to provided that Mr. Laird would receive base salary compensation in the amount of $155,000 per annum and Mr. Bates would receive base salary compensation in the amount of $150,000. Messrs. Laird and Bates' base salary compensation is adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or $6,000, whichever is greater. The compensation is subject to annual escalations based on cost-of-living and merit increases approved by the Board. Effective October 31, 2006, Messrs. Laird and Bates' employment agreements were modified to expire October 31, 2009; however, they are automatically renewable on an annual basis for additional one-year increments.

     The employment agreements contain provisions under which we will be obligated to pay Mr. Laird and Mr. Bates all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control, as defined in their employment agreements, occurs. We have not obtained any key man life insurance on any of our executive officers.

Indemnification and Limitation on Liability of Directors

     Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

     o    any breach of the duty of loyalty to us or our stockholders;

     o acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

     o dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

     o    violations of certain laws; or

     o any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles of Incorporation.

Certain Relationships and Related Transactions

     Raymond McElhaney and Bill M. Conrad, directors of the Company who resigned on February 25, 2005, and Ronald R. McGinnis, a director who resigned on April 3, 2003, are considered "promoters," and took initiative in organizing the business of our Company. In connection with our initial capitalization, each of Messrs. McElhaney, Conrad and McGinnis received shares of our Common Stock at a price of $0.001 per share; Messrs. McElhaney and Conrad received 312,500 shares in exchange for cash of $1,250 and Mr. McGinnis received 250,000 shares in exchange for $1,000, each share amount adjusted for subsequent stock splits. Messrs. McElhaney, Conrad and McGinnis were the only members of the Board of Directors approving those transactions. Since the Company had only recently been formed and had no prior sales of stock to compare, the price at which the shares were issued to the foregoing individuals was determined with reference to the par value of our Common Stock.

     The Company terminated the previous lease in fiscal 2006, which provided for monthly rent of $1,500 plus utilities and incidentals, and executed a new office lease for new office space in Littleton, Colorado with Spotswood, as defined above, an affiliate of Paul G. Laird, President and Chief Executive Officer of the Company, effective January 1, 2006, for a three-year term, which is renewable under terms and conditions to be negotiated. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. Mr. Laird owns 50% of Spotswood. The Company is of the opinion that the terms of both leases are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $24,953 and $18,000 during the fiscal years ended February 28, 2006 and 2005, respectively. During the year ended February 28, 2006, the Company paid $51,005 for leasehold improvements at its new office space.

     The Company paid a corporation controlled by Grant Gaeth, a director of the Company, for geologic consulting $36,000 and $12,000 during the fiscal years ended February 28, 2006 and 2005, respectively.

     During the fiscal year ended February 28, 2005, the Company issued 60,000 shares of its Common Stock to two of its former directors Raymond McElhaney and Bill M. Conrad, in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003, when the directors were also the Company's operating officers. Market value of the Company's Common Stock on the date of issue was $0.47 per share. The difference between the market value of the stock and the accrued compensation was credited to additional paid-in capital.

     During the year ended February 28, 2006, SDG paid a corporation controlled by Paul G. Laird, President and Chief Executive Officer of the Company, a construction management fee of $100,000 in connection with SDG's service as the general contractor when building the Gas Gathering Pipeline.

     During the year ended February 28, 2006, SDG accrued management fees in the amount of $13,062 to an entity partially controlled by Paul G. Laird, President and Chief Executive Officer of the Company. SDG has an account payable to that entity in the amount of $19,857.

     Paul Laird, President and Chief Executive Officer of the Company, is an officer, director and principal shareholder of NRG and a manager of the General Partner, as defined above, of SDG, the partnership organized for the construction of the Gas Gathering Pipeline from the Company's Slater Dome Prospect, in which the Company owns 82.76% of the limited partnership interests in SDG. The Company will receive 74.48% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter (see Item 1 - Description of Business for a description of the distributions to be allocated according to the Partnership Agreement). The General Partner will have a 10% carried interest in the Gas Gathering Pipeline from the Company's Slater Dome Prospect until the limited partners have received cash distributions equal to their original contribution and 25% of cash distributions thereafter. Further, we have agreed to pay NRG a fee of $0.50 per MCF of gas transported through the Gas Gathering Pipeline until the costs of the Gas Gathering Pipeline are recovered and $0.25 thereafter and to dedicate our gas to the Gas Gathering Pipeline.

     The Company paid $16,000 and $9,000 during the six months ended August 31, 2006 and 2005, respectively, in connection with an office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood"), a Colorado limited liability company and an affiliate of the Company's president. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of New Frontier owns 50% of Spotswood.

     The Company paid a corporation controlled by one of the directors $26,000 and $18,000 for geological consulting during the six months ended August 31, 2006 and 2005 respectively and accrued $3,000 in consulting fees during the six months ended August 31, 2006.

     SDG accrued management fees, to an entity partially controlled by the president in the amount of $11,488 during the six months ended August 31, 2006. SDG has an account payable to that entity of $24,550.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 31, 2006, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.



  Name and Address of                    Amount of Beneficial    Percent of Beneficial
    Beneficial Owner                           Ownership                Ownership
------------------------------------     --------------------    ---------------------
Paul G. Laird (1)                               319,551                   5.24%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

Les Bates (2)                                   319,551                   5.24%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

Grant I. Gaeth (3)                              135,551                   2.26%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

John D. McKey, Jr. (4)                          882,116                  14.71%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

Candace McKey (5)                             1,045,160                  16.96%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

Echo's Voice LLC (6)                            809,783                 12.077%
1535 Falmouth Ave.
New Hyde Park, NY 16040
                                              1,184,783                  16.73%
Apollo Trust (7)
1535 Falmouth Ave.
New Hyde Park, NY 16040
                                                823,370                  12.25%
Aviel Faliks (8)
24 Rozmus Ct.
Allendale, NJ 07401
                                                383,778                   6.23%
John O'Shea (10)
100 Wall Street
New York, New York 10005
                                                375,000                  5.97%%
Wellington Management Company, LLP (11)
75 State Street
Boston, MA 02109
                                              1,903,566                  24.40%
Helen De Bove (12)
1535 Falmouth Ave.
New Hyde Park, NY  16040

Officers & Directors as a Group                 735,551                  11.52%
--------------------------------------------------------------------------------------

(1) Includes (i) 100,000 shares of Common Stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00, expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75, expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15, expiring in 2015, that were granted on May 13, 2005 and (v) 19,551 shares owned by Natural Resources Group, Inc., of which the Mr. Laird is an officer, director and principal shareholder. Does not include 1,250,000 options to acquire shares of the Company's $0.001 par value common stock which are exercisable at a price of $1.25 that were granted on November 10, 2006. These stock options vest at a rate of 156,250 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2014.
(2) Includes (i) 100,000 shares of Common Stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00, expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75, expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15, expiring in 2015 that were granted on May 13, 2005, and (v) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Bates is an officer. Does not include 1,000,000 options to acquire shares of the Company's $0.001 par value common stock which are exercisable at a price of $1.25 that were granted on November 10, 2006. These stock options vest at a rate of 125,000 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2014.
(3) Includes (i) 22,000 shares of Common Stock owned directly by Mr. Gaeth, 6,000 shares owned by GeoEx, Inc., an entity in which Mr. Gaeth is an affiliate, (ii) options to acquire 78,000 shares of Common Stock from the Company at a price of $0.75, expiring in 2014 and (iii) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Gaeth is an officer. Does not include 500,000 options to acquire shares of the Company's $0.001 par value common stock which are exercisable at a price of $1.25 that were granted on November 10, 2006. These stock options vest at a rate of 62,500 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2014.
(4) Includes (i) 439,807 shares owned directly by Mr. McKey and (ii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share. Also includes 342,309 shares owned directly by Mr. McKey's wife, Candace McKey, of which he disclaims beneficial ownership. Does not include 100,000 warrants to acquire shares of our Common Stock held by Candace McKey at a price of $2.00 per share or 163,044 warrants to acquire shares of our Common Stock held by Candace McKey at a price of $1.38 per share.
(5) Includes (i) 342,309 shares owned directly by Ms. McKey, (ii) 163,044 shares underlying warrants exercisable at $1.38 per share, expiring in 2007 and (iii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share. Also includes 439,807 shares owned by Ms. McKey's husband, John D. McKey, Jr., of which she disclaims beneficial ownership. Does not include 100,000 warrants to acquire shares of our Common Stock held by Mr. McKey.
(6) Includes (i) 250,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 125,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 434,783 shares of Common Stock held by Echo's Voice, LLC. Helen Del Bove, manager of Echo's Voice LLC, exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC.
(7) Includes (i) 500,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 250,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 434,783 shares of Common Stock held by Apollo Trust. Helen Del Bove, Trustee of the Apollo Trust, exercises dispositive and voting power with respect to the shares of Common Stock owned by the Apollo Trust.
(8) Includes (i) 375,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 187,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 260,870 shares of Common Stock held by Mr. Faliks.
(9) Includes (i) 150,000 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 75,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.
(10) Includes (i) 62,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 31,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 5,063 shares of Common Stock issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 115,665 shares of Common Stock issued to Westminster Securities Corp. as compensation pursuant to the Placement Agent Agreement dated June 28, 2005, (v) 84,650 shares of Common Stock underlying a warrant issued to Mr. O'Shea in connection with his purchase of the Company's Series B Preferred Stock and (vi) 84,650 shares of Common Stock underlying a warrant issued to Securities Westminster Corp. pursuant to the Placement Agent Agreement dated September 14, 2004. John P. O'Shea, as an officer of Westminster Securities Corp., exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp.

(11) Includes: (i) 100,000 shares of Common Stock to be offered upon conversion of the Debenture and 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by J. Caird Partners, (ii) 100,000 shares of Common Stock to be offered upon conversion of the Debenture and 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by J. Caird Investors, (iii) 25,000 shares of Common Stock to be offered upon conversion of the Debenture and 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by the WTC-CIF Unconventional Fund and (iv) 25,000 shares of Common Stock to be offered upon conversion of the Debenture and 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by the WTC-CTF Unconventional Fund. The 375,000 shares represent the amount of shares Wellington Management Company, LLP ("WMC") may be deemed to beneficially own as investment advisor, which are held of record by clients of WMC. No such client of WMC is known to have beneficial ownership to more than 5% of this class of securities.
(12) Includes (i) 250,000 shares of Common Stock to be offered upon conversion of the Debenture and 125,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by Echo's Voice LLC and 434,783 shares of Common Stock held by Echo's Voice,
     (ii) 500,000 shares of Common Stock to be offered upon conversion of the Debenture and 250,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by the Apollo Trust, and 434,783 shares of Common Stock held by the Apollo Trust. Helen Del Bove, as manager of Echo's Voice LLC and Trustee of the Apollo Trust, exercises dispositive and voting power over these shares of Common Stock.

Changes in Control

     We know of no arrangements, including the pledge of our securities by any person, that might result in a change in control.

                         DESCRIPTION OF OUR COMMON STOCK

     Our authorized capital consists of 50,000,000 shares of Common Stock, $0.001 par value and 25,000,000 shares of Preferred Stock, $0.001 par value. As of October 31, 2006, there were 5,896,988 shares of our Common Stock issued and outstanding and 29,410 shares of our Series B Preferred Stock issued and outstanding.

Common Stock

     Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. Our Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our Preferred Stock.

     All of our issued and outstanding Common Stock is, and, when distributed according to the terms of the offering will be, fully paid and non-assessable and are not subject to any future call.

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

     In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

Preferred Stock

     The Articles of Incorporation vest our Board of Directors with authority to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred Stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of Preferred Stock; (vi) the terms and conditions by which Preferred Stock may be converted, if the Preferred Stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

     For a description of our Series B Preferred Stock, see "Prospectus
Summary."

                              PLAN OF DISTRIBUTION

     The Selling Shareholders of the Common Stock of New Frontier Energy, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - settlement of short sales entered into after the date of this Prospectus;

     - broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     -    any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

     We have agreed to keep this Prospectus effective until the earlier of (i) the latest date upon which we are obligated to cause to be effective the registration statement for resale of the shares by the Selling Shareholders,
(ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or
(iii) all of the shares have been sold pursuant to the Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Shareholders or any other person. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

                              SELLING SHAREHOLDERS

     The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock issued and the Common Stock issuable to them upon exercise of the Warrants. Because the Selling Shareholders may offer all or only some portion of the shares of Common Stock being registered and underlying the Warrants, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

     The following table sets forth, as of the date of this prospectus, the name of each selling shareholder for whom we are registering shares for resale to the public and the number of shares of Common Stock may offer pursuant to this prospectus. The Common Stock being offered by the selling shareholders was issued by us in certain private placements conducted November 2004 through March 2005 and in July 2005. The shares of Common Stock offered by the selling shareholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were accredited investors and were acquiring our Common Stock, and the Warrants exercisable for our Common Stock, for investment and had no present intention of distributing the Common Stock. The shares being offered by the selling shareholders as set forth herein were previously registered on a

Registration Statement on Form SB-2 (registration No. 333-123097) that was declared effective on April 14, 2005 and on Form SB-2 (registration No. 333-128603) that was declared effective on December 16, 2006. Except as noted below, none of the selling shareholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling shareholders is or was affiliated with registered broker-dealers.

     The number of shares in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Shareholders. Assuming that the selling shareholders sell all of the shares of our Common Stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling shareholder will not own any shares other than those appearing in the column entitled "Number of shares or common stock owned after the offering." We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of common stock. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act.


                                                                        Number of Shares Owned After Offering
                                                                         and Percentage Total of the Issued
                                                                                 and Outstanding
                                                                        -------------------------------------
Name of Selling Shareholder            Shares Owned      Shares to be     Shares After       Percentage of
                                       Prior to          Registered         Offering*          Issued and
                                       Offering                                               Outstanding*
---------------------------            --------------    ------------   ----------------    -----------------
Giovanni Gabriele                        37,500 (1)         37,500             Nil                 Nil
Roger Luskind                            18,750 (2)         18,750             Nil                 Nil
Amy Weltman                              18,750 (3)         18,750             Nil                 Nil
Echo's Voice                            1,209,783 (4)      1,209,783           Nil                 Nil
Apollo Trust                            1,584,783 (5)      1,584,783           Nil                 Nil
Aviel Faliks                            1,063,370 (6)      1,063,379           Nil                 Nil
Chung Lew (IRA)                          479,674 (7)        479,674            Nil                 Nil
Crown Investment Partners                663,587 (8)        663,587            Nil                 Nil
The Crown Advisors # 5                   112,500 (9)        112,500            Nil                 Nil
John Marsala                            223,206 (10)        223,206            Nil                 Nil
J.Caird Partners LP                     984,783 (11)        984,783            Nil                 Nil
J.Caird Investors (Bermuda)             984,783 (12)        984,783            Nil                 Nil
WTC-CIF Unconv. Value                   246,196 (13)        246,196            Nil                 Nil
WTC-CTF Unconv. Value                   246,196 (14)        246,196            Nil                 Nil
Peggy Stephenson                        433,696 (15)        433,696            Nil                 Nil
Goliath Holdings                         10,500 (16)        10,500             Nil                 Nil
Jeffrey J. McLaughlin                    55,316 (17)        55,713             Nil                 Nil
Marc Deutsch                             58,699 (18)        58,699             Nil                 Nil
Richard L. Cohen                        162,717 (19)        162,717            Nil                 Nil
Daniel Bell                              37,500 (20)        37,500             Nil                 Nil
Richard A. Horstmann                    150,000 (21)        150,000            Nil                 Nil
Jill Pusey                               48,739 (22)        48,739             Nil                 Nil
Earnco MPPP                              51,114 (23)        51,114             Nil                 Nil
Daniel Larson                            37,500 (24)        37,500             Nil                 Nil
Thomas J. Banholzer                      37,500 (25)        37,500             Nil                 Nil
Joseph G.  Kump/Joan Kump                37,500 (26)        37,500             Nil                 Nil






                                       73

John P. O'Shea                          455,213 (27)        455,213            Nil                 Nil
Gregory J. Moroney                      112,500 (28)        112,500            Nil                 Nil
Barry Honig                              37,500 (29)        37,500             Nil                 Nil
James Davidson                           18,750 (30)        18,750             Nil                 Nil
PABC Investment Fund LLC                 18,750 (31)        18,750             Nil                 Nil
Matthew Richard McGovern Living                                                Nil                 Nil
Trust dated 7/28/2000                    19,450 (32)        19,450
Westminster Securities Corp.            671,015 (33)        671,015            Nil                 Nil
Daniel Luskind                           78,178 (34)        78,178             Nil                 Nil
Kevin R. Wilson                          2,100 (35)          2,100             Nil                 Nil
Patrick Thomas Taylor                    6,300 (36)          6,300             Nil                 Nil
Peter Yannakakis                         59,418 (37)        59,418             Nil                 Nil
Ezra Grayman                            297,860 (38)        297,860            Nil                 Nil
Marika Xirouhakis                        54,346 (39)        54,346             Nil                 Nil
Angelica M. Xirouhakis                   9,000 (40)          9,000             Nil                 Nil
Joanne O'Shell                          343,913 (41)        343,913            Nil                 Nil
Neurnberger Kapitalverwaltung            41,739 (42)        41,739             Nil                 Nil
Joel Marcus                              41,739 (43)        41,739             Nil                 Nil
Natalie Merdinger                        68,478 (44)        63,478            5,000                <1%
Andrew Krauss and Sharon Krauss         125,217 (45)        125,217            Nil                 Nil
JTTEN
Horizon Capital Fund LP                  83,478 (46)          Nil              Nil                 Nil
DAS Consulting LLC PSP, Pershing        208,696 (47)        208,696            Nil                 Nil
LLC as Custodian FBO Deborah
Salerno
Select Contrarian Value Partners,
L.P.                                   1,001,739 (48)      1,001,739           Nil                 Nil
Paul B.  Powers                          83,478 (49)        83,478             Nil                 Nil
Bell Capital Partners, LLC               62,609 (50)        62,609             Nil                 Nil
Elias J. Yannakakis                      41,739 (51)        41,739             Nil                 Nil
First European American Trust, Ltd.      41,739(52)         41,739             Nil                 Nil
John Bougearel                           83,478 (53)        83,478             Nil                 Nil
Kevin Laird                              83,478 (54)        83,478             Nil                 Nil
SOS Resource Services, Inc.              43,478 (55)        43,478             Nil                 Nil
Charles Clark                            41,739 (56)        41,739             Nil                 Nil
Dan Curran                               41,739 (57)        41,739             Nil                 Nil
Tom Curran                               41,739 (58)        41,739             Nil                 Nil
Robert Walsh                             41,739 (59)        41,739             Nil                 Nil
John J. Hardy (SMI)                      41,739 (60)        41,739             Nil                 Nil
Damien Kunko (SMI)                       41,739 (61)        41,739             Nil                 Nil
Evan and Courtney Buxner                208,696 (62)        208,696            Nil                 Nil
Roy Walther                              83,478 (63)        83,478             Nil                 Nil
Myron Zwibelman                          83,478 (64)        83,478             Nil                 Nil
Jim Kelly                               208,696 (65)        208,696            Nil                 Nil
Alan Cohen                               83,478 (66)        83,478             Nil                 Nil
Robert Beardsley                        208,696 (67)        208,696            Nil                 Nil
The Crown Advisors #3                   208,696 (68)        208,696            Nil                 Nil
Candace McKey                          1,045,160 (69)       355,352          689,808              11.4%
SEP FBO Daniel Luskind                   83,478 (70)        83,478             Nil                 Nil
Anthony Taylor (IRA)                     41,739 (71)        41,739             Nil                 Nil
George Taylor (IRA)                      41,739 (72)        41,739             Nil                 Nil
John O'Shea (IRA)                       459,130 (73)        459,130            Nil                 Nil
Peter Yannakakis (IRA)                  125,217 (74)        125,217            Nil                 Nil
Vfinance Investments, Inc.               1,005 (75)          1,005             Nil                 Nil
David G. Long                            75,000 (76)        75,000             Nil                 Nil
Sean C. Martin                           1,995 (77)          1,995             Nil                 Nil


(1) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(2) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(3) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(4) Includes (i) 250,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 125,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Helen Del Bove, manager of Echo's Voice LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC.

(5) Includes (i) 500,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 250,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Helen Del Bove, Trustee of the Apollo Trust exercises dispositive and voting power with respect to the shares of Common Stock owned by the Apollo Trust.

(6) Includes (i) 375,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 187,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 240,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 260,870 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(7) Includes (i) 125,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 62,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 140,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 152,174 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(8) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 300,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 326,087 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Chris H. Pauli, Managing Member of the General Partner of Crown Investment Partners, LP exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Investment Partners, LP.

(9) Includes (i) 75,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 37,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Chris H. Pauli, the President of the Crown Advisors #5 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #5.

(10) Includes (i) 37,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,750 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 80,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 86,956 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(11) Includes (i) 100,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Partners, L.P.

(12) Includes (i) 100,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Investors, L.P.

(13) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 108,696 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CIF Unconventional Value Portfolio.

(14) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 108,696 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CTF Unconventional Value Portfolio.

(15) Includes (i) 150,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 75,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 108,696 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares of Common Stock underlying the Series B Preferred Stock and the shares to be offered upon the exercise of warrants issued to the holders of the Series B Preferred Stock is held jointly with Donald W. Stevenson.

(16) Includes (i) 7,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Michael G. Mezzapelle, Manager of Goliath Holdings, LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Goliath Holdings, LLC,

(17) Includes (i) 7,250 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,625 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 20,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, and
         (v) 2,702 shares of Common Stock issued to Mr. McLaughlin as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. McLaughlin has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(18) Includes (i) 10,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 5,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 20,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, and (v) 1,960 shares of Common Stock issued to Mr. Deutsch as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Deutsch has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(19) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 60,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 65,217 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(20) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(21) Includes (i) 100,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(22) Includes (i) 7,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 16,500 share of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(23) Includes (i) 6,250 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,125 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 20,000 share of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Earnest Mathis exercises dispositive and voting power with respect to the shares of Common Stock owned by Earnco MMMP.

(24) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(25) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(26) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(27) Includes (i) 62,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 31,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 170,775 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 185,625 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000, and (v) 5,063 shares of Common Stock issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. John P. O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(28) Includes (i) 75,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 37,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(29) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(30) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(31) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Karol Kolouszek exercises dispositive and voting power with respect to the shares of Common Stock owned by the PABC Investment Fund, LLC.

(32) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 700 shares of Common Stock issued to Mr. McGovern as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. McGovern has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(33) Represents (i) 148,500 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, (ii) 161,412 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, (iii) 115,665 shares of Common Stock issued to Westminster Securities Corp. as compensation to pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 163,625 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and 81,812 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. John P. O'Shea and Daniel Luskind, as officers of Westminster Securities Corp. exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp. Westminster Securities Corp. is a registered broker dealer and as such may be deemed to be an underwriter.

(34) Includes (i) Includes 37,125 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 40,353 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000, and (ii) 700 shares of Common Stock issued to Mr. Luskind as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Luskind has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(35) Includes 2,100 shares of Common Stock issued to Mr. Wilson as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Wilson has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(36) Includes 6,300 shares of Common Stock issued to Mr. Taylor as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Taylor has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(37) Includes (i) 22,542 shares of Common Stock issued to Mr. Yannakakis as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (ii) 24,584 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and (iii) 12,292 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. Mr. Yannakakis has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(38) Includes (i) 11,500 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (ii) 23,000 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (iii) 5,100 shares of Common Stock issued to Mr. Grayman as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 123,750 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 134,510 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000. Mr. Grayman has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(39) Includes (i) 6,396 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (ii) 12,791 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (iii) 4,168 shares of Common Stock issued to Ms. Xirouhakis as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 14,850 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 16,141 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(40) Includes (i) 3,000 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (ii) 6,000 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(41) Includes 160,000 shares of Common Stock to be offered by the Selling Shareholders issuable upon conversion of the registrants outstanding Series B Preferred Stock and 173,913 shares of Common Stock to be offered by the Selling Shareholders issuable upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(42) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Ralf Schwarz, the sole officer of Neurnberger Kapitalverwaltung, exercises dispositive and voting power with respect to the shares of Common Stock owned by Neurnberger Kapitalverwaltung.

(43) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(44) Represents: (i) 5,000 shares of Common Stock, (ii) 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and (iii) 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(45) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 65,217 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(46) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Ms. Deborah Salerno, General Partner of the Horizon Capital Fund, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Horizon Capital Fund, LP.

(47) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Ms. Deborah Salerno exercises dispositive and voting power with respect to the shares of Common Stock owned by this Selling Shareholder.

(48) Represents 480,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 521,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. David W. Berry, principal of the General Partner of the Select Contrarian Value Partners, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Select Contrarian Value Partners, LP.

(49) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(50) Represents 30,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 32,609 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. J. Daniel Bell and William M. Bell, Managing Members of Bell Capital Partners, LLC exercise dispositive and voting power with respect to the shares of Common Stock owned by Bell Capital Partners, LLC.

(51) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(52) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Sandy Winick, President of the First European American Trust, Ltd. exercises dispositive and voting power with respect to the shares of Common Stock owned by European American Trust, Ltd.

(53) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to e offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(54) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(55) Represents 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Salvatore Russo, President of SOS Resource Services, Inc. exercises dispositive and voting power with respect to the shares of Common Stock owned by SOS Resource Services, Inc.

(56) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(57) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(58) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(59) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(60) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(61) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(62) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(63) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to e offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(64) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to e offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(65) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are included on this registration statement.

(66) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(67) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(68) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Chris H. Pauli, the President of the Crown Advisors #3 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #3.

(69) Includes (i) 342,309 shares owned directly by the Selling Shareholder and (ii) 163,044 shares underlying warrants exercisable at $1.38 per share, expiring in 2007 and (iii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share. Also includes 247,500 shares owned by the Selling Shareholder's husband, of which she disclaims beneficial ownership. Does not include 100,000 warrants to acquire shares of our Common Stock held by the Selling Shareholders husband. Mr. McKey.

(70) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Luskind has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(71) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(72) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(73) Includes: (i) 220,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and
         (ii) 239,130 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. John P. O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(74) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 65,217 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Yannakakis has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(75) Represents 1,005 shares of Common Stock issued to Vfinance Investments, Inc. as compensation to pursuant to the Placement Agent Agreement dated June 28, 2005. Vfinance Investments, Inc. is a registered broker dealer and as such may be deemed to be an underwriter.

(76) Represents 75,000 shares of Common Stock to be offered upon the exercise of the Consultant Warrants.

(77) Represents 1,995 shares of Common Stock issued to Mr. Martin as compensation to pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Martin has indicated that he is an affiliate of a broker dealer and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.




     We may require the Selling Shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                  LEGAL MATERS

     The validity of the Common Stock offered by this Prospectus is being passed upon by Schlueter & Associates, P.C.

                                     EXPERTS

         The consolidated financial statements of New Frontier Energy, Inc. included in this registration statement have been audited by Stark Winter Schenkein & Co., LLP, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that directors, officers, employees and agents shall be indemnified by us to the fullest extent authorized by the Colorado Business Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this Prospectus. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of New Frontier Energy, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by New Frontier Energy, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

                              FINANCIAL STATEMENTS



                            NEW FRONTIER ENERGY, INC.



                        CONSOLIDATED FINANCIAL STATEMENTS



                     FOR THE PERIOD ENDED FEBRUARY 28, 2006




                                TABLE OF CONTENTS
                                                                          Page
                                                                        --------

 Report of Independent Registered Public Accounting Firm                  F-1

 Consolidated Financial Statements
      Balance Sheet                                                       F-2
      Statements of Operations                                            F-3
      Statements of Changes in Stockholders' Equity                       F-4
      Statements of Cash Flows                                            F-5

 Notes to Consolidated Financial Statements                               F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Directors
New Frontier Energy, Inc.


We have audited the accompanying consolidated balance sheet of New Frontier Energy, Inc. as of February 28, 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended February 28, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Frontier Energy, Inc. as of February 28, 2006, and the results of its operations, and its cash flows for the years ended February 28, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.



/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------

Denver, Colorado
June 1, 2006

                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                FEBRUARY 28, 2006



                                     ASSETS
CURRENT ASSETS
      Cash                                                              $   746,018
      Accounts receivable, trade                                             54,055
      Prepaid expenses                                                       28,311
                                                                        -----------
            Total current assets                                            828,384
                                                                        -----------

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $290,995                                               6,496,543
                                                                        -----------

                                                                        $ 7,324,927
                                                                        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                  $   576,553
      Dividends payable                                                     340,342
      Accrued expenses                                                        8,049
      Accounts payable, affiliates                                           13,062
                                                                        -----------
            Total current liabilities                                       938,006
                                                                        -----------

LONG TERM LIABILITIES
      Convertible debentures                                               1,399,277
      Accrued interest                                                       41,022
      Asset retirement obligation                                            62,700

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                999,344

STOCKHOLDERS' EQUITY
      Preferred stock, $.001 par value, 25,000,000 shares authorized:
         Series A Convertible, 100,000 shares authorized
         50,000 shares issued and outstanding                                   50
         Series B Convertible, 36,036 shares authorized
         30,657.25 issued and outstanding                                        31
      Common stock, $.001 par value, 50,000,000 shares authorized,
           4,078,819 shares issued and outstanding                            4,078
      Additional paid in capital                                          9,994,443
      Accumulated (deficit)                                              (6,114,024)
                                                                        -----------
                                                                          3,884,578
                                                                        -----------

                                                                        $ 7,324,927
                                                                        ===========


        See accompanying notes to the consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Fiscal Year Ended
                                                            February 28,
                                                         2006          2005
                                                     -----------    -----------
Operating revenues
       Oil and gas sales                             $   144,853    $    28,132
       Gathering fees                                     14,599             --
                                                     -----------    -----------
                                                         159,452         28,132
Operating expenses
       Exploration costs, including dry holes            132,551         50,456
       Lease operating expenses                          668,788        180,105
       Cost of gas gathering                               2,427             --
       General and administrative                        892,338        458,941
       General and administrative non-cash stock
         based compensation                              478,542             --
       Restricted stock award                            234,000             --
       Depreciation, depletion and amortization          188,915         17,499
                                                     -----------    -----------
            Total operating expenses                   2,597,561        707,001
                                                     -----------    -----------

(Loss) from operations                                (2,438,109)      (678,869)
                                                     -----------    -----------
Other income (expense)
       Interest income                                     8,779          3,624
       (Loss) on sale of assets                               --         (1,606)
       Interest expense                                  (68,767)       (43,935)
       Debt issuance costs, non-cash                    (542,018)            --
                                                     -----------    -----------
            Other income (expense), net                 (602,018)       (41,917)
                                                     -----------    -----------

(Loss) before income taxes                            (3,040,116)      (720,786)
                                                     -----------    -----------
Income taxes
       Current                                                --             --
       Deferred                                               --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------
Minority interest in net loss of consolidated
       subsidiary                                         28,560             --
                                                     -----------    -----------

Net (loss)                                           (3,011,556)     (720,786)

Preferred stock dividends                               (418,580)       (63,021)
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $(3,430,136)   $  (783,807)
                                                     ===========    ===========
Net (loss) per common share
       Basic and diluted                             $     (0.94)   $     (0.24)
                                                     ===========    ===========
Weighted average shares outstanding
       Basic and diluted                               3,667,947      3,215,163
                                                     ===========    ===========

        See accompanying notes to the consolidated financial statements.


                            NEW FRONTIER ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                             Series A Preferred     Series B Preferred       Common Stock
                                              $.001 Par Value        $.001 Par Value        $.001 Par Value
                                              Shares    Amount       Shares     Amount     Shares       Amount
                                            --------    ------      --------    ------     ------       ------
Balance February 29, 2004                        -    $     -            -    $      -  $3,194,451    $3,194

  Series A preferred stock                  50,000         50            -          -          -            -

  Series A preferred stock dividends             -          -            -          -          -            -
  Issuance of common stock for
  accrued compensation                           -          -            -          -     60,000           60

  Issuance of common stock warrants              -          -            -          -          -            -

  Series B preferred stock                       -          -    32,175.00         32          -            -
  Less Series B preferred stock issuance
   costs                                         -          -            -          -          -            -

  Series B preferred stock dividends             -          -            -          -          -            -

  Net (loss) for the year                        -          -            -          -          -            -
                                           -------   --------    ----------    ------  ---------     --------
Balance February 28, 2005                   50,000         50     32,175.00        32  3,254,451        3,254

  Issuance of common stock pursuant
    to a stock award                                                                     200,000          200
  Issuance of common stock for services                                                   33,502           34
  Conversion of preferred stock to common
    stock                                                        (1,517.75)        (1)   233,500          234
  Exercise of common stock warrants                                                       84,639           85
  Less Series B preferred stock issuance
    costs
  Issuance of common stock warrants
  Issuance of common stock in connection
   with convertible debentures                                                           170,000          170
  Warrants issued in connection with
   convertible debentures
  Preferred stock dividends
  Conversion of convertible debt to common
    stock                                                                                102,727          103
  Distribution from consolidated
   entity (Note 1)
  Net (loss) for the year
                                           -------   --------    ----------    ------  ---------     --------
Balance February 28, 2006                   50,000       $ 50    30,657.25       $ 31  4,078,819      $ 4,078
                                           =======   ========    ==========    ======  =========     ========

        See accompanying notes to the consolidated financial statements.

                                      F-5
                            (CONTINUED ON NEXT PAGE)


                            NEW FRONTIER ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (CONTINUED)

                                             Additional
                                               Paid-in      Accumulated
                                               Capital        Deficit        Total
                                              ---------     -----------    ---------
Balance February 29, 2004                     $4,188,242   $(1,900,081)   $2,291,355

  Series A preferred stock                       249,950             -       250,000

  Series A preferred stock dividends                   -       (43,027)      (43,027)
  Issuance of common stock for
  accrued compensation                            44,940             -        45,000

  Issuance of common stock warrants                8,000             -         8,000

  Series B preferred stock                     3,217,468             -     3,217,500
  Less Series B preferred stock issuance
   costs                                        (456,524)            -      (456,524)

  Series B preferred stock dividends                   -       (19,994)      (19,994)

  Net (loss) for the year                              -      (720,786)     (720,786)
                                             -----------   -----------   -----------
Balance February 28, 2005                      7,252,076    (2,683,888)    4,571,524

  Issuance of common stock pursuant
    to a stock award                             233,800                     234,000
  Issuance of common stock for services           49,709                      49,743
  Conversion of preferred stock to common
    stock                                           (232)                          -
  Exercise of common stock warrants              116,907                     116,992
  Less Series B preferred stock issuance
    costs                                        (11,127)                    (11,127)
  Issuance of common stock warrants              478,542                     478,542
  Issuance of common stock in connection
   with convertible debentures                   236,130                     236,300
  Warrants issued in connection with
   convertible debentures                      1,509,798                   1,509,798
  Preferred stock dividends                                   (418,580)     (418,580)
  Conversion of convertible debt to common
    stock                                        123,167                     123,270
  Distribution from consolidated
   entity (Note 1)                                 5,672                       5,672
  Net (loss) for the year                                   (3,011,556)   (3,011,556)
                                             -----------   -----------   -----------
Balance February 28, 2006                     $9,994,443   $(6,114,024)  $ 3,884,578
                                             ===========   ===========   ===========




        See accompanying notes to the consolidated financial statements.


                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     Fiscal Year Ended
                                                                                         February 28,
                                                                                     2006          2005
                                                                                 -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                                   $(3,011,556)   $  (720,786)
    Adjustments to reconcile net (loss) to net cash
        (used in) operating activities:
         Depreciation, depletion and amortization                                    188,915         17,499
         Loss on disposition of assets                                                    --          1,606
         Financing issuance costs, noncash                                           542,018             --
         Minority interest in net loss of consolidated subsidiary                    (28,560)            --
         Issuance of restricted stock award                                          234,000             --
         Issuance of common stock warrants                                           478,542             --
         Issuance of common stock for services                                        49,743             --
         Accretion of interest on production payment                                      --         (3,381)
         Interest on convertible debenture                                            41,592             --
         (Increase) decrease in assets:
            Accounts receivable, trade                                               (44,538)        (4,913)
            Prepaid expense                                                          (22,247)         1,851
         Increase (decrease) in liabilities:
            Accounts payable                                                         167,038        444,199
            Accrued expenses                                                         (36,285)        (7,340)
                                                                                 -----------    -----------

       Net cash (used in) operating activities                                    (1,441,338)      (271,265)
                                                                                 -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Proceeds from sale of property and equipment                                          --         15,171
    Other assets                                                                         420          2,707
    Proceeds from disposition of production payment receivable                            --         30,000
    Purchase of property and equipment                                            (3,377,245)      (649,140)
                                                                                 -----------    -----------

       Net cash (used in) investing activities                                    (3,376,825)      (601,262)
                                                                                 -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Payment of notes payable                                                        (500,027)      (102,050)
    Proceeds from notes payable                                                           --        250,000
    Proceeds from convertible debt issue                                           2,760,000             --
    Proceeds from exercising common stock warrants                                   116,992             --
    Issuance of preferred stock and warrants for cash                                     --      3,467,500
    Equity and debt issuance costs for cash                                          (37,511)      (456,524)
    Preferred stock dividends paid                                                  (102,917)       (38,343)
    Minority interest investment in consolidated subsidiary                        1,027,904             --
    Repayment of employee advances                                                        --         10,000
                                                                                 -----------    -----------

       Net cash provided by financing activities                                   3,264,441      3,130,583
                                                                                 -----------    -----------

INCREASE (DECREASE) IN CASH                                                       (1,553,722)     2,258,056

BEGINNING BALANCE                                                                  2,299,740         41,684
                                                                                 -----------    -----------

ENDING BALANCE                                                                   $   746,018    $ 2,299,740
                                                                                 ===========    ===========

Cash paid for income taxes                                                       $        --    $        --
                                                                                 ===========    ===========

Cash paid for interest                                                           $    34,466    $    37,275
                                                                                 ===========    ===========

Supplemental schedule of non-cash investing and financing activities:
       Series B preferred stock converted to common stock                        $       234    $        --
       Warrants issued in connection with convertible debentures                 $ 1,509,798    $     8,000
       Common stock issued with convertible debentures                           $   236,300    $        --
       Conversion of convertible debentures into common stock                    $   123,270    $        --
       Reduction of property and equipment arising from a decrease
        in accounts payable                                                      $    48,813    $        --
       Issuance of common stock for accrued compensation                         $        --    $    45,000
       Asset retirement obligation                                               $    62,700    $        --





        See accompanying notes to the consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION
     -------------------------------------------------------
     New Frontier Energy, Inc. (or the "Company") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming.

     Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming until June 30, 2003.

     On June 30, 2003, Wyoming's Board of Directors approved a dividend in the form of the common stock of its subsidiary, New Frontier. The dividend was paid in the form of one share of New Frontier common stock for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

     During the year ended February 28, 2006, the Company invested $1,600,000 in limited partnership interests in Slater Dome Gathering, LLLP ("SDG"). SDG was organized to construct a natural gas gathering line from the Company's Slater Dome/Coal Creek Draw Prospect, located in northwest Colorado and southwest Wyoming (the "Slater Dome Prospect") that transports the gas from the Slater Dome Prospect to the Questar transmission line at Baggs, Wyoming. The gathering line was completed on June 3, 2005. The Company began selling gas in June 2005. SDG, a calendar year-end company, was formed on September 1, 2004, and was inactive until it received its initial funding on May 18, 2005.

     PRINCIPLES OF CONSOLIDATION
     ---------------------------
     The consolidated financial statements include the accounts of the Company and those of SDG. All significant inter-company accounts and transactions have been eliminated. The fiscal 2005 financial statements include the accounts of the Company and its former wholly-owned subsidiary, Skyline Resources, Inc. ("Skyline"), which was merged into New Frontier effective the close of business on February 28, 2005.

     In December 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46-R, "Consolidation of Variable Interest Entities." FIN No. 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company currently consolidates SDG under the provisions of FIN No. 46-R (see Note 2).

     SDG has a calendar year end of December 31, 2005, which is consolidated with the Company effective February 28, 2006. Subsequent to December 31, 2005 and prior to February 28, 2006, SDG made a cash distribution to the Company in the amount of $5,672. This timing difference is recorded as additional paid-in capital in the accompanying financial statements.

     REVENUE RECOGNITION
     -------------------
     The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells. The Company recognizes gas gathering revenue at the time when the service is rendered.

     ACCOUNTS RECEIVABLE
     -------------------
     The Company uses the direct write-off method for bad debts; this method expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material.

     CASH AND CASH EQUIVALENTS
     -------------------------
     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     NET INCOME (LOSS) PER COMMON SHARE
     ----------------------------------

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income
     (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

     USE OF ESTIMATES
     ----------------
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK
     ----------------------------
     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents. The Company places its cash equivalents with a high credit quality financial institution. The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At February 28, 2006, the Company's uninsured cash balance was $646,018.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------
     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2006. The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and convertible debentures. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand. The fair value of the convertible debentures approximates its carrying value based on current market conditions for similar debt instruments.

     ACCOUNTING FOR OIL AND GAS ACTIVITIES
     -------------------------------------
     The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties, and exploratory dry hole drilling costs are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs that locate proved reserves are capitalized. In addition, the Company limits the total amount of unamortized capitalized costs to the value of future net revenues, based on current prices and costs.

     Unproved oil and gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance together with a charge to operations.

     Revenues from the sale of oil and gas production are recognized when title passes, net of royalties.

     DEPRECIATION AND DEPLETION
     --------------------------
     Depreciation and depletion of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Uncompleted wells and equipment are reflected at the Company's incurred cost and represent costs of drilling and equipping oil and gas wells that are not completed as of the balance sheet date. The costs of unproved leases, which become productive, are reclassified to proved properties when proved reserves are discovered in the property. Unproved oil and gas interests are carried at original acquisition costs, including filing and title fees.

     OTHER PROPERTY AND EQUIPMENT
     ----------------------------

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     Other property and equipment consists of furniture, fixtures and equipment and are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five to seven years.

     The gas gathering line is recorded at cost and is being depreciated on a straight-line basis over an estimated 20 year useful life. The useful life may be limited to the useful life of current and future recoverable reserves serviced by the pipeline.

     Maintenance and repairs are charged to expense as incurred.

     IMPAIRMENT OF LONG-LIVED ASSETS
     -------------------------------
     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties. The Company's evaluation has not resulted in a charge to operations for impairment in either fiscal 2006 or 2005.

     INCOME TAXES
     ------------
     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the liability method of accounting for income taxes. The liability method requires the recognition of deferred tax assets and liabilities for future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities.

     STOCK-BASED COMPENSATION
     ------------------------
     The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." This standard requires the Company to adopt "fair-value" method with respect to stock-based compensation. The Company accounts for employee stock options under the "modified-prospective" method, and furnishes the proforma disclosures required by SFAS No. 123 for periods prior to the adoption of the "modified-prospective method."

     MAJOR CUSTOMERS
     ---------------
     Sales to one major unaffiliated customer for years ended February 28, 2006 and 2005, were $138,300 and $0, respectively. The Company, however, believes that it is not dependent upon this customer due to the nature, of its product, and the gas sales contract provides that the Company may terminate the contract with sixty days notice.

     DEBT WITH DETACHABLE WARRANT AND/OR BENEFICIAL CONVERSION FEATURE
     -----------------------------------------------------------------
     The Company accounts for the issuance of detachable stock purchase warrants in accordance with Accounting Principles Board Opinion No. 14 ("APB No. 14"), whereby the fair value of the debt and the detachable warrants are separately measured and the proceeds from the debt are allocated on a pro-rata basis to both the debt and the detachable warrants. The resulting discount from the fair value of the debt allocated to the warrants, which is accounted for as paid-in capital, is amortized over the estimated life of the debt.

     In accordance with the provisions of Emerging Issues Task Force ("EITF") Issue No. 98-5 and EITF No. 00-27, a portion of the proceeds received are allocated to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In addition, the detachable stock purchase warrants proceeds are first allocated to the stock purchase warrants and the debt, and then the resulting debt proceeds are allocated between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt. The discount resulting from the beneficial conversion feature is amortized over the estimated life of the debt.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     ASSET RETIREMENT OBLIGATIONS
     ----------------------------
     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and normal use of the asset. The Company's asset retirement obligations relate primarily to the retirement of oil and gas properties and related production facilities, lines, and other equipment used in the field operations, together with the gas gathering pipeline. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability increases due to the passage of time based on the time value of money until the obligation is settled.

     The implementation of SFAS No. 143 during fiscal 2006 resulted in an increase of $62,700 in oil and gas properties reflected in the present value of the future asset retirement obligation, and an offsetting increase in liabilities represents the establishment of an asset retirement obligation liability.


     RECENT ACCOUNTING PRONOUNCEMENTS
     --------------------------------
     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123(R) is effective for public companies for interim or annual periods beginning after December 15, 2005, supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows".

     SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard was effective and adopted by the Company beginning with the first quarter Form 10-QSB (May 31, 2006). SFAS No. 123(R) permits companies to adopt its requirements using either a "modified-prospective" method or a "modified-retrospective" method. Under the "modified-prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123(R) for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123(R). Under the "modified-retrospective" method, the requirements are the same as under the "modified-prospective" method, but also permit entities to restate financial statements of previous periods, either for all prior periods presented or to the beginning of the fiscal year in which the statement is adopted, based on previous pro-forma disclosures made in accordance with SFAS No. 123. The Company plans to adopt the "modified-prospective" method.

     In April 2005, the FASB issued staff position No. 19-1 (FSP 1 No. 9-1) on accounting for suspended well costs. FSP No. 19-1 amends FASB Statement No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies," for companies using the successful-efforts method of accounting. FSP No. 19-1 concludes that exploratory well costs should continue to be capitalized when a well has found a sufficient quantity of reserves to justify its completion as a producing well and the company is making sufficient progress assessing the reserves and the economic and operating viability of the well. FSP No. 19-1 also requires certain disclosures with respect to capitalized exploratory well costs. FSP 1 No. 9-1 was effective for the first reporting period beginning after April 4, 2005, and is to be applied prospectively to existing and newly-capitalized exploratory well costs. The adoption of FSP 19-1 had no material impact on the Company's financial statements.

     In June 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. FASB Statement No. 154 changes the requirements for the accounting and reporting of a change in accounting principle. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the new accounting principle in net income of the period of the change. FASB Statement No. 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. FASB Statement No. 154 is effective for fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.

     In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN No. 47 clarifies the definition and treatment of conditional asset retirement obligations as discussed in FASB Statement No. 143, "Accounting for Asset Retirement Obligations." A conditional asset retirement obligation is defined as an asset retirement activity in which the timing and/or method of settlement are dependent on future events that may be outside the control of a company. FIN 47 states that a company must record a liability when incurred for conditional asset retirement obligations if the fair value of the obligation is reasonably estimable. FIN No. 47 is intended to provide more information about long-lived assets, more information about future cash outflows for these obligations and more consistent recognition of these liabilities. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company does not believe that its financial position, results of operations, or cash flows will be impacted by this Interpretation .

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     In January 2006, the Financial Accounting Standards Board published FASB Statement of Financial Accounting Standard No. 155, "Accounting for Certain Hybrid Financial Instruments--An amendment of FASB Statements No. 133 and 140," to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 permits fair-value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair-value basis. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.

     RECLASSIFICATIONS
     -----------------
     Certain amounts reported in the Company's financial statements for the year ended February 28, 2005, may have been reclassified to conform to the current year presentation.

2.   SLATER DOME GATHERING, LLC
     --------------------------
     In March 2005, the Company advanced $1,000,000 to Natural Resource Group Gathering LLC, the general partner of SDG ("NRGG" or the "General Partner"). In May 2005, NRGG contributed the pipeline and the $1,000,000 obligation to the Company to SDG. Later in May 2005, the Company and SDG agreed to convert the $1,000,000 advance into Class A limited partnership interests in SDG. In June 2005, the Company advanced $85,000 to the General Partner for operating expenses. In July 2005, the Company agreed to convert the advance in the amount of $85,000 and purchased an additional $515,000 of Class A limited partnership interests. As a result, at February 28, 2006, the Company owned 59.972% of the Class A limited partnership interests and, accordingly, 53.97% of SDG before payout. SDG is considered a variable-interest entity under FIN No. 46R and has been consolidated effective March 31, 2005. The creditors of SDG do not have recourse to the general credit of the Company.

     Effective May 10, 2006, New Frontier Energy, Inc. (the "Corporation") entered into a Purchase and Sale Agreement (the "Acquisition") with Natural Resource Group Gathering, LLC, whereby the Corporation increased its investment in Slater Dome Gathering, LLLP ("SDG") by acquiring an additional 12.16 Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194 (the "Debenture"). The Debenture bears interest at a rate of 2.5% per annum and is due January 1, 2008. The Debenture is convertible into common shares at a conversion price of $2.00 per share. Following the acquisition of the
     12.16 Class A limited partnership interests the Corporation owns 82.76% of the limited partnership interests in SDG. The Corporation will receive 74.48% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter.

     The Debenture has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     As a holder of SDG's Class A limited partnership interests, the Corporation executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). A copy of the Partnership Agreement was filed with the Commission on Form 8-K on May 20, 2005, as Exhibit 10.1. The Partnership Agreement provides that distributions will be allocated
     (i)first, to the General Partner in the amount of the Out-of-Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests), as defined in the Partnership Agreement and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement") of all of the Limited Partners is reduced to zero; and (iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion. NRGG has a 10% and 25% carried interest before and after payout respectively. NRGG will receive a project management fee of $200,000 and will receive an operating management fee of 1% of the invested capital for the first 12 months the pipeline is in operation and 2% of gross receipts thereafter. Further, the Company, along with the other working interest owners at the property located at the Slater Dome Prospect, have agreed to pay SDG a fee of $0.50 per million British Thermal Units ("MMBtu") of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate their gas to the gathering pipeline. The Company's president is a 50% equity owner of NRGG, the General Partner in SDG.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     The producers at the Slater Dome Prospect have entered into a ten year agreement with SDG whereby each producer agrees to deliver a minimum daily quantity ("MDQ") of gas during the first five years following the date the line starts transporting gas. The following table summarizes the MDQ requirements:

                                    Minimum Producers' Aggregate
                     Year               MDQ/MMBtu Quantities
                  ---------         -----------------------------
                      1                        1,500
                      2                        2,000
                      3                        4,000
                      5                        5,000
                      6                        6,000
                      7                        7,000
                      8                        8,000
                      9                        9,000
                      10                       10,000

     The producers have agreed to guarantee two-thirds of the constructions costs amounting to $2,609,841 through producers' payment of gathering fees. The fees may be increased to cover annual calculations of shortfalls from the MDQ; the fee may be increased at the end of each of the first four years beginning June 3, 2005. If the total gathering revenue for the preceding year is less than two-thirds of the construction costs divided by five, SDG may increase the gathering fee for the year immediately following the year in which the shortfall occurs by the dollar amount per MMBtu necessary to make up the monetary equivalent of the annual shortfall. In the event the total gathering revenue for the proceeding year is greater than two-thirds of the construction costs divided by five, SDG will credit such excess to the following year's comparison.

3.   PROPERTY AND EQUIPMENT
     ----------------------
     Property and equipment consists of the following:



     Natural gas gathering line                                $ 2,609,841
     Proved oil and gas properties                               3,132,453
     Unproved oil and gas properties                               955,698
     Office furniture and equipment                                 89,546
                                                               -----------
                                                                 6,787,538
     Less accumulated depreciation and depletion                  (290,995)
                                                               -----------

     Net property and equipment                                $ 6,496,543
                                                               ===========

     Total depreciation and depletion of property and equipment amounted to $188,915 and $17,499 for the years ended February 28, 2006, and February 28, 2005, respectively.

     In December 2004, the Company, together with the other working interest owners in the Nucla prospect, granted an option for two years for the purpose of evaluating the prospect and conducting a seismic program. The consideration, net of costs, for the option amounted to $15,171 to the Company's interest, and the grantee will pay all lease rental obligations during the option period.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006


4.   CONVERTIBLE DEBENTURES
     ----------------------
     On July 22, 2005, the Company closed on the sale (the "Offering") to accredited investors of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of Common Stock, $0.001 par value common stock (the "Common Stock") of the Company at the rate of $1.20 per share, the market value of the shares at the date the Company entered into the Placement Agent Agreement described below (the "Debentures") and (ii) a three-year warrant to purchase 12,500 shares of New Frontier Energy Common Stock at an exercise price of $2.00 per share (the "Warrants").

     The interest on the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due. The Warrants are exercisable at $2.00 per Share of Common Stock and have a call feature provided that the Company's Common Stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of 30 days.

     The Debentures have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.20 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Effective June 28, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 170,000 shares of Common Stock, or 8% of the number of Shares of Common Stock underlying the Debentures sold by Westminster (the "Placement Agent Shares"). The Placement Agent Shares were valued at $236,300, based on an average closing price of $1.39 during the period of services. Further, Westminster or its designees received Warrants to purchase 10% of (i) the number of Shares of Common Stock underlying the Debentures sold by Westminster (assuming the initial conversion price of $1.20) and (ii) the number of shares of Common Stock underlying the Warrants issued (assuming the initial exercise price of $2.00).

     The Warrants were valued using the Black-Scholes option pricing model based on the market price of the Common Stock at the commitment date. The Warrant valuation of $1,509,798 has been allocated to additional paid-in capital. After allocating value to the Warrants, the Company used the intrinsic value method to determine that all of the remaining proceeds should be allocated to the embedded beneficial conversion feature. As such, $1,509,798 was credited to additional paid-in capital. The total allocation of $1,778,156 will be amortized over 24 months. Amortization expense during fiscal year 2006 was $540,133, and is included in Debt issuance costs, non-cash in the accompanying financial statements.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     At February 28, 2006, the balance of the convertible debt was as follows:



     Convertible debt                                          $ 2,637,300
     Debt discount, net of amortization of $540,133             (1,238,023)
                                                               -----------
                                                               $ 1,399,277
                                                               ===========

5.   ASSET RETIREMENT OBLIGATIONS
     ----------------------------


     The implementation of SFAS No. 143 during fiscal 2006 resulted in an increase of $62,700 in oil and gas properties reflected in the present value of the future asset retirement obligation, and an offsetting increase in liabilities represents the establishment of an asset retirement obligation liability.

     A reconciliation of the Company's asset retirement obligation liability as of February 28, 2006 is as follows:

     Beginning asset retirement obligation          $    --
     Liabilities incurred                            62,700
     Changes in estimates                                --
     Accretion expense                                   --
                                                    -------
     Ending asset retirement obligation             $62,700
                                                    =======

6.   INCOME TAXES
     ------------
     The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires, use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently-enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset. It is more likely than not that the net tax deferred benefits will not be realized.

     The provision (benefit) for income taxes consists of the following components:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

                                            February 28,
                                        ---------------------
                                          2006        2005
                                        ---------   ---------
                          Current     $      ---  $      ---
                          Deferred    $      ---  $      ---

     The tax effects of temporary differences and carry forwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                          February 28,
                                               ---------------------------------
                                                    2006              2005
                                               --------------  -----------------
         Deferred tax assets:
          Net operating loss carryforwards     $    2,605,400  $      1,788,800
         Deferred tax liabilities:
           Property and equipment                   (656,800)          (527,100)
                                               --------------  -----------------
                                                   1,948,600          1,261,700
         Less valuation allowance                 (1,948,600)        (1,261,700)
                                               --------------  -----------------
                                               $          --   $             --
                                               ==============  =================

     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                Statutory U.S. federal rate              34.00 %
                State income taxes                        4.95 %
                                                    ------------
                Total                                    38.95 %
                                                    ============

     The Company's provision for income taxes differs from applying the statutory United States federal income tax rate to income before income taxes. The primary differences result from net operating losses.

     The Company has a consolidated tax loss carry forward of $6,689,200, which expires through 2024. However, because of the Section 382 limitation, the portion of the Company's total net operating loss carry forward which may be utilized through expiration is not currently known, but it is more likely than not that the tax loss carry forwards will not be utilized before expiration.

7.   STOCKHOLDERS' EQUITY
     --------------------
     SERIES A CONVERTIBLE PREFERRED STOCK
     ------------------------------------
     On March 1, 2004, the Board of Directors authorized the designation of 100,000 shares of Series A Preferred Stock, $.001 par value (the "Series A Preferred Stock"), ( the "Series A Preferred Stock Certificate of Designation"). The issue price of the Series A Convertible Preferred Stock is $5.00 per share (the "Series A Issue Price"). Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock shall rank in pari passu to the Series B Preferred Stock for payment of dividends, redemption, and liquidation. The Series A Preferred Stock pays a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year that is payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the Series A Preferred Stock may convert any or all of the shares into shares of Common Stock by dividing the Series A Issue Price of the aggregate number of shares of Preferred Stock being converted plus any accrued but unpaid dividends by an amount equal to $0.65. If not sooner converted, all of the Series A Preferred Stock automatically converts into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. The outstanding shares of Series A Preferred Stock may be redeemed by the Company for an amount equal to the Series A Issue Price and any accrued and unpaid dividends upon not less than 15 days advance notice to the holders of the Series A Preferred Stock.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     Except as otherwise provided in the Series A Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series A Preferred Stock, and as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value ($5.00) of the Series A Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.

     If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     During the year ended February 28, 2006, the Company paid cash dividends on the Series A Preferred Stock in the amount of $42,410 which included $4,684, accrued at February 28, 2005, and accrued $3,575 as of February 28, 2006.

     On March 1, 2004, The Company received $250,000 in proceeds for 10,000 shares of Series A Convertible Preferred Stock and a warrant to purchase 75,000 shares of the Company's Common Stock at exercise price of $0.65 per share. Each warrant is exercisable for a period of two years from the date the subscription is accepted by the company. The Series A Preferred Stock was converted into 384,615 shares of Common Stock on March 1, 2006.

     SERIES B CONVERTIBLE PREFERRED STOCK
     ------------------------------------
     Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock, $0.001 par value (the "Series B Preferred Stock"). The issue price of the Series B Preferred Stock is $100.00 per share (the "Series B Issue Price"). The Series B Preferred Stock ranks in pari passu with the Series A Preferred for payment of dividends, redemption, and liquidation. Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing the Series B Issue Price of the aggregate number of shares of Series B Preferred Stock being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred Stock pays a cumulative, preferential cash dividend equal to 12% of the Series B Issue Price per year and is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulated during any period when it is not paid.

     During the year ended February 28, 2005, the Company issued 32,175 shares of Series B Preferred Stock in connection with a private placement, realizing gross proceeds of $3,217,500 offset by offering expenses in the amount of $456,524 resulting in proceeds to the Company of $2,760,976.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock has no voting rights.

     Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     On or after February 28, 2007, and in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The redemption price is to be an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock.

     As of February 28, 2006, there are 30,657.25 shares of Series B Preferred Stock issued and outstanding.

     During the year ended February 28, 2006, the Company paid cash dividends on the Series B Preferred Stock in the amount of $60,506, which included $19,994 accrued as of February 28, 2005. The Company recorded accrued dividends of $377,402 as of and for the year ended February 28, 2006.


     WARRANTS
     --------
     During the year ended February 28, 2006, the board of directors approved the issuance of Warrants (the "Warrants") to purchase common stock in connection with the issuance of 2.5% convertible debentures and Warrants and Stock Options to investor relations firms. During the year ended February 28, 2005, the board of directors approved the issuance of Warrants to purchase Common Stock in connection with the note payable to shareholder, the Series A Preferred Stock and the Series B Preferred Stock.

     SERIES A CONVERTIBLE PREFERRED STOCK AND NOTE PAYABLE WARRANTS
     --------------------------------------------------------------
     The Company issued Warrants to purchase 150,000 shares of Common Stock at $1.50 per share, which was adjusted to $1.38 on July 22, 2005, in connection with the note payable to shareholder and the issuance of the Series A Convertible Preferred Stock. The estimated fair value of these Warrants is recorded at $8,000 and was determined using the Black - Scholes Model. Each Warrant expires February 1, 2008.


     SERIES B CONVERTIBLE PREFERRED STOCK WARRANTS
     ---------------------------------------------
     The Company issued 4,950,000 Warrants in connection with the Series B Preferred Stock placement, adjusted to 5,249,999 on July 22, 2005 because of the anti-dilution rights. The Warrants originally provided the holder Warrant the right to purchase shares of the Company's Common Stock at an exercise price of $1.50, which was adjusted to $1.38 on July 22, 2005.

     The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.38 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

     PLACEMENT AGENT WARRANT SERIES B PREFERRED STOCK
     ------------------------------------------------
     In connection with the offer and sale of our Series B Preferred Stock, the Company granted a warrant to purchase 24.75 units of the Series B Preferred Stock offering at a purchase price of $13,000 per Unit (the "Placement Agent Warrant"). Each Unit consists of (i) $13,000 of Series B Preferred Stock, convertible into 20,000 shares of Common Stock at the rate of $0.65 per Share; and (ii) a three-year Warrant to purchase 21,740 shares of Common Stock at an exercise price of $1.38 per share. The Placement Agent Warrant expires on February 1, 2008. As the Placement Agent has not exercised its right to purchase the units, the Placement Agent Warrants are not included in the table.

     2.5% CONVERTIBLE DEBENTURE WARRANTS
     -----------------------------------
     The Company issued 1,150,000 Warrants in connection with the Convertible Debenture placement. The Warrants provide the holder Warrant the right to purchase shares of the Company's Common Stock at an exercise price of $2.00. The estimated fair value of these Warrants is recorded at $966,000 and was determined using the Black - Scholes Model. Each Warrant expires July 22, 2008. The fair value has been recorded as debt issuance costs.

     The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions. In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.00 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

     PLACEMENT AGENT WARRANT 2.5% CONVERTIBLE DEBENTURE
     --------------------------------------------------
     In connection with the placement of the Series B Preferred Stock issue on July 22, 2005, the Placement Agent or its designees received three-year Warrants to purchase 230,000 shares and 115,000 shares at $1.20 and $2.00 per share, respectively. Using the Black Scholes Model, the fair values of these warrants were estimated at $143,000 and $96,600, respectively. The fair value has been recorded as debt issuance costs.

     The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     NONQUALIFIED STOCK OPTION
     -------------------------
     On July 6, 2005, the Company issued a three-year nonqualified stock option for 75,000 shares of Common Stock at an exercise price of $1.50 per share to an unrelated party for shareholder relations services rendered. The closing price of the stock on July 6, 2005, was $1.26 per share. Using the Black-Scholes model with estimated volatility of 94.8%, risk-free interest rate of 4.2%, and a life of three years, the estimated fair value of the grant is $54,642, which was recorded as general and administrative expense.

     STOCK PURCHASE WARRANT TO INVESTOR RELATIONS FIRM
     -------------------------------------------------
     On February 22, 2006, the Company issued a three-year stock purchase Warrant for 100,000 shares of Common Stock at an exercise price of $2.75 per share to an unrelated party for shareholder relations services rendered. The closing price of the stock on February 22, 2006, was $2.52 per share. Using the Black-Scholes model with estimated volatility of 70.2%, risk-free interest rate of 4.5%, and a life of three years, the estimated fair value of the grant is $118,200, which was recorded as general and administrative expense.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     STOCK PURCHASE WARRANT TO SHAREHOLDER
     -------------------------------------
     On February 28, 2006, the Company issued a four-year stock purchase warrant for 200,000 shares of Common Stock at an exercise price of $2.00 per share to a shareholder in settlement of a contractual dispute. The closing price of the stock on February 28, 2006, was $2.50 per share. Using the Black-Scholes model with estimated volatility of 70.2%, risk-free interest rate of 4.5% and a life of four years, the estimated fair value of the grant is $305,700, which was recorded as general and administrative expense

     The changes in the outstanding Warrants during the years ended February 28, 2006, and February 28, 2005, are summarized as follows:

                              February 28, 2006          February 28, 2005
                          -----------------------   --------------------------
                                        Weighted                     Weighted
                                        Average                       Average
                                        Exercise                     Exercise
                            Shares       Price       Shares            Price
                          -----------------------  ---------------------------
     Beginning of year    5,137,083      $1.52         37,083         $4.00
     Granted              2,300,433      $1.31      5,100,000         $1.50
     Exercised             (72,639)      $1.49          -
     Expired               (37,083)                     -
                          ---------                ----------
     End of year          7,327,794      $1.48      5,137,083         $1.52
                          =========                ==========


                Options and Warrants Outstanding and Exercisable

                                             Weighted
                                             Average
                Range                       Remaining      Weighted
                 of           Number       Contractual      Average
              Exercise       of Shares       Life in       Exercise
                Price       Outstanding       Years          Price
          ---------------------------------------------------------
           $1.00 to $1.50    5,775,294         2.04          $1.37
           $1.51 to $2.75    1,552,500         2.64          $2.05
                            ----------
                             7,327,794
                            ==========

     COMMON STOCK
     ------------
     On May 19, 2005, the Company granted restricted stock awards of $234,000, which vested on that date, of 100,000 shares of Common Stock to its two executive officers as compensation for services. The Common Stock closed at $1.17 on that day.

       During the year ended February 28, 2006, the Company issued 27,502 restricted common shares in the aggregate for geological and geophysical consulting services rendered during the period to an unrelated third party. The total of $40,743 has been recorded as exploration costs.


8.   EQUITY INCENTIVE PLAN STOCK OPTION PLAN
     ---------------------------------------
     On June 6, 2003, the Board of Directors adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan ("The Plan"). The Plan allows for the issuance of incentive (qualified) options and non-qualified options and the grant of stock or other equity incentives to employees, consultants, directors, and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by the Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013. As of February 29, 2003, options to purchase a total of 50,000 shares of Common Stock at an exercise price of $1.00 per share have been granted to two officers pursuant to the Plan. In October 2004, the Company granted 100,000 share options to each of three employees and a director exercisable at $0.75 per share pursuant to the plan. The Company's Common Stock was trading at $0.47 per share on the date of the grant. On May 13, 2005, the Company issued 10-year stock options in the aggregate of 150,000 shares under the Plan to its executive officers at an exercise price of $1.15. The Company's Common Stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options of 10-years, expected volatility of 74%, risk-free interest rate of 4.2%, and no dividend yield. The weighted average fair value for the options granted was approximately $1.02 per share.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

     The changes in the outstanding stock options during the years ended February 28, 2006 and February 28, 2005 are summarized as follows:

                               February 28, 2006            February 28, 2005
                            -----------------------       --------------------
                                          Weighted                   Weighted
                                           Average                   Average
                                          Exercise                   Exercise
                             Shares         Price          Shares     Price
                            -----------------------       --------------------
     Beginning of year      450,000         $0.78                     $1.00
                                                           50,000

     Granted                150,000         $1.15         400,000     $0.75
       Exercised            (12,000)        $0.75            -
       Expired                 -                             -
                            --------                      -------

     End of year             588,000        $0.87         450,000     $0.78
                            ========                      =======


     At February 28, 2006, the weighted average remaining contractual life for the $1.00 options is 7.27 years, the weighted average remaining contractual life for the $0.75 options is 8.66 years, and the remaining weighted average remaining contractual life for the $1.15 options is 9.20 years.

     The Company has accounted for the stock options granted to employees and the director using the intrinsic value method. No stock-based employee compensation cost is reflected in the net loss, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss, had the Company adopted the fair value based method of accounting for stock options (using the Black-Scholes pricing model) provided under SFAS No. 123, to stock-based employee compensation. The fair-value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options of 10-years, expected volatility of 93%, risk-free interest rate of 4.2% and no dividend yield. The weighted average fair value for the options granted in fiscal 2006, was approximately $1.02.

                                                                Fiscal Year Ended
                                                                    February 28,
                                                           ---------------------------
                                                                2006          2005
                                                           ------------   ------------
     Net (loss) as reported                                $(3,011,556)   $  (720,786)
     Preferred stock dividends                                (418,580)       (63,021)
                                                           -----------    -----------
     Net (loss) attributable to common shareholders         (3,430,136)      (783,807)
     Deduct:
     Total stock-based compensation determined under
     fair value based methods net of related tax effects      (152,591)            --
                                                           -----------    -----------
     Pro forma net (loss)                                  $(3,582,727)   $  (783,807)
                                                           ===========    ===========

     Earnings per share:
     Basic and diluted as reported                         $     (0.94)   $     (0.24)
                                                           ===========    ===========
     Basic and diluted  pro forma                          $     (0.98)   $     (0.24)
                                                           ===========    ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006


9.   COMMITMENTS, LAWS AND REGULATIONS
     ---------------------------------
     The Company is subject to extensive federal, state, and local environmental laws and regulations. These requirements, which change frequently, regulate the discharge of materials into the environment. The Company believes it is in compliance with existing laws and regulations.

     EMPLOYMENT AGREEMENTS
     ---------------------
     The Company has written employment agreements with its two executive officers. Pursuant to their employment agreements, said officers devote such time as each deems necessary to perform their duties to the Company and are subject to conflicts of interest. The employment agreements expire on February 29, 2008; however, they are automatically renewable on an annual basis for additional one-year increments. Pursuant to the employment agreements, the Officers each receive base salary compensation in the amount of $85,000 per annum, adjusted annually at the rate of inflation as measured under the federal Consumer Price Index or ($5,000), whichever is greater. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

     The employment agreements contain provisions under which the Company will be obligated to pay the executive officers all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control, as defined in the employment agreements occur.

     OFFICE LEASE
     ------------
     The Company is obligated for $2,667 per month under a lease for office space expiring December 31, 2008, or a total of $90,678 remaining on the lease at the rate of $32,000 per annum.

10.  BUSINESS SEGMENT INFORMATION
     ----------------------------
     The Company operates in two business segments: oil and gas exploration and gas gathering. Operating results and other financial data for the years ended February 28, 2006 and 2005 is presented for the principal business segments as follows:

                                            Oil & Gas   Gas Gathering     Consolidated
                                           --------------------------------------------
        February 28, 2006
        Revenues                             $144,853       $14,599          $159,452
        Loss before taxes                  $(2,967,600)    $(72,515)       $(3,040,115)
        Total assets                        $4,672,671    $2,652,256        $7,324,927
        Property additions                   $767,404     $2,609,841        $3,377,245
        Interest expense                     $(68,767)        $-             $(68,767)
        Debt issuance costs, non-cash       $(542,015)        $-            $(542,018)
        Depreciation, depletion and
        amortization                         $123,669       $65,246          $188,915

           February 28, 2005
        Revenues                              $28,132         $-              $28,132
        Loss before taxes                   $(720,786)        $-            $(720,786)
        Total assets                        $3,239,357        $-            $3,239,357
        Property additions                   $649,140         $-             $649,140
        Interest expense                      $43,935         $-              $43,935
        Debt issuance costs, non-cash           $-            $-                $-
        Depreciation, depletion and
        amortization                          $17,499         $-              $17,499


                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006

11. RELATED PARTIES
     ---------------
     The Company terminated the previous lease in fiscal 2006, which provided for monthly rent of $1,500 plus utilities and incidentals and executed a new office lease for office space in Littleton, Colorado, with Spotswood Properties, LLC, a Colorado limited liability company ("Spotswood"), and an affiliate of the president, effective January 1, 2006, for a three-year term, which is renewable under terms and conditions to be negotiated. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of New Frontier owns 50% of Spotswood. The Company is of the opinion that the terms of both leases are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $24,953 and $18,000 in fiscal 2006, and 2005, respectively. In the fiscal year ended February 28, 2006, the Company paid $51,005 for leasehold improvements at its new office space.

     The Company paid a corporation controlled by one of the directors for geologic consulting $36,000 and $12,000 in fiscal 2006, and 2005, respectively. These payments were partially made with 6,000 shares of common stock with a fair value of $9,000 during the year ended February 28, 2006.

     SDG paid a corporation controlled by the president a construction management fee of $100,000 in connection with acting as the general contractor when building the gas gathering pipeline.

     SDG accrued management fees in the amount of $13,062 to an entity partially controlled by the president of the Company.

     During fiscal 2005, the Company issued 60,000 shares of Common Stock to two of its directors in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003, when the directors were also the Company's operating officers. Market value of the Company's Common Stock on the date of issue was $0.47 per share. The difference between the market value of the Common Stock and the accrued compensation was credited to additional paid-in capital.

12.  SALE OF OIL AND GAS PROPERTIES AND PRODUCTION PAYMENT RECEIVABLE
     ----------------------------------------------------------------
     In September 2004, the Company entered into an agreement with an unrelated party to sell a production payment receivable carried at $31,606 for $30,000, incurring a loss of $1,606 in the year ended February 28, 2005.

13.  MARKET RISK
     -----------
     The Company's major market risk exposure is in the pricing applicable to its oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to its natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006


14.  DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES
     --------------------------------------------------
     The Company has incurred the following costs, both capitalized and expensed, in respect to its oil and gas property acquisition. Exploration and development activities are summarized as follows for the year ended February 28, 2006 (all in the United States):

     Property Acquisition Costs:
     Proved properties                                             $     --
     Unproved properties                                           $ 57,147
     Exploration costs                                             $132,551
     Development costs                                             $585,530


     Results of operations for oil and gas producing activities

     The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows for the years ended February 28, 2006 and 2005 (all in the United States):

                                                       As of February 28,
                                                    ----------------------
                                                       2006         2005
                                                    ---------    ---------
     Operating revenues                             $ 144,853    $  28,132
                                                    ---------    ---------
     Costs and expenses:

         Production                                   668,788      108,105

         Exploration                                  132,551       50,546

         Depletion, depreciation and amortization     109,445       17,329
                                                    ---------    ---------

                  Total costs and expenses            910,784      175,980
                                                    ---------    ---------

     (Loss) from oil and gas producing activities   $(765,931)   $(147,848)
                                                    =========    =========

15.  SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)
     ------------------------------------------------
     At February 28, 2006, the estimated oil and gas reserves presented herein were derived from reports prepared by Questa Engineering, Corp., an independent petroleum engineering firm. The Company cautions that there are many inherent uncertainties in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available, and these changes could be material. The properties included in the oil and gas reserve estimates are those properties at the Slater Dome Prospect that are connected to the gas gathering pipeline at February 28, 2006.

     Proved oil and gas reserves are the estimated quantities of crude oil, condensate natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are reserves expected to be recovered through existing wells with existing equipment and operating methods.

     Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.

     Estimated Oil and Gas Reserve Quantities.
     -----------------------------------------
     Estimated quantities of proved developed and proved undeveloped reserves (all of which are located within the United States), as well as the changes in proved developed reserves during the periods indicated, are presented in the following two tables:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2006


     Proven Net Reserves
                                                                   Natural
                                                                  Gas (mcf)
                                                                 ----------
     Proved net reserves at February 28, 2005                            --
     Revisions of previous estimates                                     --
     Extensions and discoveries                                   6,006,000
     Sales of reserves in place                                          --
     Improved recovery                                                   --
     Purchase of reserves                                                --
     Production                                                          --
                                                                  ---------
     Proved developed net reserves at February 28, 2006           6,006,000
                                                                  =========

     Since this was the first year that the Company had reserves, there was no revision of previous estimates of reserves. All of the Company's oil and gas reserves are classified as proved developed or proved undeveloped.

     Standardized Measure of Discounted Future Net Cash Flow

     The table below sets forth a standardized measure of the estimated discounted future net cash flow attributable to the Company's proved oil and gas reserves. Estimated future cash inflows were computed by applying prices of $5.32 per mcf of natural gas to the estimated future production of proved oil and gas reserves at February 28,2006. There were no reserves at February 28, 2005; therefore there are no revisions of quantity estimates. There were no extensions, discoveries or improved recoveries for the year ended February 28, 2006. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Discounting the annual net cash flows at 10% illustrates the impact of timing on these future cash flows.

     Standardized Measure of Estimated Discounted Future Net Cash Flows

                                                             February 28,
                                                       ------------------------
                                                          2006          2005
                                                       -----------   ----------

          Future cash inflows                          $31,953,800   $       --
                                                       -----------   ----------
          Deduct:
          Future production costs                       11,496,300           --
          Future development costs                       4,502,800           --
          Future income taxes                            4,048,000           --
                                                       -----------   ----------

                                                        20,047,100           --
                                                       -----------   ----------


          Future net cash flows                         11,906,700           --


          Less 10% discount amount                       5,033,000           --
                                                       -----------   ----------
          Standardized measure of discounted future
             net cash flows relating to proved oil
             and gas reserves                          $ 6,873,700   $       --
                                                       ===========   ==========

16.  SUBSEQUENT EVENTS
     -----------------
     Subsequent to February 28, 2006, the Company issued an aggregate of 1,662,430 shares of common stock. The Company received proceeds of $1,654,530 for the exercise of 1,195,675 warrants. Conversions of Series B Preferred Stock resulted in the issuance of 51,885 shares of common stock and the conversion of Series A Preferred Stock resulted in the issuance of 384,615 shares of common stock. In addition, conversions of convertible debt and interest resulted in the issuance of 19,064 shares of common stock and 11,191 shares of common stock were issued for the payment of dividends.

                                TABLE OF CONTENTS
                                                                       Page
                                                                      ------


Consolidated Balance Sheet (unaudited) at August 31, 2006               F-27

Consolidated Statements of Operations (unaudited) for the
three months ended August 31, 2006 and 2005                             F-28

Consolidated Statements of Operations (unaudited) for the
six months ended August 31, 2006 and 2005                               F-29

Consolidated Statements of Cash Flows (unaudited) for the
six months ended August 31, 2006 and 2005                               F-30

Notes to Consolidated Financial Statements (unaudited)                  F-31


                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                 August 31, 2006
                                   (UNAUDITED)


                                     ASSETS
CURRENT ASSETS
      Cash                                                              $    536,582
      Accounts receivable, trade                                              77,368
      Prepaid expenses                                                        51,574
                                                                        ------------
            Total current assets                                             665,524
                                                                        ------------

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $462,856                                                7,432,919
                                                                        ------------

                                                                        $  8,098,443
                                                                        ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                  $    737,124
      Dividends payable                                                      511,632
      Accrued expenses                                                       109,708
      Accounts payable, affiliates                                            32,050
      Convertible debenture                                                1,824,603
                                                                        ------------
            Total current liabilities                                      3,215,117
                                                                        ------------

LONG TERM LIABILITIES
      Convertible debenture, affiliates                                      581,786
      Accrued interest                                                         4,707
      Asset retirement obligation                                             62,700

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                 367,694

STOCKHOLDERS' EQUITY
      Preferred stock, $.001 par value, 25,000,000 shares authorized:
         Series A Convertible, 100,000 shares authorized
         none issued and outstanding                                              --
         Series B Convertible, 36,036 shares authorized
         30,060 issued and outstanding                                            30
      Common stock, $.001 par value, 50,000,000 shares authorized,
           5,796,988 shares issued and outstanding                             5,796
      Additional paid in capital                                          11,748,321
      Accumulated (deficit)                                               (7,887,708)
                                                                        ------------
                                                                           3,866,439
                                                                        ------------

                                                                        $  8,098,443
                                                                        ============


   See accompanying notes to the unaudited consolidated financial statements.
                                      F-27

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          Three Months Ended
                                                      August 31,      August 31,
                                                         2006            2005
                                                     -----------    -----------
Operating revenues
       Oil and gas sales                             $    51,496    $    33,991
       Gathering fees                                     27,622          1,324
                                                     -----------    -----------
                                                          79,118         35,315
                                                     -----------    -----------

Operating expenses
       Exploration costs, including dry holes             26,865         48,835
       Lease operating expenses                          167,546        150,305
       Cost of gas gathering                                 685            784
       General and administrative                        373,854        272,273
       Issuance of common stock warrants                      --         54,642
       Depreciation, depletion and amortization           97,901         19,181
                                                     -----------    -----------
            Total operating expenses                     666,851        546,020
                                                     -----------    -----------

(Loss) from operations                                  (587,733)      (510,705)
                                                     -----------    -----------

Other income (expense)
       Interest income                                    10,692          1,239
       Interest expense                                  (20,309)       (16,321)
       Debt issuance costs, non-cash                    (229,195)       (52,158)
                                                     -----------    -----------
            Other income (expense), net                 (238,812)       (67,240)
                                                     -----------    -----------

(Loss) before income taxes                              (826,545)      (577,945)
                                                     -----------    -----------
Income taxes
       Current                                                --             --
       Deferred                                               --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------

Minority interest in net loss of consolidated
       subsidiary                                          1,786          3,762
                                                     -----------    -----------

Net (loss)                                              (824,759)      (574,183)

Preferred stock dividends                                (90,810)      (106,551)
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $  (915,569)   $  (680,734)
                                                     ===========    ===========

Net (loss) per common share
       Basic and diluted                             $     (0.16)   $     (0.19)
                                                     ===========    ===========

Weighted average shares outstanding
       Basic and diluted                               5,758,018      3,599,250
                                                     ===========    ===========



   See accompanying notes to the unaudited consolidated financial statements.
                                      F-28

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         Six Months Ended
                                                      August 31,    August 31,
                                                         2006          2005
                                                     -----------    -----------
Operating revenues
       Oil and gas sales                             $    92,902    $    41,572
       Gathering fees                                     36,474          1,324
                                                     -----------    -----------
                                                         129,376         42,896
                                                     -----------    -----------

Operating expenses
       Exploration costs, including dry holes             43,397         65,399
       Lease operating expenses                          347,608        265,758
       Cost of gas gathering                               1,495            784
       General and administrative                        681,225        435,881
       General and administrative-- restricted
        stock award                                           --        234,000
       Issuance of common stock warrants                      --         54,642
       Depreciation, depletion and amortization          171,861         27,150
                                                     -----------    -----------
            Total operating expenses                   1,245,586      1,083,614
                                                     -----------    -----------

(Loss) from operations                                (1,116,210)    (1,040,718)
                                                     -----------    -----------

Other income (expense)
       Interest income                                    12,968          2,676
       Interest expense                                  (37,695)       (30,311)
       Debt issuance costs, non-cash                    (454,869)       (52,158)
                                                     -----------    -----------
            Other income (expense), net                 (479,596)       (79,793)
                                                     -----------    -----------

(Loss) before income taxes                            (1,595,806)    (1,120,511)
                                                     -----------    -----------

Income taxes
       Current                                                --             --
       Deferred                                               --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------

Minority interest in net loss of consolidated
       subsidiary                                         11,071          3,762
                                                     -----------    -----------

Net (loss)                                            (1,584,735)    (1,116,749)
Preferred stock dividends and distributions
       to minority interests                            (188,948)      (215,156)
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $(1,773,683)   $(1,331,905)
                                                     ===========    ===========

Net (loss) per common share
       Basic and diluted                             $     (0.34)   $     (0.39)
                                                     ===========    ===========

Weighted average shares outstanding
       Basic and diluted                               5,157,412      3,441,416
                                                     ===========    ===========






   See accompanying notes to the unaudited consolidated financial statements.
                                       F-29


                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                             Six Months Ended
                                                                         August 31,      August 31
                                                                            2006           2005
                                                                        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                          $(1,584,735)   $(1,116,749)
    Adjustments to reconcile net (loss) to net cash
     (used in) operating activities:
        Depreciation, depletion and amortization                            171,861         27,150
        Debt issuance costs, noncash                                        454,869         52,158
        Minority interest in net loss of consolidated subsidiary             11,071          3,762
        Issuance of restricted stock award                                       --        234,000
        Issuance of common stock for services                                15,700             --
        Interest on convertible debenture                                    37,695          6,995
        Issuance of common stock warrant to consultant                           --         54,642
        (Increase) decrease in assets:
          Accounts receivable, trade                                        (23,313)       (24,960)
          Prepaid expense                                                   (23,263)       (24,035)
        Increase (decrease) in liabilities:
          Accounts payable                                                 (164,429)       254,172
          Accrued expenses                                                   47,011         25,872
                                                                        -----------    -----------

      Net cash (used in) operating activities                            (1,057,533)      (506,993)
                                                                        -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchase of property and equipment                                     (783,237)    (3,420,869)
                                                                        -----------    -----------

      Net cash (used in) investing activities                              (783,237)    (3,420,869)
                                                                        -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Payment of notes payable                                                     --       (250,027)
    Proceeds from common stock warrant conversions                        1,656,931             --
    Proceeds from convertible debt issue                                         --      2,760,000
    Cost of issuance of equity for cash                                          --        (12,375)
    Preferred stock dividends paid                                           (8,742)       (64,991)
    Minority interest in subsidiary                                         (15,213)       253,601
    Increase in due to affiliate                                                 --        584,894
    Distributions to minority interest holders in
       consolidated subsidiary                                               (1,642)            --
                                                                        -----------    -----------

      Net cash provided by financing activities                           1,631,334      3,271,102
                                                                        -----------    -----------

(DECREASE) IN CASH                                                         (209,436)      (656,760)

BEGINNING BALANCE                                                           746,018      2,299,740
                                                                        -----------    -----------

ENDING BALANCE                                                          $   536,582    $ 1,642,980
                                                                        ===========    ===========

Cash paid for interest                                                  $        --    $    28,426
                                                                        ===========    ===========

Cash paid for income taxes                                              $        --    $        --
                                                                        ===========    ===========

Supplemental schedule of non-cash investing and financing activities:
      Series A preferred stock converted to common stock                $       385    $        --
      Series B preferred stock converted to common stock                $        91    $        84
      Series A preferred stock dividends converted to common stock      $     7,274    $        --
      Intrinsic value of conversion feature of convertible debt         $    33,451    $        --
      Conversion of convertible debentures to common stock              $    22,876    $        --
      Reduction of property and equipment arising from a
        decrease in accounts payable for oil and gas leases
        that were not issued                                            $        --    $    45,033
      Issuance of common stock for services                             $        --    $    28,500
      Issuance of common stock warrants                                 $        --    $   929,866



   See accompanying notes to the unaudited consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                AUGUST 31, 2006

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization and Nature of Business
     -----------------------------------

     New Frontier Energy, Inc. ("New Frontier" or the "Company") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming.

     Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming.

     On June 30, 2003, Wyoming's Board of Directors approved a dividend in the form of the common stock of its subsidiary, New Frontier. The dividend was paid in the form of one share of New Frontier common stock for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

     During the year ended February 28, 2006, the Company invested in limited partnership interests in Slater Dome Gathering, LLLP ("SDG"). SDG was organized to construct a natural gas gathering line from the Company's Slater Dome/Coal Creek Draw Prospect, located in northwest Colorado and southwest Wyoming (the "Slater Dome Prospect") that transports the gas from the Slater Dome Prospect to the Questar transmission line at Baggs, Wyoming. The gathering line was completed on June 3, 2005. The Company began selling gas in June 2005. SDG, a calendar year-end company, was formed on September 1, 2004 and was inactive until it received its initial funding on May 18, 2005.

     Principles of Consolidation
     ---------------------------

     The August 31, 2006, financial statements include the accounts of the Company and SDG as of and for the six months ended August 31, 2006 and 2005. SDG has a calendar quarter end, June 30, which is consolidated with the Company effective June 30, 2006 and 2005. All significant intercompany accounts and transactions in 2006 and 2005 were eliminated. The creditors of SDG do not have recourse to the general credit of the Company.

     In December 2003, the Financial Accounting Standards Board issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities." FIN46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company currently consolidates SDG under the provisions of FIN46-R (see Note 2).

     Debt With Detachable Warrant and/or Beneficial Conversion Feature
     -----------------------------------------------------------------

     The Company accounts for the issuance of detachable stock purchase warrants in accordance with Accounting Principles Board Opinion 14 ("APB 14"), whereby the fair value of the debt and the detachable warrants are separately measured and the proceeds from the debt are allocated on a pro-rata basis to both the debt and the detachable warrants. The resulting discount from the fair value of the debt allocated to the warrants, which is accounted for as paid-in capital, is amortized over the estimated life of the debt.

     In accordance with the provisions of Emerging Issues Task Force ("EITF") Issue 98-5 and EITF 00-27, a portion of the proceeds received are allocated to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In addition, the detachable stock purchase warrants, proceeds are first allocated to the stock purchase warrants and the debt and then the resulting debt proceeds are allocated between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt. The discount resulting from the beneficial conversion feature is amortized over the estimated life of the debt.

     Unaudited Statements
     --------------------

     The financial statements included in this Form 10-QSB have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financials statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature only. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements at February 28, 2006, included in the Company's annual report on Form 10-KSB.

     Reclassifications
     -----------------

     Certain amounts reported in the Company's financial statements for the six months ended August 31, 2005, have been reclassified to conform to the current period presentation.

2.   SLATER DOME GATHERING, LLLP
     ---------------------------

     Effective May 10, 2006, New Frontier Energy, Inc. (the "Corporation") entered into a Purchase and Sale Agreement (the "Acquisition") with Natural Resource Group Gathering, LLC, whereby the Corporation increased its investment in Slater Dome Gathering, LLLP ("SDG") by acquiring additional Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194 (the "Debenture"); see Note
     3. Following the acquisition of these Class A limited partnership interests the Corporation owns 82.76% of the limited partnership interests in SDG. The Corporation will receive 74.48% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter.

3.   CONVERTIBLE DEBENTURE, AFFILIATES
     ---------------------------------

     On May 10, 2006, the Company issued convertible subordinated debt (the "debenture") in the amount of $608,194. The debenture bears 2.5% interest and is due January 1, 2008, convertible into 304,097 shares of the $0.001 par value common stock (the "Common Stock") of New Frontier Energy at the rate of $2.00 per share. The market value of the shares in the date the Company entered into the Agreement was $2.11 per share. The debenture is subordinated to payment of principal and interest to the Company's outstanding Convertible Debentures due July 22, 2007.

     The interest on the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of one Interest Share per $2.00 in interest due.

     The Debenture has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     The Company used the intrinsic value method to determine allocation to the embedded beneficial conversion feature. As such, $33,451 was credited to additional paid-in capital. The total allocation of $33,451 will be amortized over 19 months. Amortization expense during three months ended August 31, 2006 was $7,043, and is included in Debt issuance costs, non-cash in the accompanying financial statements.

     At August 31, 2006 the balance of the convertible debt is as follows:

           Convertible debt                             $ 608,194
           Less debt discount                             (26,408)
                                                        ---------
                                                        $ 581,786
                                                        =========

4.   CONVERTIBLE DEBENTURE
     ---------------------

     On July 22, 2005, the Company closed on the sale (the "Offering") to accredited investors of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of Common Stock, $0.001 par value common stock (the "Common Stock") of the Company at the rate of $1.20 per share, the market value of the shares at the date the Company entered into the Placement Agent Agreement described below (the "Debentures") and (ii) a three-year warrant to purchase 12,500 shares of New Frontier Energy Common Stock at an exercise price of $2.00 per share (the "Warrants").

     The Warrants were valued using the Black-Scholes option-pricing model based on the market price of the Common Stock at the commitment date. The Warrant valuation of $1,509,798 has been allocated to additional paid-in capital. After allocating value to the Warrants, the Company used the intrinsic value method to determine that all of the remaining proceeds should be allocated to the embedded beneficial conversion feature. As such, $1,509,798 was credited to additional paid-in capital. The total allocation of $1,778,156 will be amortized over 24 months. Amortization expense during six months ended August 31, 2006 was $447,826, and is included in Debt issuance costs, non-cash in the accompanying financial statements.

                Convertible debt                        $2,614,800
                Less debt discount                        (790,197)
                                                        -----------
                                                        $1,824,603
                                                        ==========

5.   STOCKHOLDERS' EQUITY
     --------------------

     Series A Convertible Preferred Stock
     ------------------------------------

     The Series A Preferred Stock was converted into 384,615 shares of Common Stock on March 1, 2006. Accrued dividends in the amount of $7,274 were converted to 11,191 shares of Common Stock in May 2006.

     During the six months ended August 31, 2005 the Company paid cash dividends on the Series A Preferred Stock in the amount of $23,548: Accrued dividends were $3,822 as of August 31, 2005.

     Series B Convertible Preferred Stock
     ------------------------------------

     Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock par value $0.001 (the "Series B Preferred"). The issue price of the Series B Preferred Stock is $100.00 per share. The Series B Preferred Stock ranks in pari passu with the Series A Preferred for payment of dividends, redemption and liquidation. Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing the issue price of the aggregate number of shares of Series B Preferred being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred pays a cumulative, preferential cash dividend equal to 12% of the $100 issue price per year and is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid

     During the six months ended August 31, 2006, holders of 597.25 shares of Series B Preferred Stock converted the shares into 91,885 shares of common stock in accordance with the terms of the Series B Preferred Stock. As of August 31, 2006, there were 30,060 shares of the Series B Preferred Stock issued and outstanding.

     The Company paid $8,742 in dividends and accrued $183,485 on the Series B Preferred Stock resulting in accrued dividends in the amount of $511,635 as of August 31, 2006.

     Stock Option Plan
     -----------------

     On May 13, 2005, the Company issued 10 year stock options aggregating 150,000 shares under the incentive stock option plan to its executive officers at an exercise price of $1.15. The Company's stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 93%, risk free interest rate of 4.2% and no dividend yield. The fair value for the options granted was approximately $1.02 per share.

          The Company has accounted for the stock options granted to employees and the director using the intrinsic value method. No stock-based employee compensation cost is reflected in the net loss, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss had the Company adopted the fair value based method of accounting for stock options (using the Black-Scholes pricing model) provided under SFAS No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation.

                                                           Six Months Ended
                                                              August 31,
                                                         2006           2005
                                                     -----------    -----------
     Net (loss) as reported                          $(1,584,735)   $(1,116,749)
     Preferred stock dividends
                                                        (188,948)      (215,156)
                                                     -----------    -----------
     Net (loss) attributable to common shareholders    (1773,683)    (1,331,905)
     Deduct:
       Total stock-based compensation
       determined under fair value based methods
       net of related tax effects
                                                              --       (152,591)
                                                     -----------    -----------
     Pro forma net (loss)                            $(1,773,683)   $(1,484,496)
                                                     ===========    ===========

     Earnings per share:

       Basic and diluted as reported                 $     (0.34)   $     (0.39)
                                                     ===========    ===========
       Basic and diluted pro forma                   $     (0.34)   $     (0.43)
                                                     ===========    ===========


     A summary of stock option activity is summarized in the following table:

                                                        August 31, 2006
                                                                   Weighted
                                                                   Average
                                                                   Exercise
                                                       Shares       Price
                                                   --------------------------
     Beginning of period                             588,000       $   0.88
       Granted                                            --       $  --
       Exercised                                     (10,000)      $   0.75
       Expired                                            --       $  --
                                                   ---------
     End of period                                   578,000       $   0.88
                                                   =========

     The following table summarizes information about fixed-price stock options at August 31, 2006:

                                                        August 31, 2006
                                                                   Weighted
                                                                   Average
                                                                   Exercise
                                                       Shares       Price
                                                   --------------------------
                  Beginning of period              7,327,794         $   1.55
                    Granted                               --         $   --
                    Exercised                     (1,225,153)        $   1.38
                    Expired                               --         $   --
                                                   ----------
                  End of period                    6,102,641         $   1.55
                                                   =========

                             Options and Warrants Outstanding
                                                    Weighted
                                                     Average
                          Range                    Remaining     Weighted
                           of           Number     Contractual    Average
                        Exercise       of Shares    Life in      Exercise
                         Price        Outstanding  Years Price
                  --------------------------------------------------------
                    $1.00 to $1.50     4,537,641     1.80        $   1.37
                    $1.51 to $2.75     1,565,000     2.39        $   2.05
                                     -----------
                                       6,102,641
                                     ===========

                        Options and Warrants Exercisable
                       Range                       Weighted
                         of           Number        Average
                      Exercise       of Shares     Exercise
                       Price        Exercisable      Price
                  ---------------------------------------------
                    $1.00 to $1.50     4,537,641   $  1.37
                    $1.51 to $2.75     1,565,000   $  2.05
                                     -----------
                                       6,102,641
                                     ===========


     In August 2006, the Board of Directors adopted an incentive stock option plan reserving 3,000,000 shares of the Company's $0.001 par value common stock for issuance pursuant to the plan. The plan requires submission to the shareholders for ratification; and accordingly, no options have been granted under the plan.

6.   RELATED PARTIES
     ---------------

     The Company paid $16,000 and $9,000 during the six months ended August 31, 2006 and 2005, respectively, in connection with an office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood"), a Colorado limited liability company and an affiliate of the Company's president. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of New Frontier owns 50% of Spotswood.

     The Company paid a corporation controlled by one of the directors $26,000 and $18,000 for geological consulting during the six months ended August 31, 2006 and 2005 respectively and accrued $3,000 in consulting fees during the six months ended August 31, 2006.

     SDG accrued management fees, to an entity partially controlled by the president in the amount of $11,488 during the six months ended August 31, 2006. SDG has an account payable to that entity of $24,550.

7.   BUSINESS SEGMENT INFORMATION
     ----------------------------

     The Company operates in two business segments: oil and gas exploration and gas gathering. Operating results and other financial data for the six months ended August 31, 2006 and 2005, are presented for the principal business segments as follows:

     August 31, 2006
       Revenues                                   $    92,902    $    36,474    $   129,376
       Loss before taxes                          $(1,536,788)   $   (59,018)   $(1,595,806)
       Total assets                               $ 5,526,143    $ 2,572,300    $ 8,098,443
       Property additions                         $   783,237    $        --    $   783,237
       Interest expense                           $   (37,695)   $        --    $   (37,695)
       Debt issuance costs, non-cash              $  (454,869)   $        --    $  (454,869)
       Depreciation, depletion and amortization   $    98,615    $    73,246    $   171,861

     August 31, 2005
       Revenues                                   $    41,572    $     1,324    $    42,896
       Loss before taxes                          $(1,108,284)   $   (12,227)   $(1,120,511)
       Total assets                               $ 5,961,302    $ 2,474,682    $ 8,435,984
       Property additions                         $   951,491    $ 2,469,378    $ 3,420,869
       Interest expense                           $   (30,311)   $        --    $   (30,311)
       Debt issuance costs, non-cash              $   (52,158)   $        --    $   (52,158)
       Depreciation, depletion and amortization   $    16,850    $    10,300    $    27,150


8.   SUBSEQUENT EVENT

     Subsequent to August 31, 2006, the Company issued 100,000 shares of its common stock for the conversion of 650 shares of Series B Preferred Stock.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS



                    Indemnification of Directors and Officers

     Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with this registration:

     SEC Registration Fees                                  $2,693 (1)
     Printing and Engraving Fees (2)                        $ 1,000
     Accounting Fees and Expenses(3)                        $ 5,000
     Legal Fees and Expenses (2)                            $20,000
     Transfer Agent Fees and Expenses (2)                   $ 1,000
     Fees and expenses for Qualification under
        State Securities Laws (2)                           $   500

                                                            $ 1,000
                                                            -------
     Total (2)                                              $30,054
                                                            =======



     (1) $1,553.87 of the registration fee has been previously paid with SEC File No. 333-123097 and $1,138.27 was previously paid with SEC File No. 333 - 128603.
     (2) We have estimated these amounts.

                     RECENT SALES OF UNREGISTERED SECURITIES

     The following information describes securities sold by New Frontier Energy, Inc. within the past three years without registration under the Securities Act:

     In March 2004, we accepted a subscription from two individuals to purchase 100,000 shares of preferred stock in a private placement. The subscription was temporarily structured as a loan pending finalization and filing of the necessary documents with the Secretary of State to authorize the preferred stock. Subsequently the individuals agreed to (i) purchase 50,000 shares of our Series A Convertible Preferred Stock for proceeds of $250,000 and issued a warrant to purchase 6,250 shares of the Company's Common Stock and (ii) enter into the Loan for $250,000 on August 30, 2004. The Company relied on the exemption provided by Rule 506 of Regulation D. No form of public advertising was used in connection with the offering. Each of the investors executed a subscription agreement confirming his or her status as an accredited investor under Rule 501, and that such individual had sufficient knowledge and experience to be able to evaluate the merits and risks of the offering. Also, each of the Company's stock certificates will be restricted from transfer under applicable provisions of the Securities Act and legends will be put on the certificates to reflect that fact.

     On August 30, 2004, we entered into a loan with a shareholder pursuant to which the Company borrowed $250,000 (the "Loan"). The Loan is evidenced by a promissory note (the "Note") dated August 30, 2004 issued by the Company. Interest on the principal amount of the Note accrues at a rate of 18% per annum and is payable monthly commencing on October 1, 2004. The principal amount of the Note and any accrued and unpaid interest is due and payable upon the earlier of (i) receipt of $2,000,000 in equity financing or (ii) August 31, 2005. The Company may prepay the Note in whole or in part at any time without penalty. The Note was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

     On December 23, 2004, we held a closing on the sale (the "Offering") to accredited investors of an aggregate of 60 Units. Each Unit consists of: (i) $13,000 of Series B Preferred Stock, convertible into 20,000 shares of the Company's Common Stock at a price of $0.65 per share; and (ii) a three-year warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.50 per share. The Company received $683,070 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On January 31, 2005, the Company held an additional closing on the sale of
23.5 Units for gross proceeds of $305,500. The Company received $268,840 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On February 28, 2005, we held an additional closing on the sale to accredited investors of an aggregate of 164 Units at a purchase price of $13,000 per Unit for gross proceeds of $2,132,500. The Company received $1,891,361 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

     On May 13, 2005, the Company granted Paul G. Laird and Les Bates each 75,000 stock options which are exercisable at a price of $1.15, the closing price of the Corporation's common stock on the date of grant. The stock options granted to Mr. Laird and Mr. Bates expire on May 13, 2015. The options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On May 19, 2005, the Company granted Paul G. Laird and Les Bates each 100,000 shares of the restricted stock award.

     On July 5, 2005, the Company issued a 3 year warrant to acquire 75,000 shares of the Company's common stock at $1.50 per share to a consultant. The warrant was issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On July 11, 2005, the Company issued a corporation controlled by Grant Gaeth, a director of the Company 3,750 shares of Common Stock value at a price of $1.20 per share for geologic consulting services. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On July 22, 2005, the Company held a closing on the sale to accredited investors of an aggregate of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of the $0.001 par value common stock (the "Common Stock") of New Frontier Energy at the rate of $1.20 per share (the "Debentures"), and (ii) a three-year warrant to purchase 12,500 shares of Common Stock of New Frontier Energy at an exercise price of $2.00 per share (the "Warrants").

     The interest for the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due. The Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's common stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.

     On July 25, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 184,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold (the "Placement Agent Shares"). Further, Westminster or its designees received warrants (the "Placement Agent Warrants") to purchase 10% of (i) the number of Common Stock shares underlying the Debentures sold (assuming the initial conversion price of $1.20) and (ii) the number of Common Stock shares underlying the Warrants issued (assuming the initial exercise price of $2.00).

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

     Effective October 7, 2005, the Company issued 3,073 shares of the Company's common stock to a consultant for accrued fees in the amount of $6,147. The Company also issued 2,250 shares of the Company's common stock to a company controlled by a director for accrued fees in the amount of $4,500. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     Effective February 28, 2006, the Company issued 4,429 shares of the Company's $0.001 par value common stock at a weighted average price of $2.39 per share to a consultant for accrued fees in the amount of $10,596 for geophysical consulting for the months of October, November and December 2005. Effective February 28, 2006, the Company issued warrants representing 200,000 shares of the Company's Common Stock at $2.00 per share to a shareholder in settlement of a contractual dispute. The warrants issued to this shareholder expire on February 28, 2010. On February 22, 2006, the Company issued warrants representing 100,000 shares of the Company's Common Stock at $2.75 per share to a financial public relations firm in connection with their engagement. The warrants issued to the financial public relations firm expire on February 22, 2009.

     The shares were issued in reliance of exemptions from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     Effective May 10, 2006, the Company entered into a Purchase and Sale Agreement (the "Acquisition") with Natural Resource Group Gathering, LLC, whereby the Company increased its investment in SDG by acquiring an additional
12.16 Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194 (the "SDG Debenture"). The SDG Debenture bears interest at a rate of 2.5% per annum and is due January 1, 2008. The Debenture is convertible into common shares at a conversion price of $2.00 per share. Following the acquisition of the 12.16 Class A limited partnership interests the Company owns 82.76% of the Class A limited partnership interests in SDG. The Company will receive 74.487% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter. Paul Laird, our President and Chief Executive Officer is a manager of Natural Gas Gathering Group, LLC, the general partner of SDG. The Debenture was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

     Effective October 30, 2006, the Company issued a convertible promissory note in the principal amount of $600,000 (the "Note") to Aviel Faliks (the "Holder"). The Note bears interest at a rate of 12.5% per annum, which interest is payable on June 30 and December 31 of each year in the form of cash or $0.001 par value common stock ("Common Stock") of the Company at the option of the Holder. If the Holder chooses to be paid interest in the form of Common Stock, the Common Stock shall be valued at the average of the closing bid and ask prices of the Common Stock for the thirty (30) trading days immediately preceding the respective interest payment date. The Note is due on the earlier of (i) the date upon which the Company shall have closed on a privately placed debt or equity financing with gross proceeds of at least ten Million Dollars ($10,000,000.00), or (ii) December 31, 2007. The Note is subordinated in right of payment to the Company's 2.5% Convertible Debentures due July 22, 2007 and the 2.5% Convertible Debenture due January 1, 2008.


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     The Holder has the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole units of the Company's $0.001 par value Series C Preferred Convertible Stock ("Series C Preferred") the Company intends to offer in the future. The definitive terms and conditions of the Series C Preferred have yet to be finalized.

     On November 10, 2006, New Frontier Energy, Inc. (the "Company") granted Paul G. Laird 1,250,000 options ("Stock Options") to acquire shares of the Company's $0.001 par value common stock ("Common Stock") which are exercisable at a price of $1.25. The Stock Options vest at a rate of 156,250 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Stock Options expire on November 30, 2014. The options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On November 10, 2006, the Company granted Les Bates 1,000,000 options ("Bates Stock Options") to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Bates Stock Options vest at a rate of 125,000 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Bates Stock Options expire on November 30, 2014. The Bates Stock Options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On November 10, 2006, the Company granted Grant Gaeth 500,000 options ("Gaeth Stock Options") to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Gaeth Stock Options vest at a rate of 62,500 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Gaeth Stock Options expire on November 30, 2014. The Gaeth Stock Options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On November 10, 2006, the Company granted certain employees and agents of the Company an aggregate of 1,200,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. These stock options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2014. These stock options were granted in reliance of exemptions from registration under
Section 4(2) of the Securities Act.

     On December 1, 2006, New Frontier Energy, Inc. (the "Company") held a closing on the sale (the "Offering") to accredited investors of an aggregate of 200 investment units (the "Units") at a purchase price of $50,000 per Unit for gross proceeds of $10,000,000. Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price"); (ii) a three-year warrant to purchase 47,319 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants"). The Units were offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.





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                                    EXHIBITS


     Exhibit Number     Description
     --------------     -----------------------------------------------------
          3.1           Articles of Incorporation(1)

          3.2           Bylaws (2)

          5.1           Opinion and consent of Schlueter & Associates, P.C.
                        as to legality of securities being registered (3)

          23.1          Consent of Stark Winter Schenkein & Co., LLP

          23.2          Consent of Schlueter & Associates, P.C. (included in
                        Exhibit 5.1)




(1) Filed as an Exhibit to its Registration Statement on Form SB-2 dated July 3, 2003 (SEC File. No. 333-106832) and incorporated herein by reference.
(2) Filed as an Exhibit to its Registration Statement on Form SB-2 dated March 2, 2005 (SEC File. No. 333-123097) and incorporated herein by reference.
(3) Filed as Exhibit 3.1 to its 8-K dated November 17, 2005 (SEC File. No. 000-50472) and incorporated herein by reference. reference and as an exhibit to its Registration Statement on Form SB-2 dated September 26, 2006 (SEC File. No. 333-128603) and incorporated herein by reference.



                                  UNDERTAKINGS

     With regard to the securities of the registrant being registered pursuant to Rule 415 under the Securities Act the registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any additional or changed material information on the plan of distribution.


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     (2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.













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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the city of Littleton, Colorado, on December 4, 2006.

                                     NEW FRONTIER ENERGY, INC.

                                     By:  /s/ Paul G. Laird
                                          --------------------------------------
                                          Paul G. Laird, President

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 4, 2006               /s/ Paul G. Laird
                                     -------------------------------------------
                                     Paul G. Laird, President, CEO and Director


Date: December 4, 2006               /s/ Les Bates
                                     -------------------------------------------
                                     Les Bates, Secretary/Treasurer,
                                     Principal Accounting & Financial Officer
                                     and Director


Date: December 4, 2006               /s/ Grant I. Gaeth
                                     -------------------------------------------
                                     Grant I. Gaeth, Director








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